                                                                    Exhibit 10.2
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                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

               Up to $366,300,000 Principal Amount at Maturity of

             10% Senior Secured Discount Convertible Notes due 2009


                           ---------------------------

                             NOTE PURCHASE AGREEMENT


                           ---------------------------


                          Dated as of December 21, 2002

================================================================================

                                TABLE OF CONTENTS

1.    DEFINITIONS.................................................................................................1

2.    PURCHASE AND SALE OF THE NOTES; CLOSING....................................................................19

3.    INTEREST AND REPAYMENT.....................................................................................20
      3.1.     Interest on the Notes.............................................................................20
      3.2.     Interest after Maturity...........................................................................20
      3.3.     Payments and Computations.........................................................................20
      3.4.     Payment at Maturity or Upon Conversion............................................................21

4.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XM...........................................................21
      4.1.     Incorporation, Standing, etc......................................................................21
      4.2.     Subsidiaries......................................................................................21
      4.3.     SEC Reports.......................................................................................22
      4.4.     Qualification.....................................................................................22
      4.5.     Authorization of Agreement and Notes..............................................................22
      4.6.     Absence of Defaults and Conflicts.................................................................23
      4.7.     Absence of Proceedings............................................................................23
      4.8.     Possession of Licenses and Permits................................................................23
      4.9.     No Violations of Laws.............................................................................24
      4.10.    Internal Accounting Controls......................................................................24
      4.11.    Tax Returns and Payments..........................................................................24
      4.12.    Indebtedness......................................................................................24
      4.13.    Title to Properties; Liens........................................................................24
      4.14.    Patents, Trademarks, Authorizations, etc..........................................................24
      4.15.    Governmental Consents.............................................................................25
      4.16.    Restrictions......................................................................................25
      4.17.    Capitalization....................................................................................25
      4.18.    Seniority of Notes................................................................................25
      4.19.    Material Events...................................................................................25
      4.20.    Financial Statements..............................................................................26
      4.21.    No Undisclosed Fees...............................................................................26
      4.22.    No Transactions with Affiliates...................................................................26
      4.23.    Registration Rights...............................................................................27
      4.24.    Private Placement.................................................................................27
      4.25.    Acknowledgement Regarding Investors' Purchases of Notes...........................................27

5.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................................................27
      5.1.     Risks of Investment...............................................................................27
      5.2.     Investment Experience.............................................................................27
      5.3.     Ability to Bear Risk..............................................................................28
      5.4.     Receipt and Review of Documentation...............................................................28
      5.5.     Acquisition for Own Account.......................................................................28
      5.6.     No Public Market; Rule 144........................................................................28
      5.7.     Organization, Good Standing, Corporate Authority..................................................28
      5.8.     Due Authorization.................................................................................28
      5.9.     Qualified Institutional Buyer, Accredited Investor................................................29
      5.10.    Acknowledgement Regarding Investors' Purchases of Notes...........................................29

      5.11     No Net Short Positions............................................................................29

6.    RESTRICTIONS ON TRANSFER...................................................................................29

7.    COVENANTS..................................................................................................30
      7.1.     Payment of Notes and Maintenance of Office........................................................30
      7.2.     Reports...........................................................................................30
      7.3.     Taxes.............................................................................................30
      7.4.     Stay, Extension and Usury Laws....................................................................30
      7.5      Restricted Payments...............................................................................31
      7.6.     Dividend and Other Payment Restrictions Affecting Material Subsidiaries...........................32
      7.7.     Incurrence of Indebtedness and Issuance of Preferred Stock........................................33
      7.8.     Asset Sales.......................................................................................35
      7.9.     Transactions with Affiliates......................................................................37
      7.10.    Liens.............................................................................................38
      7.11.    Corporate Existence...............................................................................38
      7.12.    Offer to Repurchase Upon Change of Control........................................................38
      7.13.    Limitation on Sale and Leaseback Transactions.....................................................39
      7.14.    Limitation on Issuances and Sales of Equity Interests of Material Subsidiaries....................39
      7.15.    Insurance.........................................................................................40
      7.16.    Merger, Consolidation, or Sale of Assets..........................................................41
      7.17.    Certain Trading Limitations.......................................................................41
      7.18     Payments for Consent..............................................................................42
      7.19.    Hart-Scott-Rodino.................................................................................42
      7.20.    Voting Agreement..................................................................................42
      7.21.    Pledges of Securities.............................................................................42
      7.22.    Securities Law Disclosure; Publicity..............................................................43
      7.23.    Reimbursement.....................................................................................43
      7.24.    Avoidance of Conflicts............................................................................43

8.    DEFAULTS AND REMEDIES......................................................................................43
      8.1.     Events of Default.................................................................................43
      8.2.     Acceleration......................................................................................45
      8.3.     Other Remedies....................................................................................45
      8.4.     Waiver of Past Defaults...........................................................................46
      8.5.     Control by Majority...............................................................................46
      8.6.     Rights of Holders of Notes to Receive Payment.....................................................46

9.    CONVERSION PROVISIONS......................................................................................46
      9.1.     Conversion at Option of Holders...................................................................46
      9.2.     Conversion at Option of Obligors..................................................................47
      9.3.     Issuance of Certificates..........................................................................47
      9.4.     No Fractional Shares..............................................................................48
      9.5.     Merger of Holdings................................................................................48
      9.6.     Reclassification of Class A Common Stock..........................................................48
      9.7.     Reservation of Class A Common Stock...............................................................49
      9.8.     Taxes.............................................................................................49
      9.9.     No Rights or Liabilities as Stockholders..........................................................50
      9.10.    Limitation on Conversion..........................................................................50

10.   REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES...........................................................50

      10.1.    Note Register.....................................................................................50
      10.2.    Transfer and Conversion of Notes..................................................................50
      10.3.    Replacement of Notes..............................................................................51

11.   GUARANTEES.................................................................................................51
      11.1.    Execution and Delivery of Agreement Guarantees....................................................51
      11.2.    Subsidiary Guarantors may Consolidate, Etc. on Certain Terms......................................52
      11.3.    Releases Following Sale of Assets.................................................................52
      11.4.    Application of Certain Terms and Provisions to Holdings and the Subsidiary Guarantors.............52

12.   SECURITY AGREEMENTS........................................................................................53
      12.1. Security Agreements..................................................................................53
      12.2. Release of Collateral................................................................................53

13.   CONDITIONS TO CLOSING......................................................................................53
      13.1     Conditions to Obligations of the Investors........................................................53
      13.2     Conditions to the Obligations of the Obligors.....................................................55
      13.3     Investment Election in Absence of Closing.........................................................55

14.   EXPENSES ..................................................................................................56

15.   SURVIVAL ..................................................................................................56

16.   AMENDMENTS AND WAIVERS.....................................................................................56

17.   NOTICES ...................................................................................................57

18.   EXECUTION IN COUNTERPARTS..................................................................................57

19.   BINDING EFFECT.............................................................................................58

20.   GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER..........................................................58

21.   MISCELLANEOUS..............................................................................................58
      21.1.    Severability......................................................................................58
      21.2.    No Waiver.........................................................................................58
      21.3.    Further Assurances................................................................................58
      21.4.    Construction......................................................................................59

Exhibit A        Form of Note
Exhibit B        Form of Security Agreement
Exhibit C        Form of Amended and Restated Security Agreement
Exhibit D        Form of Noteholders Agreement
Exhibit E        Form of Registration Rights Agreement
Exhibit F        Form of Agreement Guarantee
Exhibit G        Form of Voting Agreement

                             NOTE PURCHASE AGREEMENT

               NOTE PURCHASE AGREEMENT, dated as of December 21, 2002, by and among XM SATELLITE RADIO INC., a Delaware corporation (the "Company"), XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation and the sole stockholder of the Company ("Holdings" and, together with the Company, the "Obligors"), and each of the investors set forth on the signature pages hereto (each, an "Investor," and collectively, the "Investors," and together with the Company and Holdings, the "Parties," and each, a "Party").

                                   WITNESSETH

               WHEREAS, the Obligors are engaged in the development of a satellite digital audio radio service in the United States;

               WHEREAS, the Obligors require significant incremental capital to fund their operations and are in the process of attempting to restructure certain of their obligations under their outstanding securities and other contractual obligations;

               WHEREAS, the Obligors desire to consummate a financing of newly invested funds by issuing the Obligors' 10% Senior Secured Discount Convertible Notes due 2009, substantially in the form attached hereto as Exhibit A;

               WHEREAS, as an inducement to the Investors to purchase the Notes, the Obligors hereby agree that (a) each of the Obligors will enter into the General Security Agreement, substantially in the form attached hereto as Exhibit B, (b) the Company will enter into the FCC License Subsidiary Pledge Agreement, substantially in the form attached hereto as Exhibit C, (c) Holdings will enter into the Noteholders Agreement, substantially in the form attached hereto as Exhibit D, (d) Holdings will enter into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E, and (e) the Company will cause its subsidiary XM Equipment Leasing LLC to enter into, on the Closing Date referred to below, such General Security Agreement and an Agreement Guarantee, substantially in the form attached hereto as Exhibit F, and will cause certain other subsidiaries to enter into similar agreements in the circumstances described herein;

               WHEREAS, on the terms and subject to the conditions set forth herein, each of the Investors is willing to purchase Notes for the aggregate purchase price set forth next to its name on Attachment 1; and

               WHEREAS, the Parties desire to set forth the terms and conditions of and to provide for the issuance by the Obligors of the Notes described herein.

               NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       DEFINITIONS

               The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

               "Accredited Investor" has the meaning set forth in Rule 501(a) under the Securities Act.

               "Accreted Value" means (1) as of any date prior to January 1, 2006, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the Initial Value and (b) the portion of the excess of such $1,000 principal amount over the Initial Value which shall have accreted through such date, such amount to be so accreted on a daily basis and compounded semi-annually each June 30 and December 31 at the rate of 10% per annum from the Closing Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and (2) as of any date on or after January 1, 2006, the principal amount of each Note.

               "Acquired Debt" means, with respect to any specified Person, (x) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in each case, such Indebtedness or Lien, as applicable, is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

               "Additional Interest" means interest, if any, accruing on the Notes pursuant to Section 2.2 of the Registration Rights Agreement.

               "Adjusted Consolidated Operating Cash Flow" means, with respect to an Obligor, the Consolidated Operating Cash Flow of such Obligor for the latest four fiscal quarters for which consolidated financial statements of such Obligor are available, taken as a whole. For purposes of calculating Consolidated Operating Cash Flow for any four fiscal quarter period for purposes of this definition, all Subsidiaries of an Obligor on the date of the transaction giving rise to the need to calculate Adjusted Consolidated Operating Cash Flow (the "Transaction Date") shall be deemed to have been Subsidiaries of such Obligor at all times during such four fiscal quarter period. In addition, for purposes of calculating Adjusted Consolidated Operating Cash Flow:

               (1) acquisitions that have been made by the specified Obligor or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted Consolidated Operating Cash Flow for such reference period shall be calculated on a pro forma basis; and

               (2) the Consolidated Operating Cash Flow attributable to discontinued operations of such Obligor or its Subsidiaries, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

               "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

               "Affiliate Transaction" has the meaning set forth in Section 7.9 of this Agreement.

               "Agreement" means this Note Purchase Agreement (including any Schedules and Exhibits hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

               "Agreements and Instruments" have the meaning specified in
Section 4.6 of this Agreement.

               "Agreement Guarantee" means (1) the Guarantee, dated as of the Closing Date, entered into by XM Leasing Subsidiary in favor of the Holders and
(2) any other Guarantee entered into by a Subsidiary Guarantor in favor of the Holders pursuant to the terms of Section 11.1 hereof.

               "Asset Sale" means:

               (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of an Obligor and its Subsidiaries taken as a whole will be governed by the provisions of Sections 7.12 and 7.16(a) hereof and not by the provisions of Section 7.8 hereof; and

               (2) the issuance or sale of new Equity Interests, or the sale or other disposition of outstanding Equity Interests, of an Obligor's Subsidiary.

               Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

               (1) any single transaction or series of related transactions that involves assets having a fair market value or that involve net proceeds of less than $1,000,000;

               (2) a transfer of assets between or among either Obligor and any of its Wholly Owned Subsidiaries,

               (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to an Obligor or to another Wholly Owned Subsidiary;

               (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

               (5)    the sale or other disposition of cash or Cash Equivalents;

               (6) a Restricted Payment or Permitted Investment that is permitted by Section 7.5 hereof;

               (7)    any Qualified Sale and Leaseback Transaction; and

               (8) the sale by XM Building Subsidiary of its real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

               "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

               "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have corresponding meanings.

               "Board of Directors" means:

               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

               "Board Resolution" means, with respect to an Obligor, a resolution duly adopted by the Board of Directors of such Obligor or a committee of the Board of Directors in the case of Holdings, certified by the Secretary or an Assistant Secretary of such Obligor to have been duly adopted and to be in full force and effect on the date of such certification.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

               "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

               "Capital Stock" means:

               (1)    in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Cash Equivalents" means:

               (1)    United States dollars;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

               (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

               (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

               "Change of Control" means the occurrence of any of the following:

               (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of an Obligor and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

               (2) the adoption of a plan relating to the liquidation or dissolution of an Obligor (other than a liquidation or dissolution of the Company into Holdings);

               (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person", other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company, measured by voting power rather than number of shares;

               (4) the first day on which a majority of the members of the Board of Directors of an Obligor are not Continuing Directors;

               (5) an Obligor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, an Obligor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Obligor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of an Obligor outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

               (6) the first day on which the Company ceases to be a Wholly Owned Subsidiary of Holdings.

               Notwithstanding the foregoing, neither the Concurrent Financing Transactions nor a Parent Company Merger shall constitute a "Change of Control".

               "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Holdings.

               "Closing" means the consummation of the transactions contemplated by this Agreement, including the sale and purchase of the Notes.

               "Closing Date" means the date of the Closing.

               "Collateral" means (1) the Collateral (as defined in the General Security Agreement), and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

               "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

               "Company" means XM Satellite Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

               "Concurrent Financing Transactions" means (1) the issuance to General Motors Corporation or Affiliates thereof ("GM") of the Obligors' Series GM Senior Secured Convertible Notes due 2009 (the "GM Notes") in the principal amount of $89,042,387 in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under the Company's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Notes and the payment of up to $35,000,000 in subscriber bounty payments in the form of Class A Common Stock, (3) the issuance of the Company's 14% Senior Secured Discount Notes due 2009, warrants to purchase Class A Common Stock (the "Exchange Warrants") and cash in exchange for some or all of the Company's outstanding 14% Senior Secured Notes due 2010 (the "Existing Notes"), (4) the Obligors' entering into a $100,000,000 Senior Secured Credit Facility with GM (the "GM Credit Facility") to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owed to GM, (5) the issuance of a warrant to GM to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant"), (6) the issuance and sale on or before the Closing Date, to the extent determined to be desirable by Holdings or after the Closing Date to the extent contemplated by the letter agreement between Holdings and the BayStar Group, of Class A Common Stock, with or without warrants to purchase Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to a registration statement under the Securities Act, all of which transactions shall be on terms substantially as previously disclosed to the Investors or otherwise on terms reasonably satisfactory to the Majority Holders, including the proposed sale of 5,555,556 shares of Class A Common Stock to U.S. Trust Company (the "US Trust Purchase") and warrants to purchase 900,000 shares of Class A Common Stock, and (7) execution, delivery and performance of all agreements, documents and instruments, including the Noteholders Agreement and Registration Rights Agreement, in substantially the form previously provided to the Investors, evidencing the transactions described in clauses (1) through (6) of this definition and arrangements contemplated thereby.

               "Concurrent Financing Transactions Issuances" means the issuances or potential issuances of: (a) Class A Common Stock upon conversion of the GM Notes and the Notes; (b) the GM Warrant and Class A Common Stock upon exercise thereof; (c) the Exchange Warrants and Class A Common Stock upon exercise thereof; (d) Class A Common Stock as payment of interest on the GM Notes in accordance with the terms thereof; (e) Class A Common Stock as payment of interest under the GM Credit Facility in accordance with the terms thereof; (f) Class A Common Stock pursuant to the Distribution Agreement in accordance with the terms thereof, and (g) Class A Common Stock and warrants issued and sold as contemplated by clause (6) of the definition of Concurrent Financing Transactions, including the US Trust Purchase and including Class A Common Stock upon exercise of such warrants.

               "Consolidated Net Income" means, with respect to an Obligor for any period, the aggregate of the Net Income of such Obligor and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

               (1) the Net Income (but not loss) of an Obligor's Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Obligor or a Subsidiary thereof;

               (2) the Net Income of an Obligor's Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

               (3) the Net Income of an Obligor's Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

               (4) the cumulative effect of a change in accounting principles shall be excluded.

               "Consolidated Net Worth" means, with respect to a specified Person as of any date, the sum of:

               (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

               (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

               "Consolidated Operating Cash Flow" means, with respect to an Obligor for any period, the Consolidated Net Income of such Obligor for such period, plus:

               (1) an amount equal to any extraordinary loss plus any net loss realized by such Obligor or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

               (2) any provision for taxes based on income or profits of such Obligor and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

               (3) consolidated interest expense of such Obligor and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

               (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Obligor and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

               (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

               Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of an Obligor shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow of such Obligor only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to such Obligor by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

               "Continuing Directors" means, with respect to an Obligor as of any date of determination, any member of the Board of Directors of such Obligor who:

               (1) was a member of such Board of Directors on the date hereof; or

               (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               "Conversion" means the conversion of all or a portion of the Accreted Value of a Note, together with accrued but unpaid premium and interest thereon, into shares of Class A Common Stock in accordance with the provisions of Section 9 of this Agreement.

               "Conversion Price" means $3.18 per share of Class A Common Stock.

               "Conversion Stock" means the shares of Class A Common Stock that may be issued upon any Conversion, in accordance with the provisions of Section 9 of this Agreement.

               "Core XM Radio Assets" means XM Radio Assets reasonably necessary to operate the XM Radio Business.

               "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the beginning of the first fiscal quarter following the date hereof and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of Holdings is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

               "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 1, 2010. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.5 of this Agreement.

               "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Act Filings" has the meaning set forth in Section 4.3 of this Agreement.

               "Existing Indebtedness" means Indebtedness of an Obligor and its Subsidiaries in existence on the date hereof, including the Indebtedness incurred or to be incurred pursuant to the Concurrent Financing Transactions, until such amounts are repaid.

               "Fair Market Value" means, with respect to the Class A Common Stock, the average, calculated to two decimal places, of the weighted average daily trading prices of such stock over the ten Trading Day period ending on the Trading Day prior to calculation thereof as reported on Bloomberg. If at any time the Class A Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the Fair Market Value of the Class A Common Stock shall be the fair value thereof as determined by the Board of Directors of Holdings in good faith.

               "FCC License Subsidiary" means XM Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company.

               "FCC License Subsidiary Pledge Agreement" means the agreement, dated as of the Closing Date, among the Company, the Collateral Agent and the other parties thereto, providing for the pledge of the stock of the FCC License Subsidiary as security for the Notes and certain other indebtedness.

               "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

               "General Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

               "General Security Agreement" means the agreement, dated as of the Closing Date, among the Obligors, XM Leasing Subsidiary, the Collateral Agent and the Subsidiary Guarantors from time to time, providing for a grant of security interest in certain assets of the Company as security for the Notes and certain other indebtedness.

               "Governmental Approval" means the authorization, consent, approval, license, ruling, permit, certification, exemption, filing or registration by or with a Governmental Entity required by applicable requirements of law to be obtained or held in connection herewith or with the Concurrent Financing Transactions.

               "Governmental Entity" means any international body or any nation or government, any state of political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

               "Governmental Licenses" has the meaning set forth in Section 4.8 of this Agreement.

               "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

               "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

               (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

               "Holder" means a Person in whose name a Note is registered.

               "Holdings" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

               "Hughes Repeater Contract" means the Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and between the Company and Hughes Electronics Corporation, dated February 14, 2000 as amended from time to time provided that such amendments, taken as a whole, shall not be materially adverse to the Company.

               "Hughes Repeater Escrow Agreement" means the agreement between the Company and Hughes Electronics Corporation, dated as of March 2, 2000, providing for the escrow of funds payable under the Hughes Repeater Contract.

               "Hughes Satellite Agreement" means the Satellite Purchase Agreement between the Company and Hughes Space and Communications Inc., dated July 21, 1999, as in effect on the date hereof and as it may be amended from time to time in any respect other than with respect to the terms or scope of the security interest granted by the Company thereunder.

               "incur" has the meaning set forth in Section 7.7 hereof.

               "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

               (1)    borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3)    banker's acceptances;

               (4)    representing Capital Lease Obligations;

               (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

               (6)    representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" shall include (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person and
(c) all Attributable Debt of such Person. The amount of any Indebtedness outstanding as of any date shall be:

               (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "Indenture" means the Indenture, dated as of the Closing Date, among the Company, each of the Guarantors named therein, and The Bank of New York, as Trustee, as amended or supplemented from time to time.

               "Initial Value" means, with respect to a given principal amount at maturity of the Notes, an amount equal to the discounted value of such principal amount using a discount rate of 10% per annum and interest periods of six months (or shorter for the interest period beginning on the Closing Date) and calculated for the period back from 11:59 p.m. on December 31, 2005 to the Closing Date.

               "Intercreditor Agreements" means the General Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement.

               "Interest Payment Date" means June 30 and December 31 of each year, commencing June 30, 2006, provided that (i) if any Additional Interest shall accrue prior to January 1, 2006, then the initial Interest Payment Date shall occur on the June 30 or December 31 next following the date on which such accrual begins, and (ii) if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred and interest will be payable through the next Business Day.

               "Interest Rate" means a rate equal to (i) for the period from the Closing Date through December 31, 2005, the rate of Additional Interest, if any, accruing from time to time and (ii) from January 1, 2006 through the date on which the Notes are paid in full, the rate of 10% per annum plus the rate of Additional Interest, if any, accruing from time to time.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

               "Investments" means, with respect to an Obligor, all direct or indirect investments by such Obligor in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by an Obligor or any Subsidiary of such Obligor of a Person that holds an Investment in a third Person shall be deemed to be an Investment by such Obligor in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in the final paragraph of Section 7.5 hereof.

               "Investor" has the meaning set forth in the recitals to this Agreement.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

               "Majority Holders" means (1) as of any time prior to the Closing, Investors that have agreed to purchase a majority in Initial Value of the Notes at the Closing as set forth in Attachment 1 and (2) at any time after the Closing, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes.

               "material" means individually or in the aggregate (i) material in relation to the business, operations, affairs, assets, liabilities, financial condition, or properties of Holdings and its Subsidiaries taken as a whole or
(ii) having a value or worth, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), in excess of $10,000,000, provided, however, that any individual breaches or violations having a value or worth below $100,000, shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

               "Material Subsidiary" means, with respect to an Obligor, a Subsidiary of such Obligor (1) the business, operations, affairs, assets, liabilities, financial condition, or properties of which are material to the business, operations, affairs, assets, liabilities, financial condition, or properties of the Obligors and their Subsidiaries taken as a whole, (2) owning assets having an aggregate book value greater than $10,000,000 or (3) that has been designated by the Board of Directors as a Material Subsidiary. Notwithstanding the foregoing, "Material Subsidiary" shall not include the Subsidiary contemplated by clause (10) of the definition of "Permitted Investments" herein.

               "Material Adverse Effect" means individually or in the aggregate
(i) a material adverse effect on the business, operations, affairs, assets, liabilities, financial condition or properties of Holdings and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform their respective obligations under this Agreement or any of the Transaction Documents, or (iii) an economic cost or liability, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), to Holdings or any of its Subsidiaries in excess of $10,000,000, in each case other than continued deferrals of vendor payments; provided, however, that any individual breaches or violations having an economic cost or resulting in a liability below $100,000 shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

               "Maturity Date" means December 31, 2009.

               "Net Income" means, with respect to an Obligor or a Subsidiary of an Obligor, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

               (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

               "Net Proceeds" means the aggregate cash proceeds received by an Obligor or any of its Material Subsidiaries in respect of any Asset Sale or other transaction (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or other transaction, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or other transaction and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

               "Notes" means the Obligors' 10% Senior Secured Discount Convertible Notes due 2009, including any additional such notes paid as interest thereon.

               "Noteholders Agreement" means the Second Amended and Restated Shareholders and Noteholders Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "Obligors" means Holdings and the Company.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

               "Parent Company Merger" means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company, provided that the holders of Voting Stock of Holdings immediately prior to such transaction own substantially all of the Voting Stock of the surviving entity immediately after such transaction, or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Holdings or of Holdings to the Company.

               "Pari Passu Indebtedness" means, with respect to an Obligor, Indebtedness of such Obligor that is pari passu in right of payment to the Notes.

               "Permitted Business" means any of the lines of business conducted by an Obligor and its Subsidiaries on the date hereof and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including in connection with such Obligor's existing and future technology, trademarks and patents.

               "Permitted Investments" means:

               (1)    any Investment in a Wholly Owned Subsidiary of Holdings;

               (2)    any Investment in Cash Equivalents;

               (3) any Investment by an Obligor or any Subsidiary of an Obligor in a Person, if as a result of such Investment:

                      (a) such Person becomes a Wholly Owned Subsidiary of such Obligor; or

                      (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, such Obligor or a Wholly Owned Subsidiary of such Obligor;

               (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.8;

               (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

               (6)    Hedging Obligations;

               (7) Investments in existence on the date hereof and modifications thereof (but not including any increase in the amount of such Investment);

               (8) Investments in securities of trade creditors or customers received in compromise of obligations of such Person incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

               (9) Investments indirectly acquired by an Obligor or any of its Subsidiaries through a direct Investment in another Person made in compliance with this Agreement, provided that such Investments existed prior to and were not made in contemplation of such acquisition;

               (10) Investments in a joint venture with Sirius Satellite Radio, Inc., or an affiliate or successor thereof, the proceeds of which investments are used solely to develop interoperable radio technology capable of receiving and processing radio system signals broadcast by both the Company and Sirius Satellite Radio Inc., for the licensing of other satellite radio technology from the Company and Sirius Satellite Radio, Inc. in connection therewith and for activities reasonably ancillary thereto in accordance with the Joint Development Agreement between the Company and Sirius Satellite Radio, Inc., as in effect on the date hereof or as it may be amended in a manner not materially adverse to the Company; and

               (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date hereof that are at the time outstanding not to exceed $10,000,000.

               "Permitted Liens" means:

               (1) Liens on any assets of an Obligor or its Material Subsidiaries securing Pari Passu Indebtedness incurred pursuant to clause (i) of
Section 7.7 hereof or Permitted Refinancing Indebtedness in respect thereof; provided that the Notes shall be equally and ratably secured by such assets;

               (2)    Liens in favor of an Obligor;

               (3) Liens on property, or on shares of stock or Indebtedness, of a Person existing at the time such Person is merged with or into or consolidated with an Obligor or any Subsidiary of an Obligor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Obligor or the Subsidiary;

               (4) Liens on property existing at the time of acquisition thereof by an Obligor or any Subsidiary of an Obligor, provided that such Liens were not incurred in contemplation of such acquisition;

               (5) Liens to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

               (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the third paragraph of Section 7.7 hereof covering only the assets acquired, constructed or improved with such Indebtedness;

               (7) Liens existing on the date hereof (including Liens arising under the Prior Indenture in favor of the trustee thereunder and Liens under the Hughes Repeater Escrow Agreement) and Liens securing Indebtedness incurred pursuant to the Concurrent Financing Transactions;

               (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

               (9)    Liens securing the Notes;

               (10) Liens that (a) are incidental to the conduct of an Obligor's or a Material Subsidiary's business or the ownership of its property and assets not securing Indebtedness, and (b) do not in the aggregate materially detract from the value of the assets or property of such Obligor and its Subsidiaries taken as a whole, or materially impair the use thereof in the operation of its business;

               (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (12) judgment Liens which do not give rise to an Event of Default;

               (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of an Obligor or any of its Subsidiaries;

               (14) any interest or title of a lessor under any Capital Lease Obligation;

               (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Obligors and their Subsidiaries;

               (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

               (17) Liens in favor of customs and revenue authorities arising as a mater of law to secure payment of customer duties in connection with the importation of goods;

               (18) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty;

               (19) Liens which secure Hedging Obligations that relate to Indebtedness otherwise permitted under this Agreement;

               (20) Liens encumbering property or other assets under construction in the ordinary course of business arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or other assets;

               (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

               (22) Liens on an Obligor's interests in satellites and its terrestrial repeater network, including under the Hughes Satellite Agreement, subsequent satellite procurement or launch contracts and the Hughes Repeater Contract;

               (23) Liens incurred in the ordinary course of business of the Obligors and their Subsidiaries with respect to obligations that do not exceed $10,000,000 (in the aggregate for both Obligors and their Subsidiaries) at any one time outstanding;

               (24) Liens on Qualified Receivables securing Indebtedness permitted by clause (xii) of the third paragraph of Section 7.7 hereof; and

               (25) Liens arising out of financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

               (26) Liens securing Indebtedness permitted under clause (vii) of Section 7.7, provided that such Liens are no more extensive than the Liens securing the Indebtedness refunded, refinanced or replaced thereby; and

               (27) Liens securing Indebtedness incurred in any Qualified Sale and Leaseback Transaction.

               "Permitted Refinancing Indebtedness" means any Indebtedness of an Obligor or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Obligor or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses, consent fees and premiums incurred in connection therewith);

               (2) (A) if such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the debt so extended, refinanced, renewed, replaced, defeased or refunded and a final Stated Maturity no earlier than the final maturity date of the debt so extended, refinanced, renewed, replaced, defeased or refunded or (B) in all other cases, such Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes;

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (4) such Indebtedness is incurred either by such Obligor or by the Subsidiary, as applicable, that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "Principals" means General Motors Corporation, DIRECTV Enterprises, Inc. and Clear Channel Investments, Inc.

               "Prior Indenture" means the Indenture, dated as of March 15, 2000, between the Company and U.S. Trust Company of New York, as Trustee, as amended or supplemented from time to time.

               "Qualified Institutional Buyer" has the meaning set forth in Rule 144A under the Securities Act.

               "Qualified Receivables" means the aggregate amount of accounts receivables of an Obligor determined in accordance with GAAP that are not more than 90 days past due.

               "Qualified Sale and Leaseback Transaction" means a sale and leaseback transaction (1) involving one or more satellites of an Obligor or any of its Subsidiaries and (2) the Net Proceeds of which, together with the aggregate Net Proceeds from all other sale and leaseback transactions involving satellites consummated after the date hereof (including any subsequent replacements, amendments or modifications thereof), do not exceed $150,000,000 (in the aggregate for the Obligors and their Subsidiaries).

               "Reclassified Securities" has the meaning set forth in Section
9.6 of this Agreement.

               "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Related Party" means:

               (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

               (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

               "Restricted Payment" has the meaning set forth in Section 7.5 of this Agreement.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security Agreements" means the FCC License Subsidiary Pledge Agreement and the General Security Agreement.

               "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

               "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               "Subordinated Indebtedness" means (i) with respect to the Company, either (a) unsecured Indebtedness of the Company contractually subordinated in right of payment to the Notes or (b) Indebtedness of Holdings (and not the Company) that is structurally subordinated to the Notes and (ii) with respect to Holdings, unsecured Indebtedness of Holdings that is contractually subordinated in right of payment to the Notes.

               "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

               "Subsidiary" means, with respect to any specified Person:

               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership, trust or limited liability company (a) the sole general partner or the managing general partner, manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "Subsidiary Guarantor" means any entity that enters into an Agreement Guarantee pursuant to Section 11.

               "Supermajority Investors" means any combination of Investors and purchasers in the US Trust Purchase that have agreed to invest at least 66-2/3% of the amount to be invested at the Closing under this Agreement, as set forth in Attachment 1 and the US Trust Purchase, taken collectively.

               "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, tariff, impost and other charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not imposed by any governing or taxing authority.

               "Tax Sharing Agreement" means the tax sharing agreement dated March 15, 2000 between the Obligors and XM Radio Inc., as in effect on the date hereof.

               "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding as of the date of determination.

               "Total Incremental Equity" means, at any date of determination, the sum of, without duplication: (1) the aggregate cash proceeds received by Holdings after the Closing from the issuance or sale of Capital Stock of Holdings (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Pari Passu Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock of Holdings other than Disqualified Stock) to any Person other than a Subsidiary of Holdings; plus (2) an amount equal to the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to Holdings or any Subsidiary thereof after the Closing from such Person; provided, however, that the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Subsidiary thereof in such Person and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below; minus (3) the aggregate amount of all Restricted Payments declared or made on or after the Closing (including the aggregate amount paid pursuant to clauses (1), (2), (3), (4), (5) and (7) of the second paragraph of Section 7.5).

               "Trading Day" means any day on which the Class A Common Stock is traded on the Nasdaq National Market or such other primary national securities exchange on which the Class A Common Stock is then listed or quoted.

               "Transaction Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including the Security Agreements, the Noteholders Agreement, the Intercreditor Agreements, the Registration Rights Agreement, the Voting Agreement and the Agreement Guarantee of XM Leasing Subsidiary.

               "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

               "Voting Agreement" means the Voting Agreement, dated as of the date hereof, by and among the Investors and other parties, if any, named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of directors, general partners, managers or trustees of such Person.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or liquidation preference, as applicable), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (2) the then outstanding principal amount (or liquidation preference) of such Indebtedness (or Disqualified Stock, as applicable).

               "Wholly Owned" means, with respect to a Subsidiary of a specified Person, all of the outstanding Equity Interests of such Subsidiary (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

               "XM Building Subsidiary" means XM 1500 Eckington LLC, a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

               "XM Capital Subsidiary" means XM Capital Resources Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

               "XM Leasing Subsidiary" means XM Equipment Leasing LLC, a Delaware limited liability company and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

               "XM Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with an XM Radio Business, including satellites, terrestrial repeating stations, FCC licenses, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

               "XM Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite and terrestrial repeating stations to be received by subscribers, including any business in which the Company was engaged on the date hereof, and any business reasonably related thereto.

               "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

2.       PURCHASE AND SALE OF THE NOTES; CLOSING

               (a) The Obligors have duly authorized $366,300,000 in aggregate principal amount at maturity of the 10% Senior Secured Discount Convertible Notes due December 31, 2009, which includes additional Notes issuable after January 1, 2006 as payment of Interest under Section 3.1, for issuance to the Investors on the terms and subject to the conditions set forth in this Agreement. The Notes, including any Notes issued in substitution or exchange therefor pursuant to this Agreement, will bear interest at the Interest Rate on the principal amount at maturity of the Notes and will mature on December 31, 2009, unless earlier repurchased, paid or Converted in accordance with the terms hereof, and will be in substantially the form of Exhibit A attached hereto, with such changes thereto, if any, as may be approved by the Obligors and the Majority Holders.

               (b) Subject to the terms and conditions of this Agreement, each of the Investors agrees, severally and not jointly, to purchase for cash from the Obligors at the Closing, and the Obligors agree to sell and issue to each of the Investors at the Closing, an aggregate principal amount at maturity of Notes equal to (i) the amount set forth opposite such Investor's name on Attachment 1 divided by (ii) the Initial Value. Each of the Obligors and the Investors acknowledges that the Notes are being issued with an "original issue discount" for federal and state tax purposes. The Obligors' agreements with each of the Investors are separate agreements, and the sale of Notes to each of the Investors is a separate sale. The Closing shall take place as of 10 A.M., Eastern time, on the Closing Date, which shall be the next Business Day after the conditions set forth in Section 13 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) are first satisfied or waived, provided that the date of the Closing may be deferred (i) for up to ten Business Days after the satisfaction of such conditions, as may be mutually agreed upon in writing by the Obligors and Eastbourne Capital Management, L.L.C., acting in its sole discretion on behalf of the Noteholders, or (ii) until such later date as may be mutually agreed upon in writing by the Obligors and the Majority Holders. This Agreement shall terminate at 5:00 p.m., Eastern standard time, on March 31, 2003, if the Closing has not occurred, unless such date is extended by the written consent of the Obligors and all of the Investors.

               (c) Each Note shall be governed by, and the rights and the benefits of the Investors determined in accordance with, the terms and conditions of this Agreement and, to the extent an Investor is party thereto, the Noteholders Agreement. Each of the Investors that is a party to the Noteholders Agreement, by accepting a Note, hereby agrees and acknowledges that the Note (and the shares of Class A Common Stock into which it may be Converted) may be offered, sold or otherwise transferred only in accordance with the provisions of the Noteholders Agreement.

               (d) The Accreted Value of a Note, together with any premium or accrued interest thereon, may be Converted at any time, in whole or in part, at the option of the Holder thereof into Class A Common Stock in accordance with the provisions of Section 9 of this Agreement. The stock into which such Accreted Value, premium and interest are Converted in accordance with this
Section 2(d) shall be referred to as "Conversion Stock."

               (e) At the Closing, (i) each Party will deliver executed counterparts of each Transaction Document to which it is a party; (ii) the Obligors shall deliver to each Investor a Note in the principal amount at maturity stated on Attachment 1 opposite such Investor's name, together with an Agreement Guarantee of XM Leasing Subsidiary; and (iii), each Investor shall deliver by wire transfer, to an account or accounts designated by the Obligors, immediately available funds in an aggregate amount equal to the Initial Value for each $1,000 of principal amount of such Notes stated on Attachment 1 opposite such Investor's name. The Obligors shall provide each of the Investors with information as to such wire transfers, including information as to the account or accounts to which funds are to be transferred and the amount of funds to be transferred to each such account, no later than three Business Days prior to the Closing.

               (f) The obligations of each Investor hereunder and under each of the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder or under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or by the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement and out of each of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

3.       INTEREST AND REPAYMENT

               With respect to each Note:

         3.1.  INTEREST ON THE NOTES

               Interest will accrue on the principal amount at maturity of the Notes at the rate of 10% per annum commencing January 1, 2006, and Additional Interest may accrue on the principal amount at maturity of the Notes at the rates, and in the circumstances, set forth in Section 2.2 of the Registration Rights Agreement. All interest on the Notes will be payable in arrears on each Interest Payment Date. Each payment of interest on the Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds or by the issuance of additional Notes, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Notes issued at Closing and will be subject to the provisions and have the benefits of this Agreement. Notwithstanding the foregoing, no Additional Interest shall be payable at any time by the issuance of additional Notes and no other interest shall be payable by issuance of additional Notes if Additional Interest shall be accruing on the Notes as of the applicable Interest Payment Date.

         3.2.  INTEREST AFTER MATURITY

               In the event the Obligors shall fail to make any payment of the principal amount at maturity of, or interest on, any Note when due, the Obligors shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof (after as well as before judgment), accruing on a daily basis, at a per annum rate of 12% plus any Additional Interest pursuant to Section 2.2 of the Registration Rights Agreement (or such lesser maximum rate that is permitted to be paid under applicable law).

         3.3.  PAYMENTS AND COMPUTATIONS

               (a) The Obligors will pay all sums becoming due on each Note for interest, premium or principal, without the presentation or surrender of the Note or the making of any notation thereon, except that if a Note is paid in full, following such payment, the Note shall be surrendered to the Obligors at their principal office for cancellation.

               (b) Interest on each Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

               (c) If a payment date is not a Business Day at a place of payment, then (notwithstanding any other provision of this Agreement or the Notes) payment of interest, premium or principal otherwise due on such date shall instead be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

         3.4.  PAYMENT AT MATURITY OR UPON CONVERSION

               (a) The Accreted Value of each Note, together with any premium and accrued interest thereon, shall be due and payable in full in cash on the earlier of (i) the Maturity Date or (ii) such other date as the Note becomes due and payable or purchasable pursuant to this Agreement. Payment of principal of and premium, if any, on the Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address and to such account as the Holder shall specify in writing to the Obligors at least five Business Days before such payment is to be made.

               (b) Upon any Conversion of any Note in accordance with the terms of Section 9 hereunder, the Accreted Value of such Note (or any portion thereof subject to such Conversion), together with any premium or accrued interest on such Accreted Value or portion thereof (as the case may be), shall be Converted into a number of shares of Class A Common Stock equal to the amount of such Accreted Value, premium and accrued interest divided by the Conversion Price, with any fractional shares that may result treated in the manner set forth in Section 9.4 of this Agreement.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XM

               Each of the Obligors hereby represents and warrants to and agrees with the Investors as follows as of the date hereof:

         4.1.  INCORPORATION, STANDING, ETC.

               Each of the Obligors and the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which each is a party and to perform its obligations hereunder and thereunder. Each of the Obligors has the corporate power and authority to issue the Notes and perform its obligations thereunder. Each of the Obligors and XM Leasing Subsidiary has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which each is a party and the performance of its obligations hereunder and thereunder. Each of the Obligors has, by all necessary corporate action, duly authorized the execution and delivery of the Notes and the performance of its obligations thereunder. Each Subsidiary Guarantor has, by all necessary corporate action, duly authorized the execution and delivery of its Agreement Guarantee and the performance of its obligations thereunder.

         4.2.  SUBSIDIARIES

               The Company, the FCC License Subsidiary, XM Building Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are the only Material Subsidiaries. The only assets of the FCC License Subsidiary consist of all of the FCC licenses used in transmitting the XM Radio Service. The only assets of the XM Building Subsidiary consist of real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

               All of the outstanding Capital Stock of the Company and XM Building Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by Holdings free and clear of any Lien. All of the outstanding Capital Stock of the FCC License Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by the Company free and clear of any Lien, except as contemplated by the FCC License Subsidiary Pledge Agreement or its predecessor agreement.

         4.3.  SEC REPORTS

               (a) The Obligors have provided to the Investors a draft of their Offering Circular, dated December 21, 2002, to be used in connection with the exchange contemplated by clause (3) of the definition of Concurrent Financing Transactions (the "Offering Circular"), which contains information about the Obligors' business. Such draft of the Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The Annual Reports on Form 10-K for the year ended December 31, 2001 filed by the Obligors, and all other reports filed by the Obligors pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001 (collectively, the "Exchange Act Filings") through the Closing Date, complied and will comply (as the case may be) as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and such filings, taken as a whole, do not and will not (as the case may be) include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) Holdings is eligible to register Class A Common Stock for resale by the Holders pursuant to a registration statement on Form S-3 under the Securities Act.

         4.4.  QUALIFICATION

               Each of the Obligors and the Material Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

         4.5.  AUTHORIZATION OF AGREEMENT AND NOTES

               (a) This Agreement has been duly executed and delivered by each of the Obligors and constitutes a valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (b) When, on the Closing Date, the Notes and the Security Agreements have been duly executed and delivered by the Company and the Notes have been paid for by the Investors in accordance with the terms of this Agreement, the Notes and the Security Agreements will constitute valid, binding and enforceable obligations of the Company, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (c) When, on the Closing Date, the Notes, the Noteholders Agreement and the Registration Rights Agreement have been duly executed and delivered by Holdings and the Notes have been paid for by the Investors in accordance with the terms of this Agreement, the Notes, the Noteholders Agreement and the Registration Rights Agreement will constitute valid, binding and enforceable obligations of Holdings, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (d) When, on the Closing Date, the Agreement Guarantee of XM Leasing Subsidiary has been duly executed and delivered by XM Leasing Subsidiary in accordance with the terms of this Agreement, such Agreement Guarantee will constitute a valid, binding and enforceable obligation of XM Leasing Subsidiary, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         4.6.  ABSENCE OF DEFAULTS AND CONFLICTS

               Neither of the Obligors nor any of the Material Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of the Obligors or the Material Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement and the Transaction Documents by the Obligors and the Material Subsidiaries party thereto in connection with the transactions contemplated hereby and thereby, and the consummation of the transactions contemplated herein and therein (including the issuance of the Notes) and compliance by the Obligors and the Material Subsidiaries with their respective obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice of lapse of time or both would become a default) under, require the Obligors to conduct an offer to repurchase any outstanding Obligations in accordance with the documents establishing the terms under which such Obligations were incurred, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Obligors or any of the Material Subsidiaries pursuant to such Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of either of the Obligors or any of the Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or Nasdaq Stock Market or court, domestic or foreign, having jurisdiction over either of the Obligors, any of the Material Subsidiaries or any of the assets or properties of the Obligors and the Material Subsidiaries.

               There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions, in each case, which could be violated or triggered by the ownership level of a stockholder or group, under Holdings' certificate of incorporation or the laws of the State of Delaware that would be violated or triggered by the Investors and the Obligors fulfilling their obligations or exercising their rights under the Notes or the Transaction Documents, including the Obligors' issuance of the Notes and the Investors' subsequent Conversion of Notes for Conversion Stock.

         4.7.  ABSENCE OF PROCEEDINGS

               Except as disclosed in Schedule 4.7, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Obligors threatened, against or affecting the Obligors, the Material Subsidiaries, any of the Officers or directors of the Obligors or Material Subsidiaries in their capacity as such, or any of the property or assets of the Obligors or Material Subsidiaries. There has not been, and to the knowledge of the Obligors there is not pending or contemplated, any investigation by the SEC involving the Obligors or any current or former director or officer of an Obligor with respect to such Obligor or any Subsidiary thereof. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by an Obligor under the Exchange Act or the Securities Act.

         4.8.  POSSESSION OF LICENSES AND PERMITS

               Except as disclosed in Schedule 4.8: (i) each of the Obligors and the Material Subsidiaries possesses such material permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or planned to be conducted by it; (ii) each of the Obligors and the Material Subsidiaries is in compliance with the terms and conditions of all of its Governmental Licenses; (iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither of the Obligors nor any of the Material Subsidiaries has received any notice of, nor do any of them have any knowledge of any pending or threatened (or any basis therefor), proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any Governmental Licenses.

         4.9.  NO VIOLATIONS OF LAWS

               Neither of the Obligors nor any of the Material Subsidiaries has violated any law, including (i) the U.S. Communications Act of 1934, as amended, and the rules or regulations promulgated thereunder, (ii) any applicable state law or regulation concerning intra-state telecommunications, and (iii) any foreign law or regulation concerning international communications, in each case the violation of which, together with any other such violations, would have a Material Adverse Effect.

         4.10. INTERNAL ACCOUNTING CONTROLS

               The books, records and accounts of each of the Obligors and the Material Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the respective Obligors and Material Subsidiaries. Each of the Obligors and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.11. TAX RETURNS AND PAYMENTS

               The Obligors and the Material Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all Taxes shown on such returns and all other Taxes and other governmental charges levied upon them and their respective properties, assets, income and franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or the Material Subsidiaries, as the case may be, have established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Obligors and the Material Subsidiaries in respect of Taxes for all fiscal periods are adequate in the reasonable opinion of the Obligors and, to the knowledge of the Obligors, there are no additional assessments for such periods or any basis therefore.

         4.12. INDEBTEDNESS

               Neither of the Obligors nor any of the Material Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any interest or principal on any Indebtedness in aggregate principal amount in excess of $5,000,000.

         4.13. TITLE TO PROPERTIES; LIENS

               Each of the Obligors and the Material Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all Liens, except for Permitted Liens.

         4.14. PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC.

                  Except as disclosed in Schedule 4.14, each of the Obligors and the Material Subsidiaries owns, possesses or has the right to use (without any known conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of its business as currently conducted.

         4.15. GOVERNMENTAL CONSENTS

               Except as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement or any registration rights granted to purchasers in the offering(s) contemplated by clause (6) of the definition of Concurrent Financing Transactions, neither of the Obligors nor any of the Material Subsidiaries is required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and under any and all Transaction Documents.

         4.16. RESTRICTIONS

               Except for the restrictions contained herein or under applicable law, there will be no restrictions upon the Notes (including any restrictions set forth in any existing shareholder agreement), with the exception of any restrictions contained in the Noteholders Agreement and in the Registration Rights Agreement.

         4.17. CAPITALIZATION

               The authorized, issued and outstanding Capital Stock of Holdings is as set forth in Schedule 4.17 hereof under "Capitalization." All of the outstanding shares of Capital Stock of Holdings are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.17, neither of the Obligors nor any of the Material Subsidiaries has outstanding any securities convertible into or exchangeable for any of its Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock. Subject to the provisions of
Section 9.7, all shares of Conversion Stock will, when issued in accordance with the terms of this Agreement and the Notes, be duly and validly issued, fully paid and non-assessable and free from all Liens (other than any Liens created by Holders).

         4.18. SENIORITY OF NOTES

               The Notes shall rank equal to all Indebtedness incurred by the Obligors pursuant to the Concurrent Financing Transactions and all Indebtedness of the Company under the Prior Indenture. Except as disclosed on Schedule 4.18, the Notes shall rank senior to all other existing Indebtedness of the Obligors as of the date of issuance of the Notes.

         4.19. MATERIAL EVENTS

               Except as disclosed in the Exchange Act Filings and the Offering Circular, since September 30, 2002, there has not been with respect to Holdings or any of its Material Subsidiaries:

               (a) any event which could reasonably be expected to result in a Material Adverse Effect; or

               (b) any damages, destruction or loss to the properties or assets of either of the Obligors or any of the Material Subsidiaries, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect or that in the aggregate exceeds $100,000; or

               (c) any loss or waiver by either of the Obligors or any of the Material Subsidiaries of any right, not in the ordinary course of business, or any material debt owed to any of them; or

               (d) other than the sales of assets in the ordinary course of business (including pursuant to sale leaseback transactions), any sale, transfer or other disposition of, or agreements to sell, transfer or otherwise dispose of, any assets by either of the Obligors or any of the Material Subsidiaries in excess of $100,000 in the aggregate, or any cancellation or agreement to cancel any debt or claims of either of the Obligors or any of the Material Subsidiaries; or

               (e) any declaration or setting aside or payment of any dividend (whether in cash, property or stock) or any distribution (whether in cash, property or stock) or other payment with respect to any of the Capital Stock of either of the Obligors or any of the Material Subsidiaries, or any repurchase, purchase or other acquisition of, or agreement to repurchase, purchase or otherwise acquire, any Capital Stock of either of the Obligors or any of the Material Subsidiaries; or

               (f) any amendment or termination of any contract, agreement or license to which either of the Obligors or any of the Material Subsidiaries is a party or by which it is bound, except where such amendment or termination could not be reasonably expected to have a Material Adverse Effect; or

               (g) any resignation or termination or employment of any key employee, and there is no impending or threatened resignation or termination or terminations of employment of any key employee; or

               (h) any labor dispute (including any negotiation, or request for negotiation, for any labor representation or any labor contract) affecting either of the Obligors or any of the Material Subsidiaries; or

               (i) any application of any existing (or the enactment of any new) environmental law or personnel, product safety law or other governmental regulation that has or which could reasonably be expected to have a Material Adverse Effect.

         4.20. FINANCIAL STATEMENTS

               The financial statements and schedules of Holdings and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

               The financial statements and schedules of the Company and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

         4.21. NO UNDISCLOSED FEES

               Except as disclosed on Schedule 4.21, there are no fees or payments to be made by either Obligor to bankers, brokers or agents with regard to the issue and delivery of the Notes or the transactions contemplated by the Concurrent Financing Transactions.

         4.22. NO TRANSACTIONS WITH AFFILIATES

               Neither of the Obligors nor any of the Material Subsidiaries is presently party to any material transaction with an Affiliate thereof on terms any less favorable to such Obligor or Material Subsidiary than would have been obtainable in arm's length dealing with a Person not an Affiliate.

         4.23. REGISTRATION RIGHTS

               Except as disclosed on Schedule 4.23, there are no contracts, agreements or understandings between Holdings and any other Person granting such Person the right to require Holdings to file a registration statement under the Securities Act with respect to any securities that Holdings owned or to be owned by such a Person or to require Holdings to include such securities in the securities registered pursuant to any of the registration statements filed by Holdings under the Securities Act.

         4.24. PRIVATE PLACEMENT

               Neither of the Obligors nor any Person acting on such Obligor's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither of the Obligors nor any of its Affiliates nor any Person acting on such Obligor's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of an exemption from registration under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to this Agreement to be integrated with other securities offerings by such Obligor (including any such offering contemplated by the Concurrent Financing Transactions) for purposes of any applicable law, regulation or shareholder approval provisions, including under the rules and regulations of the Nasdaq Stock Market.

         4.25. ACKNOWLEDGEMENT REGARDING INVESTORS' PURCHASES OF NOTES

               The Obligors acknowledge and agree that each of the Investors is acting solely in the capacity of an arm's-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Obligors further acknowledge that no Investor is acting as a financial advisor or fiduciary of the Obligors (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Notes. Each Obligor further represents to each Investor that its decision to enter into this Agreement has been based solely on its independent evaluation and the independent evaluation of its representatives.

5.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

               Each of the Investors, severally and not jointly and as to itself only, represents and warrants to and agrees with each Obligor that as of the date hereof:

         5.1.  RISKS OF INVESTMENT

               Its management recognizes that the purchase of a Note and any securities which may be issued in payment of interest on or upon the Conversion thereof (collectively, the "Securities") involves a high degree of risk including the following: (i) an investment in the Obligors is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Obligors and purchasing the Securities; (ii) the Investor may not be able to liquidate its investment; (iii) transferability of the Securities is restricted; (iv) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment; and (v) the Obligors do not anticipate the payment of dividends in the foreseeable future.

         5.2.  INVESTMENT EXPERIENCE

               Its management has prior investment experience, including investment in securities which are traded on the Nasdaq National Market. To the extent it has deemed appropriate, the Investor has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of Notes hereunder.

         5.3.  ABILITY TO BEAR RISK

               By reason of its management's business or financial experience, the Investor has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

         5.4.  RECEIPT AND REVIEW OF DOCUMENTATION

               Its management has been furnished by the Obligors during the course of this transaction with information regarding the Obligors which such Investor's management has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Obligors concerning the terms and conditions of the Securities, and has received any additional information which its management has requested.

         5.5.  ACQUISITION FOR OWN ACCOUNT

               The Investor is acquiring the Securities for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

         5.6.  NO PUBLIC MARKET; RULE 144

               (a) Its management understands that there currently is no public market for the Notes. Its management understands and hereby acknowledges that the Obligors are under no obligation to register the Notes under the Securities Act or any state securities or "blue sky" laws.

               (b) The Investor's management acknowledges and agrees that the shares of Class A Common Stock the Investor may receive upon a Conversion of Notes must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Holdings, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.7.  ORGANIZATION, GOOD STANDING, CORPORATE AUTHORITY

               It (other than an individual Investor) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with requisite corporate or partnership power and authority to enter into this Agreement and the Transaction Documents to which it is to be a party and to consummate the transactions contemplated hereby and thereby, including the purchase of the Notes to be acquired by it hereunder.

         5.8.  DUE AUTHORIZATION

               The execution and delivery of, and the performance by the Investor of its obligations under, this Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized and, upon execution and delivery thereof, this Agreement and the other Transaction Documents to which it is a party will constitute the legal, valid, binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         5.9.  QUALIFIED INSTITUTIONAL BUYER, ACCREDITED INVESTOR

               It is:

               (a) a Qualified Institutional Buyer, an institutional Accredited Investor, or an Accredited Investor, as will be indicated to the Obligors in writing prior to the Closing, and

               (b) aware that the sale of Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

         5.10. ACKNOWLEDGEMENT REGARDING INVESTORS' PURCHASES OF NOTES

               It acknowledges that it is not relying upon any person, firm or corporation other than the Obligors in making its investment or decision to invest in the Notes. It represents to each of the other Investors that it has been solely responsible for its own "due diligence" investigation of the Obligors and their respective management personnel and businesses, and for its own analysis of the merits and risks of this investment. It agrees that no Investor nor the respective controlling persons, officers, directors, shareholders, investors partners, agents or employees of any such Investor shall be liable to any other Investor for any actions taken in connection with the purchase of Notes in accordance with the terms of this Agreement.

         5.11  NO NET SHORT POSITIONS

               As of the date hereof through the time of filing of a Current Report on Form 8-K on the Business Day succeeding the date hereof (as contemplated by the first sentence of Section 7.22 hereof), it has no Net Short Position (as defined in Section 7.17), without giving any effect to the proposed purchase of Notes contemplated hereby.

6.       RESTRICTIONS ON TRANSFER

               (a) Each of the Investors party to the Noteholders Agreement agrees, and each subsequent Holder of the Securities by its acceptance thereof will agree (to the extent bound by the terms of the Noteholders Agreement), to offer, sell or otherwise transfer such Securities only in compliance with the terms and conditions set forth in the Noteholders Agreement. Each Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

Certificates evidencing Securities shall not be required to contain such legend
(i) following any sale of such Securities pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel to Holdings, required in the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

               (b) In addition, each Investor party to the Noteholders Agreement acknowledges that each certificate issued to such Investor to represent Securities will contain a legend substantially to the following effect:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS AND NOTEHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AND NOTEHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

Upon termination of the Noteholders Agreement, the Obligors shall remove the applicable legend from the certificate(s) representing such Securities promptly upon request of the Holder thereof and shall promptly deliver replacement certificate(s) to such Holder.

7.       COVENANTS

               The Obligors hereby covenant and agree with each Investor as follows, it being understood that prior to the Closing only those covenants specified in Sections 7.2, 7.18, 7.19, 7.21 and 7.23 shall be in effect.

         7.1.  PAYMENT OF NOTES AND MAINTENANCE OF OFFICE

               The Obligors will punctually pay or cause to be paid the principal, premium (if any) and interest due in respect of each Note according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon them and will notify the Holders of such Notes of any change of location of such office. Such office is presently maintained at 1500 Eckington Place, NE, Washington, DC 20002.

         7.2.  REPORTS

               So long as any Notes are outstanding, each of the Obligors shall file with the SEC, within the time periods specified in the SEC's rules and regulations, periodic reports on Forms 10-Q, 10-K and 8-K (or any successor forms). If at any time an Obligor is not required to file such reports, such Obligor (as the case may be) shall furnish to the Holders within such time periods: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if such Obligor were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements only, a report thereon by the certified independent accountants of such Obligor and (ii) all information that would be required to be filed with the SEC on Form 8-K if such Obligor were required to file such reports.

         7.3.  TAXES

               Each of the Obligors shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         7.4.  STAY, EXTENSION AND USURY LAWS

               Each of the Obligors and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Obligors and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any rights of the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted.

Notwithstanding any provision to the contrary contained in any Note or Transaction Document, it is expressly agreed and provided that the total liability of the Obligors under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Obligors may be obligated to pay under the Notes exceed such maximum lawful rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the maximum lawful rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the maximum lawful rate is paid by the Obligors to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Obligors, the manner of handling such excess to be at such Investor's election.

         7.5   RESTRICTED PAYMENTS

               Neither of the Obligors shall directly or indirectly (through a Material Subsidiary or otherwise): (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of either Obligor (including any payment in connection with any merger or consolidation involving an Obligor) or to the direct or indirect holders of such Equity Interests in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of an Obligor and cash in lieu of fractional interests not to exceed 1% of the Equity Interests distributed or paid); (ii) other than pursuant to a Parent Company Merger, purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving an Obligor) any Equity Interests of an Obligor (other than any such Equity Interests owned by an Obligor or any of its Material Subsidiaries) or any Affiliate of an Obligor (other than any of its Material Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes except a payment of interest or a payment of principal at Stated Maturity thereof; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

               So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit: (1) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of an Obligor or of any Equity Interests of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of an Obligor) of, Equity Interests of Holdings (other than Disqualified Stock) and cash payments in lieu of fractional interests not to exceed 1% of the Equity Interests so redeemed, repurchased, retired, defeased or otherwise acquired; (2) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of an Obligor in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of an Obligor) of, Permitted Refinancing Indebtedness; (3) the declaration or payment of any dividend or distribution by a Wholly Owned Subsidiary of an Obligor to the holders of its common Equity Interests; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Subsidiary thereof held by any member of such Obligor's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period; (5) the purchase of any Subordinated Indebtedness of an Obligor at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to those contained in Section 7.8; provided, however, that prior to making any such purchase the Obligor has made the Excess Proceeds Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer; (6) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation or merger of an Obligor made in compliance with the provisions of this Agreement; (7) Investments, other than Permitted Investments, in an amount equal to 100% of Total Incremental Equity determined as of the date any such Investment is made; (8) the purchase of (a) any Subordinated Indebtedness of an Obligor at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 7.12 or (b) any Preferred Stock of an Obligor at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 7.12; provided, however, that, in each case, prior to such purchase the Obligors have made the Change of Control Offer required by this Agreement with respect to the Notes and have purchased all Notes validly tendered for payment in connection with such Change of Control Offer; (9) the payment of any dividend required pursuant to the Tax Sharing Agreement between the Obligors, as such is in effect on the date hereof; and
(10) any payments required by Section 9.7(b).

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by an Obligor pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of such Obligor whose Board Resolution with respect thereto shall be conclusive. Such Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value of such assets or securities exceeds $20,000,000.

         7.6. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING MATERIAL SUBSIDIARIES

               Neither of the Obligors shall, or permit any of the Material Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Material Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to such Obligor or any of its Material Subsidiaries or with respect to any other interest or participation in, or measured by, its profits or pay any indebtedness owed to either of the Obligors or any of the Material Subsidiaries, (b) make loans or advances to either of the Obligors or any of the Material Subsidiaries, (c) transfer any of its properties or assets to either of the Obligors or any of the Material Subsidiaries, or (d) guarantee any Indebtedness of either of the Obligors or any of the Material Subsidiaries.

               However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

               (1) Existing Indebtedness as in effect on the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or Indebtedness pursuant to the Concurrent Financing Transactions, as in effect on the date hereof;

               (2)    Indebtedness pursuant to the Notes and this Agreement;

               (3)    applicable law;

               (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by either of the Obligors or any of the Material Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

               (5) customary non-assignment provisions in leases or contracts or real property mortgages or related documents entered into in the ordinary course of business and consistent with past practices;

               (6) purchase money obligations, Capital Lease Obligations or mortgage financings that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

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               (7)    any agreement for the sale or other disposition of a
Material Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

               (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

               (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

               (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

               (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

         7.7.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

               Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and neither of the Obligors shall issue any Disqualified Stock.

               Neither of the Obligors shall incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Obligor unless such Indebtedness is also contractually subordinated to the Notes on substantially identical terms; provided, however, that no Indebtedness of such Obligor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Obligor solely by virtue of being unsecured.

               The provisions of the first paragraph of this Section 7.7 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                      (i) the incurrence by an Obligor of Pari Passu Indebtedness in an aggregate principal amount (including the aggregate principal amount of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i)), which does not exceed $100,000,000 (in the aggregate for both Obligors), provided that (A) no more than $50,000,000 thereof (less any amount of Indebtedness incurred under clause (xii) below) may consist of Indebtedness under revolving credit working capital facilities entered into with one or more commercial bank or similar institutional lenders and (B) none of which may consist of Indebtedness under any other type of borrowing arrangement with a commercial bank or similar institutional lender;

                      (ii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor incurred to finance the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment (including satellites, ground stations and related equipment) if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                      (iii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor in an aggregate principal amount (or liquidation preference, as applicable) (including the aggregate principal amount (or liquidation preference, as applicable) of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock, as

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

               applicable, incurred pursuant to this clause (iii)) at any time outstanding not to exceed the product of (a) $100.00 and (b) the number of Subscribers at such time if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                      (iv) the incurrence by an Obligor or a Material Subsidiary of Existing Indebtedness and the incurrence by an Obligor or a Material Subsidiary of Indebtedness pursuant to the Concurrent Financing Transactions;

                      (v) the incurrence by the Obligors of the Indebtedness represented by the Notes;

                      (vi) the incurrence by an Obligor or a Material Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of (A) replacement satellites and related equipment and launches in an aggregate principal amount (or initial accreted value if such indebtedness is issued with original issue discount), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi)(A), not to exceed $200,000,000 at anytime outstanding in the aggregate for both of the Obligors and all of the Material Subsidiaries and (B) property, plant or equipment used in the business of such Obligor or Material Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), not to exceed $30,000,000 at any time outstanding in the aggregate for both of the Obligors and all of the Material Subsidiaries;

                      (vii) the incurrence by an Obligor or a Material Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses (i),
               (ii), (iii), (iv), (v), (vi), (xii), (xiii), (xiv) or (xv) of this paragraph;

                      (viii) the incurrence by an Obligor or a Material Subsidiary of intercompany Indebtedness between or among such Obligor and any of its Material Subsidiaries; provided, however, that: (a) if such Obligor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than such Obligor or a Material Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either such Obligor or a Material Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Obligor or such Material Subsidiary, as the case may be, that was not permitted by this clause (viii);

                      (ix) the incurrence by an Obligor of Hedging Obligations that are incurred for the sole purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding or (y) fluctuation in currency values;

                      (x) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

                      (xi) the incurrence by an Obligor of additional Indebtedness (including Acquired Debt) or Disqualified Stock in an aggregate principal amount (or liquidation preference or

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

               accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xi), not to exceed $30,000,000 in the aggregate for both Obligors;

                      (xii) Indebtedness the proceeds of which are utilized solely to finance working capital in an aggregate principal amount not to exceed the lesser of (a) $50,000,000 and (b) 80% of Qualified Receivables (in the aggregate for both Obligors);

                      (xiii) financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

                      (xiv) Indebtedness for which the Obligors have received consent of the Note Investors (as defined therein) in accordance with Section 5.1 of the Noteholders Agreement; and

                      (xv)    any Qualified Sale and Leaseback Transaction.

               For purposes of determining compliance with this Section 7.7, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above, an Obligor shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 7.7 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses.

         7.8.  ASSET SALES

               Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, consummate an Asset Sale unless (x) such Obligor or Material Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of; (y) such fair market value shall be determined by such Obligor's Board of Directors (whose good faith determination shall be conclusive) and evidenced by a Board Resolution; and (z) at least 75% of the consideration received therefore by such Obligor or Material Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Obligor's or Material Subsidiary's most recent balance sheet or in the notes thereto) of such Obligor or Material Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Obligor or Material Subsidiary from further liability and (B) any securities, notes or other obligations received by such Obligor or Material Subsidiary from such transferee that are converted by such Obligor or Material Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of receipt thereof, shall be deemed to be cash for purposes of this provision.

               A transfer of assets by the Company to a Material Subsidiary or by a Material Subsidiary to an Obligor or to another Material Subsidiary, and an issuance of Equity Interests by a Material Subsidiary to an Obligor or to another Material Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section 7.5 hereof will not be deemed to be an Asset Sale.

               Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Obligor or a Material Subsidiary may (a) apply the Net Proceeds from such Asset Sale, at its option, (i) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or Voting Stock of a Subsidiary engaged in a Permitted Business (other than any such Voting Stock owned or held by an Obligor or a Material Subsidiary), (ii) to make a capital expenditure, or (iii) to acquire other assets that are used or useful in a Permitted Business that have an expected useful life of one year or longer; (b) enter into a legally binding agreement to apply such Net Proceeds as described in the preceding clause (a) within six months after such agreement is entered into and apply such Net Proceeds in accordance with the terms of such agreement or the provisions of clause (a) above; provided that if such agreement terminates such Obligor shall have until the earlier of (i) 90 days after the date of such termination and (ii) six months after the date of the Asset Sale resulting in such Net Proceeds to effect

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

such an application; or (c) to permanently repay (and reduce the commitments with respect to) Pari Passu Indebtedness and the Notes, pro rata. Pending the final application of any such Net Proceeds, the Obligor or a Material Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Obligors shall commence an Asset Sale Offer pursuant to this Section 7.8 to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Indebtedness under the Indenture) to purchase the maximum principal amount (or, if applicable, Accreted Value) of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value of the Notes or the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness, plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 7.8. To the extent that the aggregate amount of Accreted Value of the Notes tendered pursuant to an Asset Sale Offer, together with any accrued and unpaid interest thereon, is less than the Excess Proceeds, the Obligors may use such difference for any purpose not otherwise prohibited by this Agreement. If the aggregate Accreted Value of the Notes and accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

               The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Agreement, the Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Agreement by virtue of such conflict.

               In the event that the Obligors shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

               The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Obligors shall purchase the Accreted Value of Notes required to be purchased pursuant to this Section 7.8 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in cash.

               Any accrued and unpaid interest on the Notes so purchased shall be paid to the Holders who tender Notes pursuant to the Asset Sale Offer.

               Upon the commencement of an Asset Sale Offer, the Obligors shall send a notice to the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a)    that the Asset Sale Offer is being made pursuant to this
Section 7.8 and the length of time the Asset Sale Offer shall remain open;

               (b)    the Offer Amount, the purchase price and the Purchase
Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

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

               (d) that, unless the Obligors default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note to the Obligors at the address specified in the notice at least three days before the Purchase Date;

               (f) that Holders shall be entitled to withdraw their election if the Obligors receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

               (g) that, if the aggregate Accreted Value of Notes surrendered by Holders exceeds the Offer Amount, the Obligors shall select the Notes to be purchased on a pro rata basis; and

               (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

               On or before the Purchase Date, the Obligors shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Obligors shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Obligors for purchase, and the Obligors shall promptly issue a new Note, and shall mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Obligors to the Holder thereof.

         7.9.  TRANSACTIONS WITH AFFILIATES

               Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to such Obligor or Material Subsidiary than those that would have been obtained in a comparable transaction by such Obligor or such Material Subsidiary with an unrelated Person; and (b) (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, if an opinion meeting the requirements set forth in clause (ii) of this paragraph has not been obtained, such Affiliate Transaction has been approved by a majority of the members of such Obligor's Board of Directors who have no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), and (ii) with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, or (y) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 where none of the members of such Obligor's Board of Directors qualify as having no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), such Obligor obtains an opinion as to the fairness to such Obligor or such Material Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided however that the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this paragraph:

               (1) any transaction by an Obligor or any Material Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

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

               (2) any employment agreement or arrangement or employee benefit plan entered into by an Obligor or any of its Material Subsidiaries in the ordinary course of business of such Obligor or such Material Subsidiary;

               (3) transactions between or among an Obligor and its Material Subsidiaries;

               (4) payment of reasonable directors fees and provisions of customary indemnification to directors, officers and employees of an Obligor and its Material Subsidiaries;

               (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of an Obligor;

               (6) Restricted Payments that are permitted by the provisions of Section 7.5 hereof (other than clause (7) thereof);

               (7)    transactions pursuant to the Tax Sharing Agreement;

               (8) contractual arrangements existing on the date hereof, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Holders;

               (9) the Concurrent Financing Transactions (including all agreements evidencing the same in substantially the form provided to the Investors on December 19, 20 or 21, 2002 and arrangements contemplated thereby); and

               (10)   a Parent Company Merger.

         7.10. LIENS

               Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, other than any Liens for which the Obligors have received consent of the Note Investors (as defined therein) in accordance with Section 5.1 of the Noteholders Agreement.

         7.11. CORPORATE EXISTENCE

               Subject to Section 7.16 hereof, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Material Subsidiaries, in accordance with the respective organizational documents thereof (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises thereof; provided, however, that neither Obligor shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Material Subsidiaries, if the Board of Directors of such Obligor, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor, taken as a whole with its Subsidiaries, and that the loss thereof is not adverse in any material respect to the Holders of the Notes; provided further, that nothing in this Section 7.11 shall prohibit a Parent Company Merger.

         7.12. OFFER TO REPURCHASE UPON CHANGE OF CONTROL

               (a) Upon the occurrence of a Change of Control, the Obligors shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Obligors shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 7.12 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 and no later than 60 calendar days from the date such

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

notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue interest; (4) that, unless the Obligors default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Obligors at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Obligors receive, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Agreement, the Obligors will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Agreement by virtue of such conflict.

               (b) On the Change of Control Payment Date, the Obligors shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer. The Obligors shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and shall promptly mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Obligors shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Obligors shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Obligors and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         7.13. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

               Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, enter into any sale and leaseback transaction; provided that an Obligor may enter into a sale and leaseback transaction if: (i) the lease is for a period, including renewal rights, of not in excess of five years; (ii) the transaction is solely between such Obligor and any Material Subsidiary or solely between Material Subsidiaries; (iii) such Obligor or such Material Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with Section 7.8 hereof; or (iv) such sale and leaseback transaction is a Qualified Sale and Leaseback Transaction.

         7.14. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF MATERIAL SUBSIDIARIES

               Neither of the Obligors (i) shall, or shall permit any of its Material Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Material Subsidiary of such Obligor to any Person or
(ii) shall permit any of its Material Subsidiaries to issue any Equity Interests other than:

               (a)    to an Obligor or another Material Subsidiary;

               (b) issuances of directors' qualifying shares to the extent necessary to comply with applicable law;

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

               (c) to the extent required by applicable law, issuances or transfers to nationals of the jurisdiction in which a Material Subsidiary is organized in an amount not to exceed 1% of the total Equity Interests of such Material Subsidiary;

               (d) distributions of Capital Stock other than Disqualified Stock to all common shareholders of a Material Subsidiary on a pro rata basis; or

               (e) the sale of all the Equity Interests in such Material Subsidiary (excluding the Company), provided that the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 7.8 hereof.

         7.15. INSURANCE

               (a) The Obligors shall obtain prior to the launch of each satellite and shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced,
(2) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (in each case such costs being determined as of the date such insurance is procured by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution). Notwithstanding the foregoing, at any time when the Obligors have two primary satellites in orbit and fully functioning, the Obligors shall not be obligated to obtain insurance pursuant to this paragraph (a) with respect to the launch of any satellite that the Obligors do not intend to use as a replacement for one of the two primary satellites used by them to provide the XM Radio Service.

               (b) The Obligors shall maintain full in-orbit insurance with respect to each satellite they own and launch in an amount at least equal to the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced (or such percentage of replacement value as is then reasonably obtainable in the insurance market at a commercially reasonable cost), (2) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (provided, however, that with respect to any satellite as to which there has been an insured loss, the required amount of such insurance shall equal the lesser of such sum and the amount reasonably obtainable in the insurance market at a commercially reasonable cost, as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution). The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance shall become due and payable.

               (c) In the event that the Obligors receive proceeds from insurance relating to any satellite, the Obligors shall be entitled to use all or any portion of such proceeds for any purpose, including (1) to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds, (2) to develop and construct a replacement satellite, or (3) general corporate purposes.

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         7.16. MERGER, CONSOLIDATION, OR SALE OF ASSETS

               (a) Neither of the Obligors shall, directly or indirectly, consolidate or merge with or into (whether or not such Obligor is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Obligor and its Material Subsidiaries taken as a whole, in one or more related transactions to, another Person unless (i) such Obligor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Obligors under the Registration Rights Agreement, the Security Agreements, the Intercreditor Agreements, the Notes and this Agreement pursuant to agreements in a form reasonably satisfactory to the Majority Holders, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) such Obligor or the Person formed by or surviving any such consolidation or merger (if other than such Obligor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction and (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of such Obligor's latest four fiscal quarters for which consolidated financial statements of such Obligor are available immediately preceding the date of such transaction, have a ratio of Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow for such four-quarter period less than 6.0 to 1.0.

               In addition, each Obligor shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 7.16(a) shall not be applicable to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of properties or assets between or among (i) either Obligor and its Material Subsidiaries or (ii) the Obligors.

               (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Obligor in accordance with Section 7.16(a) hereof, the successor corporation formed by such consolidation or into or with which such Obligor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to such "Obligor" shall refer instead to the successor corporation), and may exercise every right and power of such Obligor under this Agreement with the same effect as if such successor Person had been named as such Obligor herein; provided, however, that the predecessor Obligor shall not be relieved from the obligation to pay the principal of and interest (and premium, if any) on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Obligor's assets that meets the requirements of Section 7.16(a) hereof.

         7.17. CERTAIN TRADING LIMITATIONS

               For so long as an Investor holds at least $10,000,000 in principal amount at maturity of the Notes originally purchased by such Investor under this Agreement, such Investor agrees that it will not enter into any Short Sales. For purposes of this Section 7.17, a "Short Sale" by an Investor means to sell, contract to sell, grant any option to purchase, or make any short sale of Class A Common Stock, establish a "put equivalent position" (as such term is defined in Rule 16a-1(h) under the Exchange Act) or engage in any transaction the result of which will involve any of the foregoing, at a time when such Investor has no equivalent offsetting long position in Class A Common Stock or preferred stock or indebtedness convertible into Class A Common Stock (a "Net Short Position"). For purposes of determining whether an Investor has an equivalent offsetting long position in Class A Common Stock, all Class A Common Stock held by such Investor, all Conversion Stock that would be issuable upon Conversion in full of all Notes then held by such Investor (assuming that such Notes were then fully Convertible, notwithstanding any provisions to the contrary, and giving effect to any Conversion Price adjustments scheduled to take effect in the future) and all shares of Class A Common Stock issuable upon conversion of Holdings' outstanding preferred stock and Holdings' outstanding 7.75% Convertible Subordinated Notes, exercise of any call option or

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

"call equivalent position" (as defined in Rule 16a-1(b) under the Exchange Act) held by such Investor (assuming that such call position was then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Investor. For purposes of this Section 7.17, the term "Investor" includes an Investor and its Affiliates and Related Parties.

         7.18  PAYMENTS FOR CONSENT

               Neither Obligor nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the Noteholders Agreement or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         7.19. HART-SCOTT-RODINO

               (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include any necessary filings under the HSR Act and under the competition laws of any other jurisdiction), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and each Party will keep the other apprised of the status of significant matters relating to contemplation of the transactions contemplated hereby and thereby.

               (b) Each of the Parties shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the transactions contemplated hereby and by the other Transaction Documents under antitrust laws, including, if applicable, the HSR Act. In the event a suit is threatened or instituted challenging any of the transactions contemplated hereby and thereby as violative of antitrust laws, each of the Parties shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The Parties shall use their reasonable best efforts to take such action as may be required by: (a) the DOJ or the FTC in order to resolve such objections as either of them may have to such transaction under antitrust laws, or (b) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging such transactions as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of such transactions. Reasonable best efforts shall not include the willingness of an Obligor to accept an order (1) agreeing to the divestiture, or the holding separate, of any assets of Holdings or its Subsidiaries or (2) restricting the conduct of the Obligors in a manner that Holdings reasonably determines to be material to Holdings and its Subsidiaries, taken as a whole.

         7.20. PLEDGES OF SECURITIES

               The Obligors acknowledge and agree that a Holder may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval of either of the Obligors, and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith except as required by applicable law.

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

Further, no notice shall be required of such pledge. At the appropriate Holder's expense, the Obligors will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         7.21. SECURITIES LAW DISCLOSURE; PUBLICITY

               The Obligors shall, within one Business Day after each of the date hereof and the Closing Date, file a Current Report on Form 8-K disclosing material terms of the transactions contemplated hereby. After the date hereof, the Obligors shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby. Neither of the Obligors nor any Person acting on its behalf will provide any Holder (other than in connection with service by a designee of such Holder as a director or board observer under the Noteholder Agreement) with material, nonpublic information about the Obligors unless such Holder consents to receive such information in writing in advance even if otherwise required pursuant to the terms of any Transaction Document.

         7.22. REIMBURSEMENT

               Each of the Obligors, jointly and severally, shall indemnify and hold harmless each Holder and any of its Affiliates or Related Parties from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including costs of preparation of legal action and reasonable attorneys' fees, as incurred, arising out of or relating to any breach by either of the Obligors of any of the representations, warranties or covenants made by either of the Obligors in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The indemnification obligations of the Obligors under this Section 7.23 shall be in addition to any liability that they may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Holders and any such Related Parties. In no event shall the liability of either of the Obligors under this Section 7.23 to a Holder or its Related Parties exceed the total Initial Value paid by the Holder under this Agreement. If either of the Obligors breaches its obligations under this Agreement or any Transaction Document, then, in addition to any other liabilities either of the Obligors may have under this Agreement or any Transaction Document or applicable law, the Obligors shall pay or reimburse the Holders on demand for all costs of collection and enforcement (including reasonable attorney's fees and expenses). Without limiting the generality of the foregoing, each of the Obligors specifically agrees to reimburse the Holders on demand for all costs of enforcing the indemnification obligations in this
Section 7.23. The rights of the Holders under this paragraph do not transfer automatically upon transfer of the Notes, and may be transferred only by an Investor delivering a written notice to such effect to the Obligors at or prior to the transfer.

         7.23. AVOIDANCE OF CONFLICTS

               The Parties agree that notwithstanding anything else to the contrary set forth herein, the covenants set forth in Sections 7.5 and 7.7 hereof shall not restrict Holdings from complying with its letter agreement with BayStar Group included in the Concurrent Financing Transactions.

8.       DEFAULTS AND REMEDIES

         8.1.  EVENTS OF DEFAULT

               An "Event of Default" occurs if:

               (a) the Obligors default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

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

               (b) the Obligors default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

               (c) the Obligors default in the performance, or breach the provisions of Section 7.16 hereof, the Obligors fail to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.12 hereof or the Obligors fail to make or consummate an Asset Sale Offer in accordance with the provisions of Section 7.8 hereof;

               (d) an Obligor or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Agreement, the Notes or either of the Security Agreements for 60 days after notice to such Obligor by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Obligor or any of its Material Subsidiaries (or the payment of which is guaranteed by an Obligor or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its Stated Maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

               (f) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against an Obligor or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000 (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing); or a final nonappealable judgment or final nonappealable judgments for the payment of money or for the rescission of the sale of securities of either of the Obligors are entered by a court or courts of competent jurisdiction against either of the Obligors, or either of the Obligors enters into a settlement arrangement that includes the redemption, repurchase or cancellation of any securities of either of the Obligors, in either case with respect to an action filed by a security holder of either of the Obligors (other than a Holder of Notes in its capacity as such) alleging that such Obligor violated Section 5 of the Securities Act in connection with the offering and sale of the Notes hereunder or the offering and sale of any of the Concurrent Financing Transactions Issuances;

               (g) an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                      (i)     commences a voluntary case,

                      (ii) consents to the entry of an order for relief against it in an involuntary case,

                      (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally can not pay its debts as they become due;

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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

                      (i) is for relief against an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                      (ii) appoints a custodian of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                      (iii) orders the liquidation of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

               (i) an Obligor or Material Subsidiary shall breach any material representation, warranty or agreement set forth in either of the Security Agreements or shall repudiate any of its obligations under either of the Security Agreements, or either of the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

               (j) any Agreement Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms), or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Agreement Guarantee.

               The Obligors shall deliver written notice to the Holders within five days after any Officer of either Obligor has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default under this Section 8.1.

         8.2.  ACCELERATION

               If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.1 hereof with respect to an Obligor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Accreted Value of the Notes, together with any premium and accrued interest thereon, shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 8.1 hereof occurs with respect to an Obligor, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or any Material Subsidiary thereof, the Accreted Value of all outstanding Notes, together with any premium and accrued interest thereon, shall be due and payable immediately without further action or notice. The Majority Holders may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of Accreted Value, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         8.3.  OTHER REMEDIES

               If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the Accreted Value of, and any premium or accrued interest on, the Notes or to enforce the performance of any provision of the Notes, this Agreement, the Agreement Guarantees and the Security Agreements (subject to the Intercreditor Agreements).

               A Holder may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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

         8.4.  WAIVER OF PAST DEFAULTS

               The Majority Holders may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the Accreted Value of, or any premium or accrued interest on, the Notes (including in connection with an offer to purchase), provided, however, that the Majority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         8.5.  CONTROL BY MAJORITY

               The Majority Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders or exercising any trust or power conferred on them.

         8.6.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

               Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of Accreted Value of, and any premium or accrued interest on, the Note on the Stated Maturity expressed in the Note or this Agreement (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Agreement upon any property subject to such Lien.

9.       CONVERSION PROVISIONS

         9.1.  CONVERSION AT OPTION OF HOLDERS

               Each Holder shall have the right, at its option, at any time, subject to the terms and provisions of this Agreement, as applicable, to Convert the Accreted Value of each of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of Conversion (with respect to such Conversion, a "Conversion Notice") specifying the Accreted Value thereof to be Converted (together with such interest and premium) duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. Notwithstanding the foregoing, no Holder may Convert the Accreted Value of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) if such proposed Conversion would constitute or result in an assignment of any FCC license of the FCC License Subsidiary or any change of control (whether de jure or de facto) of the FCC License Subsidiary or the exercise of any voting rights relating to the stock of the FCC License Subsidiary or the Company if such assignment or change of control or exercise of voting rights would require, under then existing law, the prior approval of the FCC, without first obtaining such prior approval of the FCC. Notwithstanding any other provision of this Agreement or the Notes, if a Conversion of a Note is to be made in connection with a sale of Holdings or other event, such Conversion may, at the election of any Holder tendering such Note for Conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event. The date on which a Conversion Notice is delivered to Holdings (as determined in accordance with Section 17 hereof) shall be the "Conversion Date" with respect thereto. Subject to Section 9.7(b) hereof, but not withstanding any other provision of this Agreement or the

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

Notes, a Holder may Convert its Notes into Class A Common Stock only to the extent shares of Class A Common Stock have been reserved by Holdings for issuance upon such Conversion.

         9.2.  CONVERSION AT OPTION OF OBLIGORS

               The Obligors may, at any time on or after the fourth anniversary of the Closing Date, require the Holders to Convert the Accreted Value of all, but not less than all, of the Notes (together with any premium and accrued interest thereon) into shares of Conversion Stock at the Conversion Price if each of the following conditions is met:

               (a) shares of the Class A Common Stock shall have traded on the Nasdaq National Market or a national securities exchange during each of the 30 Trading Days immediately preceding the Determination Date (as defined below);

               (b) on each of the 30 Trading Days immediately prior to the Determination Date, shares of Class A Common Stock shall have traded at a price in excess of 200% of the Conversion Price then in effect;

               (c) Holdings shall have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which Holdings reports its financial results, as set forth in consolidated financial statements contained in Holdings' SEC reports for such quarterly period, which financial statements shall have been reviewed (or audited in the case of an annual report) by the certified independent accountants of Holdings;

               (d) immediately following such Conversion, the aggregate amount of Indebtedness of Holdings and its Subsidiaries on a consolidated basis shall be less than $250,000,000; and

               (e) no shares of Series C Preferred Stock shall remain outstanding.

The Obligors may require a Conversion pursuant to this Section 9.2 by delivering irrevocable written notice of such election to the Holders (with respect to such Conversion, such notice is referred to herein as a "Conversion Notice" and the date on which the Conversion Notice is sent is referred to herein as the "Determination Date"), and the fifth Trading Day after the date any such Conversion Notice is delivered to the Holders (as determined in accordance with Section 17 hereof) will be the "Conversion Date" for such required Conversion. Promptly upon receipt of a Conversion Notice pursuant to this Section 9.2, each Holder shall surrender its Note or Notes to Holdings at a time during usual business hours at the office of Holdings, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing.

         9.3.  ISSUANCE OF CERTIFICATES

               Holdings and the Holder surrendering a Note for Conversion, in whole or in part, in a transaction that would be reportable under the HSR Act or that would require approval by any Governmental Entity, shall promptly make all filings which may be required in connection with such Conversion under the HSR Act and other applicable laws, rules or regulations. Holdings and any such Holder shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings. As promptly as practicable after the surrender of a Note for Conversion (or, if applicable, the specified waiting period under the HSR Act and receipt of other required approvals from Governmental Entities), as provided in Section 9.1 or 9.2 hereof (but in no event later than three Trading Days after such surrender, in the absence of any HSR waiting period or other required approvals from Governmental Entities), Holdings at its expense shall deliver or cause to be delivered at its principal office to or upon the written order of the Holder of such Note so surrendered (a) certificates bearing, if required by the terms hereof, the restrictive legends set forth in Section 6 hereof, representing the number of fully paid and non-assessable shares of Conversion Stock into which such Note is being Converted in accordance with the provisions hereof, and (b) a Note, registered in the name of such Holder, representing the portion of the

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principal amount, if any, of the surrendered Note that is not attributable to the Accreted Value being Converted at such time, dated so that there will be no loss of interest on such principal amount and otherwise of like tenor. Subject to the following provisions of this Section 9.3, such Conversion shall be deemed to have been made at the close of business on the Conversion Date (or, if applicable, the expiration of the specified waiting period under the HSR Act), so that (i) the rights of the Holder of such Note as a Holder shall cease at such time with respect to the Accreted Value being Converted, (ii) there shall be no loss of interest on the portion of the principal amount of any surrendered Note that is not attributable to the Accreted Value being Converted and (iii) the Person entitled to receive the shares of Conversion Stock upon Conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Conversion Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of Holdings shall be closed shall be effective to constitute the Person entitled to receive the shares of Conversion Stock upon such Conversion as the record Holder of such shares of Conversion Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Conversion Stock as the record Holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

         9.4.  NO FRACTIONAL SHARES

               If, but for the provisions of this Section 9.4, the Conversion of any Note for Conversion Stock were to result in the issuance by Holdings of a fraction of a share of Class A Common Stock, Holdings, at its option, shall either (a) round up such fraction to the nearest whole share, or (b) pay an amount in cash equal to the product of (i) such fraction, multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on the date of the Conversion notice, computed to the nearest whole cent, in lieu of issuing a fractional share.

         9.5.  MERGER OF HOLDINGS

               In case of any consolidation with or merger of Holdings with another corporation, or in case of any sale, lease or conveyance to another corporation of the property of Holdings as an entirety or substantially as an entirety, a Holder shall have the right thereafter to exchange any Notes for the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Conversion Stock of Holdings into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance. Holdings shall not effect any such consolidation, merger, sale, lease or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such property shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such securities, property or cash as, in accordance with the foregoing provisions, such Holders may be entitled to acquire upon Conversion.

         9.6.  RECLASSIFICATION OF CLASS A COMMON STOCK

               In case of any reclassification, stock split, subdivision, dividend or distribution payable in shares of Class A Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Class A Common Stock), or similar recapitalization or event with respect to shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into Holdings in which Holdings is the surviving corporation and in which there is a reclassification or change of the shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares), Holdings shall provide that the Holders shall have the right thereafter to Convert the Notes into the kind and amount of shares of stock and other securities and property or cash receivable upon such reclassification or similar recapitalization or event or such consolidation or merger ("Reclassified Securities") by a holder of the number of shares of Class A Common Stock into which the Notes might have been Converted immediately prior to such reclassification or similar recapitalization or event of such consolidation or merger. The above provisions hereof shall similarly apply to successive reclassifications and changes of shares of Class A

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

Common Stock and to successive consolidations, mergers, sales or conveyances involving such reclassifications and changes of shares of Class A Common Stock. Holdings shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such Reclassified Securities as, in accordance with the foregoing provisions, such Holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

         9.7.  RESERVATION OF CLASS A COMMON STOCK

               (a) Holdings shall have reserved 40,000,000 shares of Class A Common Stock for issuance as Conversion Stock as of the Closing, which will be sufficient to allow $127,200,000 in Initial Value of Notes to be Converted, less the number of shares needed (if any) under the letter agreement between Holdings and BayStar Group. Holdings will seek shareholder approval at its next shareholders meeting to amend its certificate of incorporation to increase the number of shares of its authorized Class A Common Stock to 600,000,000. Holdings covenants that it will, immediately following receipt of such shareholder approval, reserve and keep available out of its authorized Class A Common Stock, a sufficient number of shares for the purposes of issuance upon Conversion of all or any portion of such Notes which the Holders may Convert as provided in
Section 9.2 herein. Such shareholders meeting shall in any event be held within six months after the Closing Date. Holdings covenants that all shares of Class A Common Stock which shall be so issuable shall be duly and validly issued and fully paid and non-assessable, free from preemptive or similar rights on the part of the holders of any shares of Capital Stock or securities of Holdings, and free from all Liens or other charges with respect to the issuance thereof. Holdings will take all such action as may be necessary to assure that such shares of Class A Common Stock are approved for listing on the Nasdaq Stock Market (subject to notice of issuance) and generally may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

               (b) If, at the time any Holder requests a Conversion of any of the Notes in compliance with Section 9.1, and Holdings does not have available a sufficient number of authorized but unissued shares of Class A Common Stock to effect such Conversion, within three Business Days after such notice, (i) Holdings shall issue such number of shares of Class A Common Stock as it has available and (ii) the Obligors shall pay to such Holder in cash, as liquidated damages and not as a penalty, an amount equal to (A) the number of shares of Class A Common Stock to have been issued upon such Conversion in excess of the number of shares of Class A Common Stock actually issued upon such Conversion, multiplied by the Fair Market Value per share of Class A Common Stock on the date of such notice. Upon complying with the foregoing requirements, Holdings shall have no further obligation to issue or deliver the shares of Class A Common Stock to have been issued upon such Conversion, or to take any other actions specified in Section 9 relating to such Conversion.

         9.8.  TAXES

               The issuance of certificates for shares of Conversion Stock upon the Conversion of any Note shall be made without charge to the Holder for any Tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name as may be directed by, the Holder of such Note; provided, however, that Holdings shall not be required to pay any Tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of such Note, and Holdings shall not be required to issue or deliver such certificates unless or until the Person or Persons requiring the issuance thereof shall have paid to Holdings the amount of such Tax or shall have established to the satisfaction of Holdings that such Tax has been paid. The Holder shall be responsible for the payment of all applicable income Taxes in connection with the Conversion of a Note.

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

         9.9.  NO RIGHTS OR LIABILITIES AS STOCKHOLDERS

               No Note shall entitle any Holder thereof to any of the rights of a stockholder of Holdings. No provision of this Agreement or of any Note, in the absence of the actual Conversion of such Note or any part thereof by the Holder thereof into Conversion Stock issuable upon such Conversion shall give rise to any liability on the part of such Holder as a stockholder of Holdings, whether such liability shall be asserted by Holdings or by creditors of Holdings.

         9.10. LIMITATION ON CONVERSION

               Notwithstanding the provisions of Section 9.1 hereof, the number of shares of Class A Common Stock that may be acquired by a Holder upon any Conversion of Notes shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Class A Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Class A Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Limiting Percentage") of the total number of issued and outstanding shares of Class A Common Stock (including for such purpose the shares of Class A Common Stock issuable upon such Conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 9.10 and determined that issuance of the full number of shares of Class A Common Stock requested in such Conversion Notice is permitted under this Section 9.10. Holdings' obligation to issue shares of Class A Common Stock in excess of the limitation referred to in this Section 9.10 shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Class A Common Stock may be issued in compliance with such limitation. By written notice to the Obligors at any time on or after the date hereof, a Holder may waive the provisions of this Section 9.10 or increase or decrease such limitation percentage to any other percentage specified in such notice, but not exceeding 9.999%. Any such waiver or increase will not be effective until the sixty-first day after such notice is delivered to the Obligors, provided, that any such waiver or increase delivered prior to or at the Closing will take effect as of the Closing. Any such waiver, increase or decrease will apply only to such Holder and not to any other Holder. Notwithstanding the foregoing, an Investor may elect to have the limitations of this Section 9.10 in their entirety not apply to such Investor and its subsequent transferees at any and all times by delivering, or causing to be delivered, a written notice to such effect to the Obligors at or prior to the Closing.

10.      REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTES

         10.1. NOTE REGISTER

               The Obligors will keep at their principal office a register in which the Obligors will provide for the registration of the Notes and the registration of transfers of the Notes. The Obligors may treat the Person in whose name the Note is registered on such register as the owner and holder thereof (the "Holder") for the purpose of receiving payment of the principal of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Obligors shall not be affected by any notice to the contrary. The Obligors will provide the Collateral Agent with a copy of their Note register semi-annually on each June 15 and December 15, or at any other time upon the written request of the Collateral Agent.

         10.2. TRANSFER AND CONVERSION OF NOTES

               Upon surrender of one or more Notes for registration of transfer or for exchange to the Obligors at their principal office with evidence that all applicable transfer taxes have been paid, the Obligors at their expense will execute and deliver in exchange therefore one or more Notes in the aggregate unpaid principal amount(s) of such surrendered Note(s). Each such new Note shall be registered in the name of such Person, or its nominee, as such Holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

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

         10.3. REPLACEMENT OF NOTES

               Upon receipt of evidence reasonably satisfactory to the Obligors of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Obligors may determine (or of an indemnity agreement from the Holder reasonably satisfactory to the Obligors), or, in the case of any such mutilation, upon the surrender of such Holder for cancellation to the Company at its principal office, the Obligors at their expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Obligors shall not be deemed to be an outstanding Note for any purpose of this Agreement.

11.      GUARANTEES

         11.1. EXECUTION AND DELIVERY OF AGREEMENT GUARANTEES

               The Obligors shall cause XM Leasing Subsidiary to execute and deliver at the Closing to each Holder of a Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of XM Leasing Subsidiary by an Officer thereof. The Obligors shall further cause any Person that becomes, as a result of its acquisition by an Obligor or by a Subsidiary of an Obligor or otherwise, a Material Subsidiary at any time after the Closing Date to execute and deliver reasonably promptly after such event to each Holder of a then outstanding Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of such Material Subsidiary by an Officer thereof. Notwithstanding the foregoing and subject to the provisions set forth in the succeeding paragraph, the Obligors shall cause:

               (a) XM Capital Subsidiary to execute and deliver an Agreement Guarantee only in the event that XM Capital Subsidiary continues to constitute a Material Subsidiary on the date six months after the Closing Date or becomes a Material Subsidiary as of any date thereafter;

               (b) XM Building Subsidiary to execute and deliver an Agreement Guarantee only as of the date, if any, as of which (i) XM Building Subsidiary becomes a Material Subsidiary and the existing mortgage on the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements (or any successor mortgage) shall not, in the reasonable opinion of the Obligors, prohibit the grant to the Noteholders of a security interest in the Capital Stock or assets of XM Building Subsidiary or (ii) XM Building Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements; and

               (c) FCC License Subsidiary to execute and deliver an Agreement Guarantee only in the event that FCC License Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the FCC licenses used in the transmission of the XM Radio Service.

               In addition:

               (A) Promptly after completing preparation of its consolidated financial statements for each fiscal quarter ending after the Closing Date, Holdings shall calculate, as of the final day of such fiscal quarter and in accordance with GAAP, the aggregate book value of the assets of all of its Subsidiaries excluding the value of the capital stock of the Subsidiaries, excluding (i) all assets of the Company, (ii) all assets of any Subsidiary Guarantors, (iii) the FCC licenses of FCC License Subsidiary used in the transmission of the XM Radio Service, (iv) the real property of XM Building Subsidiary located at 1500 Eckington Place, NE, Washington, DC and related improvements and (v) all assets of XM Capital Subsidiary, but only with respect to a fiscal quarter commencing on or after July 1, 2003 and only to the extent it is not a Subsidiary Guarantor as of such final day of such fiscal quarter. If the amount of such aggregate book value exceeds $10,000,000, Holdings shall cause one or more of its Subsidiaries to become additional Subsidiary Guarantors so that the aggregate book value of the assets of all of the Subsidiaries of Holdings, excluding assets described in the preceding clauses (i) through (v) (except to the extent

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

such assets are owned by such additional Subsidiary Guarantors) as of such final day of such fiscal quarter shall be less than $10,000,000. Any such additional Subsidiary Guarantor will also constitute a Material Subsidiary.

               (B) If at any time a Subsidiary of either Obligor (other than a Subsidiary that has executed and delivered an Agreement Guarantee) Guarantees any Pari Passu Indebtedness, the Obligors shall cause such Subsidiary to become a Subsidiary Guarantor.

         11.2. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

               (a) Nothing contained in this Agreement, in any Agreement Guarantee or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into an Obligor or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to an Obligor or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Agreement Guarantee of the Subsidiary Guarantor being consolidated or merged or into an Obligor or such other Subsidiary Guarantor (or the assets of which are being so transferred) shall no longer have any force or effect.

               (b) Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same in the event that such consolidation, merger or transfer complies with the terms and conditions of this Agreement, the Notes, the Noteholders Agreement and any Agreement Guarantee.

         11.3. RELEASES FOLLOWING SALE OF ASSETS

               Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Agreement Guarantee and this Section 11, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 7.8 hereof. Any Subsidiary Guarantor not released from its obligations under its Agreement Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Agreement Guarantee as provided in this Section 11.

         11.4. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO HOLDINGS AND THE SUBSIDIARY GUARANTORS

               (a) For purposes of any provision of this Agreement that provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate, the definitions of such terms in Section 1 shall apply to such Subsidiary Guarantor, as if references therein to the Company were references to such Subsidiary Guarantor.

               (b) Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in this Agreement as if references therein to the Obligors were references to such Subsidiary Guarantor.

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12.      SECURITY AGREEMENTS

         12.1. SECURITY AGREEMENTS

               The due and punctual payment of the Accreted Value of, and any premium and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Obligors to the Holders of Notes under this Agreement and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements. The Company shall enter into at the Closing the FCC License Subsidiary Pledge Agreement. The Obligors shall, and shall cause XM Leasing Subsidiary to enter into at the Closing, and any other Subsidiary Guarantor to enter into concurrently with the execution and delivery of an Agreement Guarantee by such Subsidiary Guarantor, the General Security Agreement, the form of which is attached as Exhibit B hereto.

               Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements and the Intercreditor Agreements (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent named in the Intercreditor Agreements to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Obligors shall do or cause to be done all such acts and things as may be required by the provisions of the Security Agreements, to assure and confirm to the Holders and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes secured hereby, according to the intent and purposes herein and therein expressed.

         12.2. RELEASE OF COLLATERAL

               (a) Collateral may be released only in accordance with the terms of the Security Agreements and the Intercreditor Agreements.

               (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Holders shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders of Notes.

               (c) The release of any Collateral from the terms of this Agreement and the Security Agreements shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements.

13.      CONDITIONS TO CLOSING

         13.1  CONDITIONS TO OBLIGATIONS OF THE INVESTORS

               The obligation of each of the Investors to acquire Notes at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

               (a)    The representations and warranties made by the Obligors in
Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warranty refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

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

               (b) All covenants, agreements and conditions to be performed by either of the Obligors or any Subsidiaries of the Obligors on or prior to the Closing contained in this Agreement and the other Transaction Documents to which either is a party shall have been performed or complied with in all material respects.

               (c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

               (d) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

               (e) There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any Person which shall not have been obtained to issue the Notes (except as otherwise provided in this Agreement).

               (f) At least 90% of the principal amount of the Company's outstanding 14% Senior Secured Notes due 2010 shall have been exchanged as contemplated in clause (3) of the definition of Concurrent Financing Transactions.

               (g) The Concurrent Financing Transactions shall close on or prior to the Closing in the manner contemplated in the agreements governing such transactions (or, to the extent any such agreement has not been executed as of the time of delivery of this Agreement, in the manner contemplated in the most recent draft thereof provided to the Investors prior to the date of this Agreement) with all of the conditions therein satisfied or waived, provided that any such waiver shall be reasonably acceptable to the Supermajority Investors.

               (h) The Investors shall have received an opinion of counsel to the Obligors with respect to the legality of the Notes and such other matters as may be customary for transactions of this type, in form and substance reasonably satisfactory to the Investors.

               (i) Each of the Obligors and any other Person (other than an Investor) shall have entered into the Transaction Documents to which it is a party.

               (j) The Investors shall have received a completely executed copy of each of the Transaction Documents to which it is a party.

               (k) The aggregate Initial Value of Notes purchased at the Closing, together with the gross proceeds to Holdings of the sale of Class A Common Stock, if any, issued as contemplated by clause (6) of the definition of Concurrent Financing Transactions (collectively, the "Gross Proceeds"), shall not be less than $200,000,000.

               (l) Since the date hereof, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect. Trading in the Class A Common Stock shall not have been suspended by the SEC or the Nasdaq National Market (except for any suspension of trading of not more than one Business Day solely to permit dissemination of material information regarding the Obligors or a general suspension of trading on the Nasdaq National Market) at any time since the date hereof, and the Class A Common Stock shall have been at all times since the date hereof listed for trading on the Nasdaq National Market.

               (m) Each of the Obligors shall have delivered to the Investors an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in clauses (a), (b) and (l) of this Section 13.1 have been fulfilled.

               Any of the preceding clauses (a), (b), (c), (d), (e), (h), (i),
(j) and (m) may be waived in writing by the Majority Holders to the extent permitted by law. The written consent of the Supermajority Investors shall be required to waive the provisions of clauses (f), (g), (k) and (l) above, it being understood that a waiver of clause (k) shall not be cause for elimination or reduction of any Investor's obligation to close on its purchase of the aggregate purchase price as set forth opposite such Investor's name on Attachment 1, nor shall any such waiver constitute a waiver by the Obligors of any cause of action they might have against the breaching party, provided, however, that in the event that the Gross Proceeds would be less than $175,000,000, the provisions of clause (k) may be waived only by the consent of all Investors.

         13.2  CONDITIONS TO THE OBLIGATIONS OF THE OBLIGORS

               The obligation of the Obligors to issue the Notes at the Closing is subject to the fulfillment on or prior to Closing of the following conditions, each of which may be waived in writing by the Obligors to the extent permitted by law:

               (a) The representations and warranties made by each of the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warrant refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

               (b) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

               (c) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

               (d) Each of the Investors shall have entered into the Transaction Documents to which it is a party, except that any Investor that purchased Notes with an Initial Value less than $10,000,000 shall not be required to sign the Noteholders Agreement.

               (e) The aggregate Initial Value of Notes purchased at the Closing, together with the gross proceeds to Holdings of the sale of Class A Common Stock, if any, issued as contemplated by clause (6) of the definition of Concurrent Financing Transactions, shall not be less than $200,000,000.

         13.3  INVESTMENT ELECTION IN ABSENCE OF CLOSING

               In the event the Closing does not occur, whether due to the actions or omissions of any Party, the failure of satisfaction of closing conditions or for any other reason whatsoever, then each of the Investors shall have the right (but not the obligation), during the fifteen-day period following the Business Day on which the Obligors notify such Investor that the Closing will not occur, to notify the Obligors of such Investor's election to purchase shares of Class A Common Stock (subject to applicable securities law and regulatory requirements) at a per share price equal to the Conversion Price, in the full amount of the aggregate Initial Value of Notes set forth opposite such Investor's name on Attachment 1. Notwithstanding the foregoing, if the Closing does not occur due to a decision by the Board of Directors of the Obligors, acting upon their fiduciary duties, to sell a majority interest in the Obligors by way of an acquisition, merger, asset sale or other form of business combination (which sale shall not be considered a breach of this Agreement), each Investor's right to purchase shares set forth in this Section 13.3 shall be limited to one-half of the applicable Initial Value of Notes referenced above at a price per share equal to the Conversion Price. Such purchase of shares shall be effected within ten Business Days after the delivery of such notice to the Obligors, on a Business Day mutually agreed upon by the Obligors and such Investor. Upon the request of one or more Investors exercising their respective rights under this Section 13.3, Holdings will enter into registration rights arrangements with such Investors affording them registration rights regarding the Class A Common Stock purchased under this Section 13.3 that are, to the extent feasible, substantially identical to the rights to have been afforded to Holders with respect to a "Noteholder Shelf Registration" under the Registration Rights Agreement. Notwithstanding the foregoing, no Investor shall be entitled to exercise the right provided in this

Section 13.3 if such Investor or any of its Affiliates breached any of its obligations hereunder in connection with the failed Closing. The provisions of this Section 13.3 are intended to provide for liquidated damages and not a penalty, and each Investor agrees that (a) if such Investor exercises its rights under this Section 13.3 and purchases shares of Class A Common Stock as contemplated hereby, such actions shall serve as such Investor's sole remedy against the Obligors and their Affiliates with respect to the failed Closing and
(b) if the Closing does not occur and such failure is not due in whole or in part to an act omission of either of the Obligors, a failure by either of the Obligors to satisfy its closing conditions or any other default hereunder by either of the Obligors, the rights of the Investors under this Section 13.3 constitute the Investors' sole remedy against the Obligors with respect to such Closing.

14.      EXPENSES

               The Obligors will pay (a) the reasonable fees and disbursements of Hale and Dorr LLP, as counsel for the Investors, and (b) the reasonable fees and disbursements of one additional counsel for each Investor that purchases, at the Closing, Notes with an Initial Value of at least $50,000,000. All such fees and disbursements shall be paid by the Obligors even if the transactions contemplated hereby do not close.

15.      SURVIVAL

               All express representations and warranties contained in this Agreement or made in writing by or on behalf of Holdings or its Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investors or on behalf of the Investors, the issuance of the Notes hereunder, and any disposition, payment or Conversion of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of Holdings or its Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Holdings or its Subsidiaries under this Agreement.

16.      AMENDMENTS AND WAIVERS

               Except as expressly provided elsewhere herein or in the Notes, any term of this Agreement or of the Notes may be amended or modified, and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Majority Holders. Any provision of this Agreement or the Notes that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, this Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 16 may not, with respect to any Note held by a non-consenting Holder:

               (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the Accreted Value or principal amount of, or change the fixed maturity of, such Note or alter or waive any of the provisions with respect to the repurchase of such Note pursuant to Sections 7.8 and 7.12 hereof;

               (c) reduce the Interest Rate applicable to such Note, reduce the rate at which the Accreted Value of such Note increases, or change the time for payment of interest, including default interest, on such Note;

               (d) waive a Default or Event of Default in the payment of interest or premium, if any, on such Note (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

               (e) make the principal or Accreted Value of, or interest or premium on, such Note payable in money or assets other than that stated in this Agreement or the Notes;

               (f) except as expressly provided herein or in the Notes, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

               (g) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of the Holder of such Note to receive payments of principal of or interest or premium, if any, on such Note;

               (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

               (i)    make any change in Section 8.6 hereof.

17.      NOTICES

               Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the General Counsel for each Party at the address set forth below for such Party or at such other address or to the attention of such other officers as such Party shall have furnished in writing pursuant to this Section 17. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one (1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

               If to Holdings or the Company:

               XM SATELLITE RADIO HOLDINGS INC.
               1500 Eckington Place, NE
               Washington, D.C. 20002-2194
               Fax No.: (202) 380-4500
               Attention:  General Counsel

               If to the Investors:

               As set forth on Attachment 1 hereto.

18.      EXECUTION IN COUNTERPARTS

               This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19.      BINDING EFFECT

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that (a) the Obligors shall not have the right to assign their respective rights or obligations hereunder or any interest herein without the prior written consent of all of the Holders and (b) the Investors may, prior to the Closing and with the consent of each of the Obligors, assign their rights hereunder to purchase all or a portion of the Initial Value of Notes set forth in Attachment 1 hereto, in which case the assignees thereof shall be deemed to be "Investors" with respect to the assigned Initial Value of Notes.

20.      GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE CORPORATE LAW OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

               (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

               (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21.      MISCELLANEOUS

         21.1. SEVERABILITY

               The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

         21.2. NO WAIVER

               It is agreed that a waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching Party.

         21.3. FURTHER ASSURANCES

               The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including entering into the other Transaction Documents to which each is a Party.

         21.4. CONSTRUCTION

               The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

               IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


XM SATELLITE RADIO HOLDINGS INC.                                    MOTIENT CORPORATION
By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


BARON ASSET FUND                                                    CLEAR CHANNEL INVESTMENTS, INC.
on behalf of THE BARON ASSET FUND SERIES

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


COLUMBIA XM RADIO PARTNERS, LLC                                     DIRECTV ENTERPRISES, INC.
By Columbia Capital LLC, its Managing Member

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


GENERAL MOTORS CORPORATION                                          MADISON DEARBORN CAPITAL PARTNERS III, L.P.
                                                                    By Madison Dearborn Partners III, L.P., its general partner
By:                                                                 By Madison Dearborn Partners LLC, its general partner
   --------------------------------------------------
Name:                                                               By:
Title:                                                                 --------------------------------------------------
                                                                    Name:
                                                                    Title:


MADISON DEARBORN SPECIAL EQUITY III, L.P.                           SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its general partner         By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners LLC, its general partner               By Madison Dearborn Partners LLC, its general partner

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


TELCOM--XM INVESTORS, L.L.C.                                        AEA XM INVESTORS I LLC

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


COLUMBIA XM SATELLITE PARTNERS III, LLC                             AEA XM INVESTORS II LLC
By:

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:

COLUMBIA CAPITAL EQUITY PARTNERS III                                AMERICAN HONDA MOTOR CO., INC.
(QP), L.P.,
By: Columbia Capital Equity Partners III, L.P., its General         By:
Partner                                                                --------------------------------------------------
                                                                    Name:
By:                                                                 Title:
   --------------------------------------------------
Name:
Title:


BARON ASSET FUND                                                    BARON CAPITAL FUND TRUST
on behalf of THE BARON iOPPORTUNITY FUND SERIES                     on behalf of THE BARON CAPITAL ASSET FUND SERIES

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


BLACK BEAR FUND I, L.P.                                             BLACK BEAR FUND II, L.L.C.
By Eastbourne Capital Management, L.L.C., its        general        By Eastbourne Capital Management, L.L.C., its
partner                                                             manager

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
   Eric M. Sippel                                                      Eric M. Sippel
   Chief Operating Officer                                             Chief Operating Officer






BLACK BEAR OFFSHORE MASTER FUND LIMITED                             HEARST COMMUNICATIONS, INC.
By Eastbourne Capital Management, L.L.C., its
investment adviser and attorney in fact

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
     Eric M. Sippel                                                 Name:
     Chief Operating Officer                                        Title:


GEORGE HAYWOOD                                                      COLUMBIA CAPITAL EQUITY PARTNERS II (QP), L.P.,
                                                                    By: Columbia Capital Equity Partners III, L.P., its General
-----------------------------------------------------               Partner

                                                                    By:
                                                                       --------------------------------------------------
                                                                    Name:
                                                                    Title:


AEA XM INVESTORS IA LLC                                             AEA XM INVESTORS IIA LLC

By:                                                                 By:
                                                                       --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


BAYSTAR CAPITAL II, L.P.,                                           BAYSTAR INTERNATIONAL II L.P.,
By:                                                                 By:

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


SUPERIUS SECURITIES GROUP, INC. MONEY PURCHASE PLAN                 ADVAN PARTNERS, L.P.
                                                                    By:

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


SF CAPITAL PARTNERS, LTD.                                           VERNON INVESTORS II, L.L.C.

By:                                                                 By:
   --------------------------------------------------                  --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:


MICHAEL W. HARRIS                                                   JOHN DEALY

-----------------------------------------------------               -----------------------------------------------------


PAUL GREENWALD                                                      A.R. SANCHEZ, JR.

-----------------------------------------------------               -----------------------------------------------------

                                  ATTACHMENT 1

                                                        Aggregate Initial Value
Investor                                                  of Notes Purchased
--------                                                -----------------------

AEA                                                           $7,700,000
 AEA XM Investors IA LLC
 AEA XM Investors IIA LLC
Columbia Capital                                               8,500,000
 Columbia Capital Equity Partners II (QP), L.P.
 Columbia XM Radio Partners, LLC
 Columbia Capital Equity Partners III (QP), L.P.
 Columbia XM Satellite Partners III, LLC
Hughes Electronics Corporation                                10,000,000
Eastbourne Capital Management, L.L.C.
 Black Bear Fund I, L.P.                                      11,358,000
 Black Bear Fund II, L.L.C.                                    1,343,000
 Black Bear Offshore Master Fund Limited                      24,599,000
George Haywood                                                 7,000,000
Hearst Communications, Inc.                                   12,500,000
BayStar Group                                                 36,800,000
 BayStar Capital II, LP
 BayStar International II, Ltd.
America Honda Motor Co., Inc.                                 50,000,000
Superius Securities Group, Inc. Money Purchase Plan            3,000,000
John Dealy                                                       500,000
Advan Partners, L.P.                                             700,000
Michael W. Harris                                                500,000
Paul Greenwald                                                 1,500,000
SF Capital Partners, Ltd.                                      5,000,000
Vernon Investors II, L.L.C.                                    3,000,000
A.R. Sanchez, Jr.                                              1,000,000
                                                           -------------
Total                                                        185,000,000

                                                                       EXHIBIT A
                                 [Face of Note]

             10% Senior Secured Discount Convertible Notes due 2009

          No. 1    $____________

                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on December 31, 2009.

Interest Payment Dates:  _______ and _______

Record Dates:  _______ and _______

Dated:  _______

                                        XM SATELLITE RADIO HOLDINGS INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        XM SATELLITE RADIO INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                 [Back of Note]
             10% Senior Secured Discount Convertible Notes due 2009

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN NOTEHOLDERS AND SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE NOTEHOLDERS AND SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.]

         Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and the investors set forth therein (the "Note Purchase Agreement").

         1. Interest. XM Satellite Radio Inc., a Delaware corporation (the "Company"), and XM Satellite Radio Holdings Inc, a Delaware corporation (the "Holdings" and, together with the Company, the "Obligors"), promise to pay interest on the principal amount of this Note at 10% per annum from January 1, 2006 until maturity, together with any additional interest accruing from time to time pursuant to Section 2.2 of the Registration Rights Agreement ("Additional Interest"). The Obligors will pay interest semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 2006 (or, with respect to Additional Interest accruing on an earlier June 30 and December 31 if Additional Interest shall accrue prior to January 1, 2006, as provided in the Note Purchase Agreement), or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2006, except that Additional Interest will accrue in accordance with Section 2.2 of the Registration Rights Agreement. The Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 12% per annum (plus the rate of any applicable Additional Interest accruing from time to time); they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. From the date of issuance through December 31, 2005, the Initial Value of this Note shall accrete a portion of the excess of the $1,000 principal amount of such Note over the Initial Value, such amount to be so accreted on a daily basis and compounded semi-annually each June 30 and December 31 at the rate of 10% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Obligors will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding an Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of interest on the Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds or by the issuance of additional Notes, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made. Any such written instructions may provide that the information contained therein shall continue to be in effect with respect to subsequent interest payments until thereafter modified by written instructions of such Holder, which modified instructions shall take effect as of the next Interest Payment Date occurring more than five Business Days after delivery of such modified instructions. Any Note issued to a Holder as payment of interest due on an Interest Payment Date will be issued in a principal amount equal to the amount of such interest, will commence accruing interest as of the calendar day immediately following such Interest Payment Date, will otherwise have the same terms as the Notes issued at Closing and will be subject to the provisions and have the benefits of the Note Purchase Agreement. Notwithstanding the foregoing, no Additional Interest shall be payable at any time by the issuance of additional Notes and no other interest shall be payable by issuance of additional Notes if Additional Interest shall be accruing on the Notes as of the applicable Interest Payment Date.

         3. Security Agreements. The Notes are secured obligations of the Obligors. The Notes are secured by a pledge of the Collateral pursuant to the Security Agreements.

         4. Conversion. Each Holder shall have the right, at its option, at any time, subject to the terms and provisions of this Agreement, as applicable, to Convert the Accreted Value of each of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of Conversion specifying the principal amount thereof to be Converted duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. Notwithstanding any other provision hereof, if a Conversion of a Note is to be made in connection with a sale of Holdings or other event, such Conversion may, at the election of any Holder tendering such Note for Conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event. Conversions of this Note may be limited pursuant to Sections 9.1, 9.7 or 9.10 of the Note Purchase Agreement.

         5. Conversion at the Option of Holdings.

               The Obligors may, at any time on or after the fourth anniversary of the Closing Date, require the Holders to Convert the Accreted Value of all, but not less than all, of the Notes (together with any premium and accrued interest thereon) into shares of Conversion Stock at the Conversion Price if each of the following conditions is met:

               (a) shares of the Class A Common Stock shall have traded on the Nasdaq National Market or a national securities exchange during each of the 30 Trading Days immediately preceding the Determination Date (as defined below);

               (b) on each of the 30 Trading Days immediately prior to the Determination Date, shares of Class A Common Stock shall have traded at a price in excess of 200% of the Conversion Price then in effect;

               (c) Holdings shall have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which Holdings reports its financial results, as set forth in consolidated financial statements contained in Holdings' SEC reports for such quarterly period, which financial statements shall have been reviewed (or audited in the case of an annual report) by the certified independent accountants of Holdings;

               (d) immediately following such Conversion, the aggregate amount of Indebtedness of Holdings and its Subsidiaries on a consolidated basis shall be less than $250,000,000; and

               (e) no shares of Series C Preferred Stock shall remain outstanding.

The Obligors may require such a Conversion by delivering irrevocable written notice of such election to the Holders (the date on which such notice is sent being referred to herein as the "Determination Date"), and the fifth Trading Day after the date any such notice is delivered to the Holders (as determined in accordance with the notice provisions hereof) will be the "Conversion Date" for such required conversion. Promptly upon receipt of such written notice, each Holder shall surrender its Note or Notes to Holdings at a time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing.

         6. Denominations, Transfer. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered as provided in the Note Purchase Agreement. The Obligors may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Obligors may require a Holder to pay any taxes and fees required by law in connection with a transfer or conversion.

         7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         8. Amendment, Supplement and Waiver. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Note Purchase Agreement or of this Note may be amended, and the observance of any term of the Agreement or of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Majority Holders. Any provision of this Note or the Note Purchase Agreement that expressly provides for waiver or consent by a specified group or percentage of the Investors or Holders may be amended or waived only by such specified group or percentage of the Investors or Holders. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, the Notes (including this Note) or the Note Purchase Agreement may be amended or supplemented, without the consent of any Holder of this Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder of the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 8 or Section 16 of the Note Purchase Agreement may not, with respect to any Note held by a non-consenting
Holder:

            (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the Accreted Value or principal amount of, or change the fixed maturity of, such Note or alter or waive any of the provisions with respect to the repurchase of such Note pursuant to Sections 7.8 and 7.12 of the Note Purchase Agreement;

            (c) reduce the Interest Rate applicable to such Note, reduce the rate at which the Accreted Value of such Note increases, or change the time for payment of interest, including default interest, on such Note;

            (d) waive a Default or Event of Default in the payment of interest or premium, if any, on such Note (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

            (e) make the principal or Accreted Value of, or interest or premium on, such Note payable in money or assets other than that stated in such Note or the Note Purchase Agreement;

            (f) except as expressly provided in such Note or the Note Purchase Agreement, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

            (g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of the Holder of such Note to receive payments of principal of or interest or premium, if any, on such Note;

            (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

            (i) make any change in Section 8.6 of the Note Purchase Agreement.

         9. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase) or otherwise, (iii) failure by the Obligors to comply with the provisions of Section 7.16 of the Note Purchase Agreement, the failure of the Obligors to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.12 of the Note Purchase Agreement, or the failure of the Obligors to make or consummate an Asset Sale Offer in accordance with the provisions of Section 7.8 of the Note Purchase Agreement; (iv) failure by an Obligor or any of its Subsidiaries, for 60 days after notice to such Obligor by the Holders of at least 25% in principal amount at maturity of the Notes then outstanding, to comply with certain covenants and other agreements in the Agreement, the Notes or either of the Security Agreements; (v) default under certain other agreements relating to Indebtedness of an Obligor or any of its Material Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days and with respect to certain actions against an Obligor under Section 5 of the Securities Act; (vii) certain events of bankruptcy or insolvency with respect to an Obligor or any of its Significant Subsidiaries and (viii) the breach or repudiation of certain covenants in either of the Security Agreements or any Agreement Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare the Accreted Value of the Notes, together with any premium and accrued interest thereon, to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes will become due and payable without further action or notice. The Majority Holders may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of an Obligor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of such Obligor or such Subsidiary Guarantor under the Notes, the Note Purchase Agreement, the Agreement Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         11. Subsidiary Guarantors. Payment of principal, premium, if any, and interest (including interest on overdue principal amount, premium, if any, and interest, if lawful) is unconditionally guaranteed by each Subsidiary Guarantor pursuant to Section 11 of the Note Purchase Agreement.

                                                                       EXHIBIT F

                           FORM OF AGREEMENT GUARANTEE

               This Agreement Guarantee is delivered by the undersigned (the "Subsidiary Guarantor") with respect to the 10% Senior Secured Discount Convertible Notes issued by XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. from time to time pursuant to the Note Purchase Agreement dated as of December 19, 2002 among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and the several investors named therein (the "Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

               For value received, the Subsidiary Guarantor hereby fully and unconditionally guarantees to each Holder of a Note that: (a) the Accreted Value of, and premium and interest on, the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium amount and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Obligors to the Holders under the Note Purchase Agreement, the Notes or the Security Agreements (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

               The Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of such parties that the guarantee by such Subsidiary Guarantor pursuant to this Agreement Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under this Agreement Guarantee shall be limited to the minimum extent necessary to ensure that, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Agreement Guarantee, the obligations of the Subsidiary Guarantor under this Agreement Guarantee do not constitute a fraudulent transfer or conveyance under applicable law.

               Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Obligors to the Holders, for whatever reason, the Subsidiary Guarantor will be obligated to pay or to perform or to cause the performance of, the same immediately without the necessity of any action by the Holders of Notes. An Event of Default under the Note Purchase Agreement or the Notes shall constitute an event of default under this Agreement Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Obligors.

               The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Note Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against an Obligor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

               The Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Holders (each, a "Benefited Party") to proceed against the Obligors, any Subsidiary thereof or any other Person or to proceed against or exhaust any security held by or on behalf of a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind, including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantor, the Obligors, the Material Subsidiaries, any Benefited Party, or any creditor of the Subsidiary Guarantor, the Obligors or the Material Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111 (b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

               The Subsidiary Guarantor hereby covenants that this Agreement Guarantee will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under the Note Purchase Agreement, or as provided in Section 11.3 of the Note Purchase Agreement.

               If any Holder is required by any court or otherwise to return to either the Obligors or the Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to the Obligors or the Subsidiary Guarantor, any amount paid by the Obligors or the Subsidiary Guarantor to such Holder, this Agreement Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 of the Note Purchase Agreement for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 8 of the Note Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Agreement Guarantee.

               The Subsidiary Guarantor hereby acknowledges that it shall not consolidate or merge with or into a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or transfer all or substantially all of its assets to a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), unless this Agreement Guarantee shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger) or a new Agreement Guarantee shall be signed by such successor corporation or other entity and delivered to each Holder of Notes. Any Agreement Guarantee so issued shall in all respects have the same legal rank and benefit under the Note Purchase Agreement as any Agreement Guarantee theretofore and thereafter issued in accordance with the terms of the Note Purchase Agreement as though all of such Agreement Guarantees had been issued at the date of the execution thereof.

               This Agreement Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused this Agreement Guarantee to be duly executed as of __________, 200_.

                                         [Name of Subsidiary Guarantor]


                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:

                                                                Exhibit J

                               SECURITY AGREEMENT

                          dated as of __________, 2003


                                      among

                            XM SATELLITE RADIO INC.,
                        XM SATELLITE RADIO HOLDINGS INC.,
                                       and

                            XM EQUIPMENT LEASING LLC

                                   as Grantors

                                       and

                   [United States Trust Company of New York],
                               as Collateral Agent

                                TABLE OF CONTENTS
                                                                            PAGE

1.       DEFINITIONS.                                                          2
         1.1      General Definitions........................................  2
         1.2      Definitions; Interpretation................................  6

2.       GRANT OF SECURITY.                                                    7
         2.1      Grant of Security..........................................  7
         2.2      Intercreditor Agreement....................................  8

3.       SECURITY FOR OBLIGATIONS.                                             8
         3.1      Security for Obligations...................................  8
         3.2      Obligations Remain.........................................  8

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.                         8
         4.1      Generally..................................................  8
         4.2      Intellectual Property...................................... 10
         4.3      Investment Property........................................ 11

5.       FURTHER ASSURANCES; ADDITIONAL GRANTORS.                             13
         5.1      Further Assurances......................................... 13
         5.2      Additional Grantors........................................ 14

6.       ATTORNEY-IN-FACT.                                                    14
         6.1      Power of Attorney.......................................... 14
         6.2      No Duty on the Part of Collateral Agent.................... 15

7.       REMEDIES.                                                            15
         7.1      Generally.................................................. 15
         7.2      Application of Proceeds.................................... 16
         7.3      Investment Property........................................ 16
         7.4      Intellectual Property...................................... 17
         7.5      FCC Licenses............................................... 18

8.       CONTINUING SECURITY INTEREST; TERMINATION AND RELEASE.               19

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.                         19

10.      INDEMNITY.                                                           19

11.      MISCELLANEOUS.                                                       20
         11.1     Notices.................................................... 20
         11.2     Expenses................................................... 20
         11.3     Amendments and Waivers..................................... 20
         11.4     Successors and Assigns..................................... 21
         11.5     Independence of Covenants.................................. 21
         11.6     Survival of Representations, Warranties and Agreements..... 21
         11.7     No Waiver; Remedies Cumulative............................. 21

         11.8     Marshaling; Payments Set Aside............................  21
         11.9     Severability..............................................  21
         11.10    Headings..................................................  21
         11.11    Applicable law............................................  21
         11.12    Consent To Jurisdiction...................................  21
         11.13    Waiver Of Jury Trial......................................  21
         11.14    Counterparts..............................................  22
         11.15    Effectiveness.............................................  22
         11.16    Entire Agreement..........................................  22
         11.17    Trust Indenture Act Controls..............................  22

SCHEDULE 1.1 -          FCC LICENSE

SCHEDULE 4.1 -          FINANCING STATEMENTS

SCHEDULE 4.2 -          INTELLECTUAL PROPERTY

SCHEDULE 4.3 -          INVESTMENT PROPERTY

EXHIBIT A - FORM OF SECURITY AGREEMENT SUPPLEMENT

EXHIBIT B - FORM OF JOINDER AGREEMENT

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "Agreement"), dated as of ___________, 2003, made by XM SATELLITE RADIO INC., a Delaware corporation ("Company"), XM Satellite Radio Holdings Inc., a Delaware corporation, ("Holdings"), XM Equipment Leasing LLC, a Delaware limited liability company ("XM Leasing Subsidiary") (the Company, Holdings, and XM Leasing Subsidiary, together with each subsidiary that may from time to time become a party hereto pursuant to Section 5.2, the "Grantors") and [United States Trust Company of New York], acting as collateral agent ("Collateral Agent") for the benefit of the Secured Parties (as defined below).

                                    RECITALS

                  A. Company and The Bank of New York, as Trustee (in such capacity, the "New Trustee") have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "New Indenture"), pursuant to which the Company may issue up to $_________ aggregate principal amount at maturity of its 14% Senior Secured Discount Notes due 2009 (the "New Notes").

                  B. Company, Holdings and certain noteholders (the "Convertible Notes Noteholders") have entered into that certain Note Purchase Agreement, dated as of the date hereof, pursuant to which the Company and Holdings are issuing 10% Senior Secured Discount Convertible Notes due 2009 in an aggregate principal amount of

$--------.

                  C. Company and Holdings have entered into (a) that certain Credit Agreement General Motors Corporation ("General Motors"), dated as of the date hereof, pursuant to which the Company and Holdings may receive certain advances in an aggregate principal amount not to exceed $125,000,000, and (b) that certain Note Purchase Agreement with OnStar Corporation ("OnStar"), dated as of the date hereof, pursuant to which the Company and Holdings are issuing Series GM Senior Secured Convertible Notes in the aggregate principal amount of $89,042,387.

                  D. From time to time after the date hereof, the Company may, subject to the terms and conditions of the Secured Agreements (as defined below), incur additional indebtedness to obligees (the "Additional Creditors") that is pari passu in right of payment to the obligations described in Paragraphs A through C above.

                  E. Holdings has guaranteed the obligations of the Company under the New Indenture and the New Notes and XM Leasing Subsidiary has guaranteed the obligations of the Company under each of the agreements described in Paragraphs A through C above.

                  F. Certain subsidiaries of the Company may from time to time execute and deliver guaranties in respect of each of the agreements described in Paragraphs A through D above and become Grantors hereunder.

                  G. The New Trustee, General Motors, OnStar, the Convertible Notes Noteholders, the Additional Creditors that from time to time become party thereto and the [United States Trust Company of New York], as Collateral Agent, have entered into that certain Intercreditor and Collateral Agency (General Security Agreement), dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, [United States Trust Company of New York] was appointed to serve as Collateral Agent under this Agreement on behalf of the New Trustee, General Motors, OnStar, the Convertible Notes

                  Noteholders and the other Persons from time to time constituting "New Secured Parties" thereunder (collectively, the "Secured Parties").

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:

1.       DEFINITIONS.

     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

                  "Accounts" shall mean all "accounts" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Additional Grantors" shall mean those additional Persons that may become parties to this Agreement as additional Grantors, by executing a Joinder Agreement.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Boeing Credit Agreement" shall mean that certain Customer Credit Agreement, dated as of December 5, 2001, between Holdings and Boeing Capital Services Corporation and all other agreements relating thereto, as amended, restated, supplemented or otherwise modified from time to time.

                  "Books" shall mean books and records of Grantors (including all of their Records indicating, summarizing, or evidencing assets (including the Collateral) or liabilities, all Records relating to Grantor's business operations or financial conditions, and all of their goods or General Intangibles related to such information.

                  "Capital Lease Obligations" shall mean a liability in respect of a capital lease that at the time any determination thereof is to be made would be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" shall have the meaning set forth in the New Indenture.

                  "Chattel Paper" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Collateral" shall have the meaning set forth in Section 2.1.

                  "Collateral Agent" shall have the meaning set forth in the preamble.

                  "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Commodities Accounts" shall mean all "commodity accounts" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Communications Act" shall mean the Communications Act of 1934, as amended, and the rules and regulations of the FCC, as from time to time in effect.

                  "Controlled Foreign Corporation" shall mean "controlled foreign corporation" as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Convertible Notes Noteholders" shall have the meaning set forth in the Recitals.

                  "Copyrights" shall mean (i) copyrights and copyright registrations, including, without limitation, the copyright registrations listed on Schedule 4.2(A) and (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of any Grantor's business symbolized by the foregoing and connected therewith, and (E) all of any Grantor's rights corresponding thereto throughout the world; and (ii) all proceeds of any and all of the foregoing, including, without limitation, licensed royalties and proceeds of infringement suits, in each case, excluding assets described in the definition of Excluded Collateral.

                  "Deposit Accounts" shall mean all "deposit accounts" as defined in Article 9 of the UCC and, excluding assets described in the definition of Excluded Collateral.

                  "Document" shall mean "document" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Equipment" shall mean all equipment (whether or not any such equipment is so attached to the real property that it constitutes fixtures), machinery, machine tools, motors, furniture, furnishings, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, excluding assets described in the definition of Excluded Collateral.

                  "Excluded Collateral" shall mean all of each Grantor's right, title, and interest in and to each of the following:

                   (a) any licenses issued by the FCC to XM Radio Inc., as more fully described on Schedule 1.1;

                   (b) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the Secured Agreements;

                  (c) assets subject to that certain Amended and Restated Security Agreement, dated as of the date hereof, by the Company in favor of United States Trust Company of New York, as collateral agent;

                  (d) any assets, agreements, leases, permits or licenses or other assets or property that are not permitted to be subjected to a Lien hereunder without the consent of third parties, to the extent that such consent is not obtained;

                  (e) the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a

                  Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of the applicable Controlled Foreign Corporation; and

                  (f) all rights, title and interest of Holdings in and to the "Collateral" described in the Boeing Credit Agreement, including, without limitation, the Ground Spare Satellite Bus described therein and certain insurance proceeds relating thereto.

                  (g)      [OTHER UNDER REVIEW]

                  "FCC" shall mean the Federal Communications Commission or any Governmental Body succeeding to the functions thereof.

                  "Financial Asset" shall mean "financial asset" as defined in
Article 8 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "General Intangibles" shall mean any "general intangible" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "General Motors" shall have the meaning set forth in the Recitals.

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

                  "Grantor" shall have the meaning set forth in the preamble hereof.

                  "Instrument" shall mean "instrument" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Intellectual Property" shall mean, collectively, the Copyrights, the Patents, the Trademarks and the Intellectual Property Licenses.

                  "Intellectual Property Licenses" shall mean all rights under or interest in any Patent, Trademark or Copyright license agreements with any other party, whether a Grantor is a licensee or licensor under any such license agreement, excluding assets described in the definition of Excluded Collateral; provided, however, that Intellectual Property Licenses shall not include any license agreement in effect as of the date hereof which by its terms prohibits the grant of the security interest contemplated by this Agreement, except that upon the termination of such prohibitions for any reason whatsoever, such license agreement shall be deemed to be included in Intellectual Property Licenses.

                  "Intercreditor Agreement" shall have the meaning set forth in the Recitals.

                  "Inventory" shall mean any "inventory" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Investment Property" shall mean all "investment property" as defined in Article 9 of the UCC, including all Securities, Securities Accounts and Commodities Accounts, excluding assets described in the definition of Excluded Collateral.

                  "Issue Date" shall mean the date of first issuance of the New Notes.

                  "Joinder Agreement" shall mean any joinder to this agreement in substantially the form of Exhibit B.

                  "Letter-of-Credit Right" shall mean "letter-of-credit right" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement, under the UCC (or equivalent statutes) of any jurisdiction.

                  "Money" shall mean "money" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "New Holders" shall mean each Person in whose name any New
Note is registered from time to time.

                  "New Notes" shall have the meaning set forth in the Recitals hereof.

                  "New Trustee" shall have the meaning set forth in the Recitals hereof.

                  "OnStar" shall have the meaning set forth in the Recitals.

                  "Patents" shall mean all (i) patents and patent applications, including, without limitation, the patents and patent applications listed on
Schedule 4.2(B), and (A) all extensions and adjustments thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (C) the right to sue for past, present and future infringements thereof, and (D) all of Grantor's rights corresponding thereto throughout the world; and (ii) proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits, excluding assets described in the definition of Excluded Collateral.

                  "Permitted Liens" shall have the meaning set forth in the New Indenture.

                  "Purchase Money Obligations" shall mean obligations incurred in accordance with the Secured Agreements for the purpose of financing all or any part of the purchase price or cost of acquisition, construction, installation or improvement of property, plant equipment or other assets used in the business of any Grantor; provided that the liens attributable to such obligations cover only the assets acquired, constructed, installed or improved with such financing.

                  "Record" shall mean information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Secured Agreements" shall have the meaning set forth in
Section 1 of the Intercreditor Agreement.

                  "Secured Obligations" shall have the meaning specified in
Section 3.1.

                  "Secured Parties" shall have the meaning set forth in the recitals.

                  "Securities Accounts" shall mean all "securities accounts" as defined in Article 8 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Security" shall mean "security" as defined in Article 8 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Security Agreement Supplement" shall mean any supplement to this agreement in substantially the form of Exhibit A.

                  "Subsidiary" shall have the meaning set forth in the Indenture.

                  "Supporting Obligation" shall mean "supporting obligation" as defined in Article 9 of the UCC, excluding assets described in the definition of Excluded Collateral.

                  "Trademarks" shall mean (i) all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 4.2(C), and (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of any Grantor's business symbolized by the foregoing and connected therewith, and (E) all of any Grantor's rights corresponding thereto throughout the world; and (ii) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits, in each case, excluding assets described in the definition of Excluded Collateral.

                  "Trustee" shall have the meaning set forth in the Recitals.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context requires, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                   1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2. GRANT OF SECURITY.

                   2.1 Grant of Security. Each Grantor hereby grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a security interest and continuing lien on all of such Grantor's right, title and interest in, to and under all property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, "Collateral"):


                 (A)      Accounts;

                 (B)      Books;

                 (C)      Chattel Paper;

                 (D)      Commercial Tort Claims;

                 (E)      Deposit Accounts;

                 (F)      Documents;

                 (G)      Equipment;

                 (H)      Financial Assets;

                 (I)      General Intangibles;

                 (J)      Intellectual Property;

                 (K)      Inventory;

                 (L)      Investment Property;

                 (M)      Instruments;

                 (N)      Letter-of-Credit Rights;

                 (O)     Money;

                 (P) Cash Equivalent Investments, or other assets of any Grantor that now or hereafter come into the possession, custody, or control of Collateral Agent;

                    (Q) to the extent not otherwise included above, all Supporting Obligations relating to any of the foregoing;

                    (R) to the extent not otherwise included above, all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing; and

                    (S) to the extent not otherwise included above, all other personal property of the Grantors of any kind or description;

provided, however, notwithstanding anything herein to the contrary, in no event shall the Collateral include any Excluded Collateral.

                   2.2 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the rights and remedies of Collateral Agent hereunder shall be subject to and governed by the terms of the Intercreditor Agreement.

3.       SECURITY FOR OBLIGATIONS.

                   3.1 Security for Obligations.With respect to each Grantor, this Agreement secures, and the Collateral granted by such Grantor is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof)), of all obligations of such Grantor under the Secured Agreements to which such Grantor is a party (the "Secured Obligations").

                   3.2 Obligations RemainAnything contained herein to the contrary notwithstanding (a) each Grantor shall remain liable under any partnership agreement or limited liability company agreement relating to any partnership interest or limited liability company interest included in the Collateral and any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; and
(b) Collateral Agent shall not have any obligation or liability under any partnership agreement or limited liability company agreement relating to any partnership interest or limited liability company interest included in the Collateral and any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent, be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1      Generally.

                   (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Issue Date that:

                   (A) it is the legal and beneficial owner of the Collateral with respect to which it is granting a security interest hereunder free and clear of all Liens other than Permitted Liens;

                    (B) upon the filing of all UCC financing statements naming such Grantor as "Grantor" and Collateral Agent as "Secured Party" and describing the Collateral, in the filing offices set forth opposite such Grantor's name on Schedule 4.1 hereof and, to the extent not subject to Article 9 of the UCC, upon the recordation of the security interest granted hereunder in Patents, Trademarks and Copyrights in the applicable patent, trademark and copyright registries (including the United States Patent and Trademark Office and the United States Copyright Office), the security interests granted to Collateral Agent hereunder will constitute valid and, to the extent that a security interest in such Collateral (other than any Collateral constituting fixtures) can be perfected by the filing of financing statements under the UCC, perfected Liens (subject in the case of priority only to Permitted Liens); and

                    (C) no authorization, approval or other action by, and no notice to or filing with, any Governmental Body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 4.1(a)(ii) above, (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of Securities and (C) to the extent any consents or approvals are required under the Assignment of Claims Act of 1940 or the Communications Act.

                   (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (A) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall (A) defend the Collateral against all Persons at any time claiming any interest therein and (B) file such financing or continuation statements, or amendments thereto, as may be reasonably requested by the Collateral Agent to preserve the perfection of the security interests granted hereunder (other than any security interests in Collateral constituting fixtures);

                    (B) it shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                    (C) it shall not change Grantor's name or jurisdiction of organization unless it shall have (a) if such change would adversely affect the validity or perfection of Collateral Agent's security interest in the Collateral, notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Security Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4.1, at least thirty
                                    (30) days prior to any such change or
                                    establishment, identifying such new proposed name or jurisdiction of organization and providing such other information in connection therewith as Collateral Agent may reasonably request and (b) taken all actions necessary to maintain the continuous validity and perfection of Collateral Agent's security interest in the Collateral intended to be granted hereby; and

                    (D) it shall make payment of (i) all taxes, assessments, license fees, levies and other charges of Governmental Bodies imposed upon it which if unpaid, would be reasonably likely to become a Lien on the Collateral that is not a Permitted Lien, (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or are reasonably likely to become a Lien upon any of the Collateral other than a Permitted Lien; and

                    (E) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of the levy of any legal process against the Collateral or any portion thereof.

4.2      Intellectual Property.

                   (a) Representations and Warranties. Except with respect to any abandoned or expired patents, each Grantor hereby represents and warrants, on the Issue Date, that Schedule 4.2 sets forth a true and complete list of all United States registrations of and applications for Patents, Trademarks, and registered Copyrights owned by such Grantor and material to the business of such Grantor.

                   (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

                    (A) except as permitted under the Secured Agreements, it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                    (B) it shall take all reasonable steps in the United States Patent and Trademark Office and the United States Copyright Office, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor and material to its business which is now or shall become included in the Collateral constituting Intellectual Property (except for such works with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 4.2(A), (B) and (C);

                    (C) at any time upon the reasonable request of the Collateral Agent, it shall report to Collateral Agent
                         (i) the filing of any new application to register

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

                                    any Intellectual Property with the United
                                    States Patent and Trademark Office or the
                                    United States Copyright Office (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) any new registration of any Intellectual Property by any such office, in each case by executing and delivering to Collateral Agent a completed Security Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4.2; and

                    (D) if requested by the Collateral Agent in connection with the actions required pursuant to Section 4.2(b)(iii), it shall promptly execute and deliver to Collateral Agent any document required to acknowledge, confirm, register, record, or perfect Collateral Agent's interest in any part of the new Intellectual Property, whether now owned or hereafter acquired.

4.3      Investment Property.

                   (a) Representations and Warranties. Each Grantor hereby represents and warrants, that on the Issue Date:

                    (A) Schedule 4.3 sets forth under the headings "Pledged Stock," "Pledged LLC Interests," and "Pledged Partnership Interests", all material equity interests owned by any Grantor included in the Collateral and such equity interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective Companies thereof to the extent indicated on such Schedule;

                    (B) it is the record and beneficial owner of the equity interests included in the Collateral free of all Liens, rights or claims of other Persons other than Permitted Liens; and

                    (C) Schedule 4.3 sets forth under the heading "Pledged Debt" all of the material issued and outstanding Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.

                   (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

                    (A) it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of Collateral Agent's security interest, (b) permit any of its Subsidiaries to dispose of all or a material portion of their assets in a manner which would be prohibited under the Secured Agreements or (c) cause any issuer of any partnership interests or limited liability company interests included in the Collateral which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such partnership interests or limited liability company interests to be treated as securities for purposes of the UCC unless such Grantor shall take all steps necessary to establish Collateral Agent's "control" thereof;

                    (B) at any time upon the reasonable request of the Collateral Agent, it shall report to the Collateral Agent the acquisition of any new material Investment Property not previously disclosed hereunder by delivering to Collateral Agent a completed Security Agreement Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4.3, reflecting such new Investment Property. To the extent that any Investment Property specified on such Schedule 4.3 constitutes certificated Capital Stock of a Subsidiary, such Grantor shall deliver such certificates to the Collateral Agent, together with undated stock powers executed in blank. Notwithstanding the foregoing, it is understood and agreed that the security interest of Collateral Agent shall attach to all Investment Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.3 as required hereby;

                    (C) in the event such Grantor receives any dividends, interest, distributions or any securities or other property on account of any Collateral, then such dividends, interest, distributions, securities and other property shall be included in the definition of Collateral without further action; and

                    (D) each Grantor consents to the grant by any other Grantor of a security interest in all Investment Property to Collateral Agent.

                   (c) Voting and Distributions.

                    (A) So long as no Event of Default shall have occurred and be continuing, subject to applicable laws:

                              (A)       each Grantor shall be entitled to
                                        exercise or refrain from exercising any
                                        and all voting and other consensual
                                        rights pertaining to the Investment
                                        Property or any part thereof for any
                                        purpose not inconsistent with the terms
                                        of this Agreement or any Secured
                                        Agreement; and

                              (B) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights it is entitled to exercise pursuant to clause (A) above.

                    (B) Upon the occurrence and during the continuation of an Event of Default, subject to applicable laws and the terms of the Secured Agreements and the Intercreditor
                         Agreement:

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

(A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

               (B) in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as necessary or as Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in Section 6.

5.       FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1      Further Assurances

                   (a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably requested in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided, however, that
(i) so long as no Default of Event of Default shall have occurred and be continuing, such Grantor shall not be required to take any actions to perfect or protect the security interest granted hereunder or enable the Collateral Agent to exercise and enforce its rights and remedies with respect to the Collateral other than as is expressly required pursuant to Sections 4.1, 4.2 and 4.3 hereof and (ii) in no event shall such Grantor be obligated to perfect security interests in deposit accounts, securities accounts, or fixtures or obtain consents, waivers, acknowledgment or access agreements from any landlord, bailee or other similar party. Without limiting the generality of the foregoing, each Grantor shall:

               (A) at any reasonable time and upon reasonable notice by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent; and

               (B) appear in and defend any action or proceeding that may affect Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

                   (b) Each Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein. Each Grantor shall, if requested by Collateral Agent, furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral, all in reasonable detail.

                   (c) Each Grantor hereby authorizes Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 4.3 to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

                   5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become Additional Grantors, by executing a Joinder Agreement substantially in the form attached hereto as Exhibit B. Upon delivery of any such Joinder Agreement to Collateral Agent, notice of which is hereby waived by Grantors, (a) each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto and (b) the supplemental schedules thereto shall be incorporated into and become a part of and supplement the respective schedules to this Agreement; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to such Joinder Agreement. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

6.       ATTORNEY-IN-FACT.

                   6.1 Power of Attorney. Each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor then in effect, from time to time in its discretion to take any action permitted under this Agreement and consistent with the relevant provisions of the Intercreditor Agreement and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the Intercreditor Agreement, including, without limitation, the following:

                   (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by Grantors pursuant to the Secured Agreements;

                   (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                   (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above, subject in all respects to the rights of any lender under the Credit Agreement to receive, endorse and collect the same;

                   (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

                   (e) to prepare and file any UCC financing statements against such Grantor as Grantor;

                   (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

                   (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

                   (h) upon the occurrence and during the continuance of any Event of Default and subject to the provisions of the UCC, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                   6.2 No Duty on the Part of Collateral Agent. The powers conferred on Collateral Agent hereunder are solely to protect the interests of Collateral Agent in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.       REMEDIES.

7.1      Generally.

                   (a) Upon the occurrence and during the continuation of any Event of Default, Collateral Agent may, subject to the requirements of the Intercreditor Agreement and applicable law, including regulatory requirements, exercise any and all remedies and other rights provided under this Agreement and by applicable law, including, without limitation, the following:

               (A) require Grantors to, and Grantors hereby agree that they shall at their expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to all parties;

               (B) enter onto the property where any Collateral is located and take possession thereof with or without judicial process if such may be done without a breach of the peace; and

               (C) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent may deem commercially reasonable.

                   (b) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC and also may without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the each Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                   (c) All amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.2 following the occurrence and during the continuance of an Event of Default. Upon demand from Collateral Agent, Grantors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                   (d) Each Grantor hereby expressly waives and covenants not to assert any appraisement, valuation, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

                   7.2 Application of Proceeds. Any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and then or at any time thereafter applied (after the payment of any amounts payable to Collateral Agent pursuant to Section 11.2 hereof) in whole or in part by Collateral Agent for the benefit of the Secured Parties against the Secured Obligations in such order of application as is required by the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment of all of the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                   7.3 Investment Property. Each Grantor acknowledges and agrees that Collateral Agent may elect, with respect to the offer or sale of any or all of the Collateral constituting Investment Property, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of the Collateral or the offer and sale thereof under any federal or state securities laws and that Collateral Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise Collateral Agent is necessary in order to avoid any violation of applicable law or avoid obtaining approval of the sale or of the purchaser by any Governmental Body, including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, requiring that such prospective bidders and purchasers have certain qualifications, and restricting such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral. Each Grantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, Collateral Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be necessary or desirable in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the parties entitled to give direction pursuant to the Intercreditor Agreement.

7.4      Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement:

               (A) Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent's sole discretion, to enforce any Intellectual Property which is material to such Grantor's business, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property which is material to such Grantor's business as provided in this Section, such Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any such Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

               (B) upon written demand from Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

               (C) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and

               (D) Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

                   (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of Collateral Agent.

                   (c) Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.5      FCC Licenses.

                  Notwithstanding anything to the contrary contained in this Agreement, the Intercreditor Agreement, the Secured Agreements or in any other agreement, instrument or document executed by any Grantor in connection with the Secured Agreements, to the extent that any FCC license is included in the Collateral, the Collateral Agent will not take any action pursuant to any document referred to above which would constitute or result in any assignment of any FCC license or any change of control (whether de jure or de facto) of any Grantor or subsidiary of any Grantor if such assignment of any FCC license or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, subject to terms and conditions of this Agreement, each Grantor agrees to take any action that Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable Collateral Agent to exercise and enjoy the full rights and benefits granted to Collateral Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of each Grantor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (i) any sale or other disposition of the Collateral by or on behalf of Collateral Agent, or (ii) any assumption by Collateral Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and other applicable FCC regulations and published policies and decisions.

8.       CONTINUING SECURITY INTEREST; TERMINATION AND RELEASE.

                   (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of all of the Secured Obligations, (ii) be binding upon the each Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent, the Secured Parties and their respective successors, transferees and assigns.

                   (b) Subject to Section 314(d) of the Trust Indenture Act of 1939, notwithstanding anything to the contrary in this Section 8, (i) the security interests created under this Agreement shall terminate upon the termination of the Intercreditor Agreement pursuant to Section 8.10 thereof, and
(ii) the security interests created under this Agreement with respect to any Collateral that is permitted to be released pursuant to Section 6.8 of the Intercreditor Agreement shall automatically be released and, in each case, the Collateral Agent shall, at the request and expense of any Grantor (and, if requested by the Collateral Agent, upon the delivery of an officer's certificate by the Company certifying that such release is permitted under the Secured Agreements), cause to be assigned, transferred and delivered, against receipt but without recourse, warranty or representation whatsoever, all Collateral subject to such termination or release, as applicable, to or on the order of such Grantor, and shall execute and deliver to such Grantor such documents and instruments as such Grantor may reasonably request to evidence the release of such Collateral from the Lien of this Agreement, including, without limitation, any UCC termination statements and any filings with the United States Patent and Trademark Office or the United States Copyright Office.

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.

                   The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 11.2 hereof.

10.      INDEMNITY.

                   (a) Each Grantor agrees to indemnify and hold harmless Collateral Agent and the Secured Parties, the respective affiliates of Collateral Agent and the Secured Parties, and the respective officers, directors, employees, agents (including, without limitation each of their counsel), and controlling persons of Collateral Agent and the Secured Parties, and each such affiliate (each, an "Indemnified Party") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to Collateral Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) of every nature and character arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Agreement or the Secured Agreements or the transactions contemplated hereby or thereby (other than any such actions or expenses resulting from the gross negligence or willful misconduct of Collateral Agent or any Secured Party), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of in-house counsel and legal staff incurred in connection with any such investigation, litigation or other proceeding whether or not such Indemnified Party is a party thereto, and each Grantor agrees to reimburse each Indemnified Party, upon demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to Collateral Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) incurred in connection with any of the foregoing. In litigation, or the preparation therefor, Collateral Agent and the Secured Parties, shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each Grantor agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of any Grantor under this Section 10 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

                   (b) No Grantor shall make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by the Secured Agreements, or any act, omission or event occurring in connection therewith, and hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in such Grantor's favor.

                   (c) The covenants contained in this Section 10 shall survive payment or satisfaction in full of all other of the Secured Obligations.

11.      MISCELLANEOUS.

                   11.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Grantor or Collateral Agent shall be sent to such Person's address as set forth in the Intercreditor Agreement. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

                   11.2 Expenses. Each Grantor will upon demand make payment to Collateral Agent of any and all reasonable out-of-pocket sums, costs and expenses, which Collateral Agent may pay or incur pursuant to the provisions of this Agreement or in perfecting, defending, protecting or enforcing this Agreement or the security interests granted herein or in enforcing payment of all of the Secured Obligations or otherwise in connection with the provisions hereof, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees (including with respect to Collateral Agent, the reasonable allocated costs and expenses of in-house counsel and legal staff) all of which together with interest at the highest rate then payable under the Indenture, shall be part of the Secured Obligations.

                   11.3 Amendments and Waivers. Any consent or approval required or permitted by this Agreement to be given by Collateral Agent may be given, and any term of this Agreement, may be amended, and the performance or observance by the Grantors of any terms of this Agreement, or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Grantors and the written consent of Collateral Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Collateral Agent or any Secured Party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Grantors shall entitle the Grantors to other or further notice or demand in similar or other circumstances.

                   11.4 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as Grantor to this Agreement. No Grantor shall, except as permitted under the Secured Agreements, assign any right, duty or obligation hereunder.

                   11.5 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                   11.6 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of Grantors set forth in Sections 10 and 11.2 shall survive the payment of the Secured Obligations under the Indenture and the termination hereof.

                   11.7 No Waiver; Remedies Cumulative. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any Secured Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the Secured Agreements are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                   11.8 Marshaling; Payments Set Aside. The Collateral Agent shall not be under any obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

                   11.9 Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   11.10 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

                   11.11 Applicable law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                   11.12 Consent To Jurisdiction. Each Grantor hereby appoints [_______________] (the "Process Agent") at [________, New York _____], as its
legally authorized process agent to accept service on behalf of such Grantor. Each Grantor agrees that any suit for the enforcement of this

Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon such Grantor by mail to the Process Agent at the address specified above. Each Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                   11.13 Waiver Of Jury Trial. Each Grantor hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, or any of the Secured Agreements, any rights or obligations hereunder or thereunder or the performance of such rights and obligations.

                   11.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                   11.15 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                   11.16 Entire Agreement. This Agreement and the Intercreditor Agreement embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

                   11.17 Trust Indenture Act Controls. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.

                       [Remainder of page intentionally left blank; signature
                                 page follows.]

         IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                             XM SATELLITE RADIO INC

                              By:__________________________
                                 Name:
                                 Title:

                             XM SATELLITE RADIO HOLDINGS INC.

                               By:__________________________
                                  Name:
                                  Title:


                             XM EQUIPMENT LEASING LLC

                               By:__________________________
                                  Name:
                                  Title:


                               [UNITED STATES TRUST COMPANY OF NEW YORK], as Collateral Agent

                               By:__________________________
                                  Name:
                                  Title:

                                                             SCHEDULE 1.1
                                                     TO SECURITY AGREEMENT

                          [DESCRIPTION OF FCC LICENSE]

                                                       SCHEDULE 4.1
                                               TO SECURITY AGREEMENT

Financing Statement Filing Offices:

Name of Grantor                                         Filing Jurisdiction(s)

                                                                  SCHEDULE 4.2
                                              TO PLEDGE AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

A.  Copyrights:

Grantor            Copyright Title    Registration      Registration No.
                                                                Date



B.  Patents:
Grantor        Patent Title    Patent No.     Issue Date           Inventor












C.  Trademarks:

Grantor                                         Registration

                                                     No.

                                                                   SCHEDULE 4.3
                                                          TO SECURITY AGREEMENT

                          MATERIAL INVESTMENT PROPERTY

Pledged Stock:


-------------------------------------------------------------------------------
                                                                                                            % of
                                                                                             No. of      Outstanding
                                                  Certificated      Stock      Par Value    Shares of   Stock of the
   Grantor      Stock Company    Class of Stock      (Y/N)     Certificate No.            Pledged Stock Stock Company
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Debt:


      ------------------------------------------ -----------------------------
      Company                                          Principal Amount

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------
      ------------------------------------------ -----------------------------

      ------------------------------------------ -----------------------------

                                                                       EXHIBIT A
                                                           TO SECURITY AGREEMENT

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

         This SECURITY AGREEMENT SUPPLEMENT, dated [mm/dd/yy] (the "Supplement"), is delivered pursuant to the Pledge and Security Agreement, dated as of ___________, 2003 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), XM Satellite Radio Inc. and certain of its Subsidiaries party thereto and [United States Trust Company of New York], as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement. This Supplement is being delivered pursuant to Section [__]1 of the Security Agreement.

         Grantor hereby confirms, as of the date first written above, the grant to Collateral Agent set forth in the Security Agreement of, does hereby grant to Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located and hereby agrees, as of the date first above written, to continue to be bound as a Grantor by all of the terms and provisions of the Security Agreement, as supplemented by this Security Agreement Supplement. Grantor hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information currently required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

                  IN WITNESS WHEREOF, Grantor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

                                           [NAME OF GRANTOR]


                                           By: _____________________________
                                                Name:
                                                Title:

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                           TO SECURITY AGREEMENT

Additional Information:

Financing Statements:

Name of Grantor                                          Filing Jurisdiction(s)

                                                      SUPPLEMENT TO SCHEDULE 4.2
                                                           TO SECURITY AGREEMENT

Additional Information:

(A)      Copyrights:

(B)      Patents:

(C)      Trademarks:

                                                                     EXHIBIT B
                                                         TO SECURITY AGREEMENT

                            FORM OF JOINDER AGREEMENT

         This JOINDER AGREEMENT, dated [mm/dd/yy], is delivered pursuant to the Security Agreement, dated as of _________________, 2003 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among XM Satellite Radio Inc. and [United States Trust Company of New York], as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto

         Section 1. Grant of Security Interest. The undersigned hereby grants to Collateral Agent a security interest and continuing lien on all of its right, title and interest in, to and under all personal property of the undersigned that may be perfected by the filing of UCC financing statements in the appropriate jurisdictions, including without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement, in each case whether now owned or existing or hereafter acquired or arising and wherever located (the undersigned's "Collateral"), subject to the same limited exclusions set forth in the Security Agreement.

         Section 2. Security For Obligations. The grant of security interest and continuing lien under this Joinder Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.ss.362(a) (and any successor provision thereof)), of all obligations of Grantor.

         Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules 4.1, 4.2 and 4.3 to Schedules 4.1, 4.2, and 4.3, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

         Section 4. Representations and Warrants and Covenants. As of the date hereof, the undersigned hereby makes each representation and warranty and covenant set forth in Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

         Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as Grantor. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

         The terms of Sections 11.11, 11.12, 11.13 and 11.14 of the Security Agreement are hereby incorporated by reference.

         IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

                                            [NAME OF ADDITIONAL GRANTOR]


                                            By:_____________________________
                                                 Name:
                                                 Title:

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                          TO SECURITY AGREEMENT

Additional Information:

Financing Statements Filing Offices:

Name of Grantor                                           Filing Jurisdiction(s)

                                                     SUPPLEMENT TO SCHEDULE 4.2
                                                         TO SECURITY AGREEMENT

Additional Information:

(A)      Copyrights

(B)      Patents

(C)      Trademarks

                                                    SUPPLEMENT TO SCHEDULE 4.3
                                                         TO SECURITY AGREEMENT

Additional Information:

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Debt:






--------
1 Insert Section 4.1(b)(iii), 4.2(b)(iii) or 4.3(b)(ii), as applicable.

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                          Dated as of ___________, 2003


                                      from


                            XM SATELLITE RADIO INC.,


                                   as Pledgor


                                       to


                              THE BANK OF NEW YORK,


                               as Collateral Agent

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Definitions................................................................2

2.  Grant of Security Interest.................................................2

3.  Security for Obligations...................................................3

4.  Delivery of Collateral.....................................................4

5.  Representations and Warranties.............................................5

6.  As to the Collateral.......................................................6

7.  Additional Shares..........................................................7

8.  Payment of Taxes and Claims................................................8

9.  Covenants and Agreements...................................................8

10. The Collateral Agent Appointed Attorney-in-Fact...........................10

11. The Collateral Agent May Perform..........................................10

12. The Collateral Agent's Duties.............................................10

13. Stock Pledge Events of Default............................................11

14. Notice of Event of Default................................................11

15. Remedies..................................................................11

16. Expenses..................................................................13

17. Repayment in Bankruptcy, etc..............................................13

18. No Segregation of Moneys; No Interest.....................................13

19. Continuing Security Interest; Termination.................................13

20. Notices...................................................................14

21. Margin Regulations........................................................14

22. Other Provisions..........................................................14

                     AMENDED AND RESTATED SECURITY AGREEMENT

          AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of ___________, 2003, made by XM Satellite Radio Inc., a Delaware corporation (the "Pledgor"), to [United States Trust Company of New York], as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

                                    RECITALS

          A. The Pledgor and United States Trust Company of New York, as Trustee (in such capacity, the "Original Trustee"), have entered into that certain Indenture dated as of March 15, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Original Indenture"), pursuant to which the Pledgor (a) issued $325,000,000 aggregate principal amount at maturity of its 14% Senior Secured Notes due 2010 (the "Original Notes"), and (b) executed and delivered a Security Agreement, dated as of March 15, 2000 (the "Original Security Agreement"), to United States Trust Company of New York, as Collateral Agent for the benefit of the holders under the Original Indenture.

          B. The Pledgor and The Bank of New York, as Trustee (in such capacity, the "New Trustee"), have entered into that certain Indenture, dated as of the date hereof, pursuant to which the Pledgor may issue up to $_________ aggregate principal amount at maturity of its 14% Senior Secured Discount Notes due 2009 (the "New Notes").

          C. The Pledgor, XM Satellite Radio Holdings Inc., a Delaware corporation ("Holdings") and certain noteholders (the "Convertible Notes Noteholders") have entered into that certain Note Purchase Agreement, dated as of December __, 2002, pursuant to which the Pledgor and Holdings are issuing Senior Secured Discount Convertible Notes due 2009 in an aggregate principal amount of $______.

          D. The Pledgor and Holdings have entered into (a) that certain Credit Agreement with General Motors Corporation ("General Motors"), dated as of the date hereof, pursuant to which the Pledgor and Holdings may receive certain advances in an aggregate principal amount not to exceed $110,000,000, and (b) that certain Note Purchase Agreement with OnStar Corporation ("OnStar"), dated as of December __, 2002, pursuant to which the Pledgor and Holdings are issuing 10% Series GM Senior Secured Convertible Notes due 2009 in the aggregate principal amount of $89,042,387.

          E. From time to time after the date hereof, the Company may, subject to the terms and conditions of the agreements described in Paragraphs A through D above, incur additional indebtedness to obligees (the "Additional Creditors") that is pari passu in right of payment to the obligations of the Company under such agreements.

          F. The Original Trustee, the New Trustee, General Motors, OnStar, the Convertible Notes Noteholders, the Additional Creditors that may from time to time become party thereto and [United States Trust Company of New York], as Collateral Agent, have entered into that certain Intercreditor and Collateral Agency Agreement (FCC Licence Subsidiary Pledge Agreement), dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), pursuant to which, among other things, [United States Trust Company of New York] was appointed to serve as Collateral Agent under this Agreement on behalf of the Original Trustee, the New Trustee, the Convertible Notes Noteholders, General Motors, OnStar and the Additional Creditors (the Original Trustee, the New Trustee, the Convertible Notes Noteholders, General Motors, OnStar and the Additional Creditors are hereinafter referred to collectively as the "Secured Parties").

          G. The Pledgor is the owner of the issued and outstanding capital stock described in Schedule I hereto (the "Pledged Shares") representing 100% of the issued and outstanding capital stock of XM Radio Inc., a Delaware corporation (the "FCC License Subsidiary").

          H. The Pledgor has agreed to amend and restate the Original Security Agreement to grant to the Collateral Agent, for the benefit of the Secured Parties the assignment and security interest and make the pledge and assignment contemplated by this Agreement.

          In consideration of the premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties, to amend and restate the Original Security Agreement in its entirety so that on and after the date hereof the Original Security Agreement shall read in its entirety as follows:

1.   Definitions.

          All capitalized terms used but not otherwise defined herein have the meanings given to them in the Intercreditor Agreement.

2.   Grant of Security Interest.

     (a) The Pledgor hereby unconditionally assigns, pledges and grants to the Collateral Agent for its benefit and the benefit of the Secured Parties, a first priority security interest in and to all of the Pledgor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):

          (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

          (ii) all additional shares of issued and outstanding shares, interests, participations, warrants or other equivalents (however designated) of corporate stock ("Stock") of the FCC License Subsidiary from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

          (iii) all Proceeds (as defined herein) of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (i) and (ii) above).

     (b) As used herein, the term "Proceeds" shall have the meaning assigned to such term under Article 9 of the Uniform Commercial Code from time to time in effect in the State of New York (the "UCC"; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions) and, to the extent not otherwise included, shall include, but not be limited to, (i) any stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off; (ii) any option or other right, whether as an addition to, in substitution of or in exchange for any Pledged Shares or otherwise; (iii) distributions payable in property (whether real, personal, tangible, intangible, or mixed property; collectively "Property"); (iv) dividends or distributions on dissolution, or in partial or total liquidation, or from capital, capital surplus or paid-in surplus; (v) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator (a "Governmental Body"); and (vi) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

3.   Security for Obligations.

          This Agreement secures the payment of all of the obligations and liabilities of any kind of the Pledgor under this Agreement and the Secured Agreements, now or hereafter existing in each case, whether liquidated, unliquidated, direct, indirect, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether for principal, interest, fees, costs, expenses or otherwise (whether arising or accruing before or after the occurrence of any Event of Default and whether discharged, stayed or otherwise affected or allowed as a claim in any bankruptcy proceeding of the FCC License Subsidiary), and all costs, fees and expenses of the Collateral Agent, the Secured Parties or the Holders (including reasonable attorneys' fees and expenses and with respect to the Collateral Agent and reasonable allocated costs and expenses of in-house counsel and legal staff) incurred in enforcing, preserving and protecting its rights against the Pledgor, whether or not suit is instituted, as the foregoing obligations and liabilities may be amended, increased, modified, renewed, refinanced, refunded or extended from time to time (collectively, the "Secured Obligations").

          Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Collateral Agent, the Secured Parties or the Holders under this Agreement or the Secured Agreements, as the case may be, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

          The parties hereto intend to maintain the validity, effectiveness, enforceability, perfection and priority of the Original Security Agreement and this Agreement is intended, inter alia, to continue, increase and modify the obligations and indebtedness secured by the security interests and pledges created under the Original Security Agreement. Except as specifically provided herein and in the Intercreditor Agreement, this Agreement shall not have the effect of terminating, limiting, modifying or otherwise affecting the validity, effectiveness, enforceability, perfection and priority of the security interests or the pledges created under the Original Security Agreement.

4.   Delivery of Collateral.

     (a) All certificates and other instruments at any time owned or acquired by the Pledgor representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, subject to the requirements of the Intercreditor Agreement, without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     (b) If there shall occur a change in applicable law or regulations regarding (i) the steps necessary to obtain and maintain a perfected security interest in any Collateral or (ii) the ability to obtain a security interest directly in any license granted by the Federal Communications Commission or Governmental Body succeeding to the functions thereof (the "FCC"), or if there is Collateral for which the foregoing procedures are not effective to perfect a security interest, the Pledgor will immediately upon its becoming aware thereof so notify the Collateral Agent and will deliver to the Collateral Agent an opinion of counsel setting forth the steps necessary for the Collateral Agent to obtain and maintain such a perfected security interest in the Collateral affected by such change or for which the foregoing procedures are not effective to perfect a security interest, and the Collateral Agent, instead of the actions specified in this Section 4, shall take such other action, as specified in such opinion of counsel, as will create and maintain such perfected security interest.

     (c) Upon the execution and delivery of this Agreement, the Pledgor will file proper financing statements, initial financing statements in lieu of continuation statements, or amendments to financing statements with the appropriate office or offices under the Uniform Commercial Code, covering the Collateral described in this Agreement and, thereafter, such renewals, amendments or continuations thereof or such additional financing statements in such additional offices in such jurisdictions or in the appropriate filing offices in such additional jurisdictions as shall be required from time to time under the UCC in order to perfect and to continue the perfection of the security interest in the Collateral.

5.   Representations and Warranties.

          The Pledgor hereby represents and warrants to the Collateral Agent as follows:

     (a) Organization; Good Standing. The Pledgor is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in every other jurisdiction where it is doing business, except where the failure to be so qualified or maintain good standing would not have a Material Adverse Effect. The chief place of business and chief executive office of the Pledgor are located at 1250 23rd Street, N.W., Washington, D.C. 20037.

     (b) Corporate Power; Authorization. The execution, delivery and performance by the Pledgor of this Agreement, and the consummation of the transactions contemplated hereby, (i) are within the Pledgor's corporate authority; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Pledgor's by-laws or charter; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality to which the Pledgor or its property is subject; and (v) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Pledgor is a party or by which the Pledgor or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect). Subject to Section 22(f) hereof, no authorization, approval or action by, or notice to, or filing with, any governmental authority or regulatory body is required under existing laws and regulations on the date hereof (i) for the grant or perfection of the security interests contemplated hereby or for the execution, delivery or performance of this Agreement by the Pledgor, except as may be set forth in Section 4 with respect to actions to be taken by the Collateral Agent, or a financial intermediary holding Collateral and except for the filings referred to in Section 4(b) and 4(c) that may be required in the future, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or its rights and remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with the disposition of Collateral by laws affecting the offering and sale of securities, generally, and (B) with respect to Pledged Shares, for authorizations, approvals, notices and filings that may be required pursuant to regulations of the FCC (as defined herein), or any successor laws or regulations.

     (c) Enforceability. This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights or insolvent corporations generally, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (d) Absence of Liens. It is the legal and beneficial owner of the Collateral free and clear of all Liens other than the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent under this Agreement.

     (e) Collateral. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Shares represent one hundred percent (100%) of the total number of shares of the FCC License Subsidiary which are issued and outstanding.

     (f) Security Interest. This Agreement and the pledge of the Collateral pursuant hereto create a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent, securing the payment of all of the Secured Obligations, and all filings and other actions necessary or desirable as may be required by the Collateral Agent and the Secured Parties to perfect and protect such security interest have been duly taken.

6.   As to the Collateral.

     (a) So long as no event or circumstance which constitutes a Default shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Secured Agreements; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right without the consent of the Collateral Agent if, in the Collateral Agent's judgment, such action or inaction would have a Material Adverse Effect on the fair market value of any of the Collateral including, without limitation, the validity, priority or perfection of the security interests granted hereby or the remedies of the Collateral Agent hereunder.

          (ii) Any and all dividends and other distributions (whether or not in cash) paid or payable, and certificates, instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, shall be forthwith delivered to the Collateral Agent to be held as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent and the Secured Parties, be segregated from the other Property of the Pledgor, and be forthwith delivered to the Collateral Agent, as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Collateral Agent pursuant to this Section 6, and any other cash constituting Collateral delivered to the Collateral Agent, shall be invested, at the written direction of the Pledgor, by the Collateral Agent in Cash Equivalents.

          (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection (i) or (ii) above.

     (b) Upon the occurrence and during the continuance of a Default (except as provided below), at the Collateral Agent's option and following written notice by the Collateral Agent to the Pledgor:

          (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, provided, however, that the Pledgor shall be entitled to exercise such rights without the prior consent of the Collateral Agent if such rights are to be exercised to vote in favor of a transaction which is reasonably expected to cure the Default, not result in another Default and not result in a Material Adverse Effect. Except as provided in the prior sentence, after the occurrence and during the continuance of an Event of Default, all such voting and other consensual rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to the satisfaction of any regulatory requirements. Effective upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby appoints the Collateral Agent the Pledgor's true and lawful attorney-in-fact and grants to the Collateral Agent an IRREVOCABLE PROXY to vote the Collateral in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable; and

          (ii) the provisions of Section 6(a)(ii) shall continue in full force and effect, except that no dividends or distributions may be paid to the Pledgor.

          As used in this Agreement, the term "Material Adverse Effect" shall mean an effect resulting from any circumstance or event of whatever nature (including any adverse determination in any litigation) which does, or could reasonably be expected to, materially and adversely (a) impair the validity or enforceability of any of the Original Indenture or the Original Notes or the Collateral Agent's, the Trustee's or any Holder's rights or remedies with respect thereto; (b) cause a Default; (c) affect the business, property, business prospects, operations, or financial or other condition of the FCC License Subsidiary or Pledgor; or (d) impair or affect the Collateral or the Collateral Agent's Liens on the Collateral or the priority of such Liens.

     (c) In the event that all or any part of the securities or instruments constituting the Collateral are lost, mutilated, destroyed or wrongfully taken while such securities or instruments are in the possession of the Collateral Agent, the Pledgor agrees that it will cause the delivery of new securities or instruments in place of the lost, mutilated, destroyed or wrongfully taken securities or instruments upon request therefor by the Collateral Agent without the necessity of any indemnity bond or other security other than the Collateral Agent's agreement or indemnity therefor customary for security agreements similar to this Agreement.

7.   Additional Shares.

     (a) The Pledgor agrees that it will cause the FCC License Subsidiary not to issue any Stock of any kind.

     (b) Without derogating from paragraph (a) of this Section 7, in the event that, during the term of this Agreement:

          (i) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of the FCC License Subsidiary, all new, substituted, and additional shares, or other securities, issued by reason of any such change and received by the Pledgor (directly or indirectly) or to which the Pledgor shall be entitled shall be promptly delivered or otherwise transferred to the Collateral Agent, together with undated stock powers endorsed in blank by the Pledgor, and shall thereupon constitute additional Collateral to be held by the Collateral Agent under the terms of this Agreement; and

          (ii) any subscriptions, warrants or any other rights or options shall be issued in connection with the Pledged Shares, all new stock or other securities acquired through such subscriptions, warrants, rights or options, and all additional shares of capital stock of the FCC License Subsidiary or any successor in interest thereto from time to time acquired by the Pledgor (directly or indirectly) in any manner whatsoever (including, without limitation, any shares of preferred stock issued by the FCC License Subsidiary) together with appropriate stock powers by the Pledgor, shall be promptly delivered or otherwise transferred to the Collateral Agent and shall thereupon constitute Collateral to be held by the Collateral Agent under the terms of this Agreement.

8.   Payment of Taxes and Claims.

          The Pledgor shall make payment of (i) all taxes, assessments, license fees, levies and other charges of Governmental Bodies imposed upon it which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Pledgor, unless and to the extent only that such taxes, assessments, charges, license fees, levies and other charges shall be contested in good faith and by appropriate proceedings diligently conducted by the Pledgor and the Collateral Agent has received prompt notice of such contest,
(ii) all taxes, assessments, license fees, levies and other charges of Governmental Bodies on any of the Collateral before any penalty or interest accrues thereon, unless and to the extent only that such taxes, assessments, charges, license fees, levies and other charges shall be contested in good faith and by appropriate proceedings diligently conducted by the Pledgor and the Collateral Agent has received prompt notice of such contest, before any penalty or interest accrues thereon, and (iii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Collateral, which have become due and payable and which by law have or may become a Lien upon any of the Collateral prior to the time when any penalty or fine shall be incurred with respect thereto, unless and to the extent such claim is being contested in good faith and by appropriate proceedings diligently conducted by the Pledgor, the Collateral Agent has received prompt notice of such contest, any proceeding to place a lien on the Collateral or to enforce a lien on the Collateral has been stayed and such contest is not reasonably expected to have a Material Adverse Effect.

9.   Covenants and Agreements.

          The Pledgor covenants and agrees that on and after the date hereof until the payment in full of the Secured Obligations and the termination and discharge of the Secured Agreements, unless the Collateral Agent shall otherwise consent in writing:

     (a) At any time and from time to time, upon the reasonable request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor shall promptly do, file, record, execute and deliver any and all such further notices, instruments and documents and will take such further action as may be reasonably deemed necessary or desirable in the judgment of the Collateral Agent and its counsel to obtain, protect and perfect the security interests granted hereby and enforce and give effect to the rights, remedies and powers hereunder, including, without limitation, the recording or filing of all instruments and documents reasonably necessary to perfect and protect the perfection of the security interests granted hereby under Articles 8 or 9 of the Uniform Commercial Code in effect in any applicable jurisdiction. In connection therewith, the Collateral Agent is hereby irrevocably authorized and empowered as the Pledgor's attorney-in-fact, solely to make, at the Collateral Agent's option, all filings and to give all other notices as it shall reasonably deem necessary with respect to any of the Collateral, all of which may be done with or without the signature of the Pledgor. The Pledgor agrees that the foregoing power constitutes a power coupled with an interest which shall survive until the payment in full of all of the Secured Obligations. The Pledgor agrees to reimburse the Collateral Agent on demand for any actual and reasonable expenses (including reasonable attorneys' fees and expenses with respect to the Collateral Agent, including reasonable allocated costs and expenses of in-house counsel and legal staff) incurred by the Collateral Agent in connection with such matters and, until such reimbursement, such expenses shall be a part of the Secured Obligations.

     (b) The Pledgor shall defend its ownership interest in and to the Collateral and the Collateral Agent's security interest in and to the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent.

     (c) The Pledgor shall, at all times, maintain or cause to be maintained accurate books and records with respect to the Collateral, and shall furnish to the Collateral Agent such information concerning such Collateral as the Collateral Agent may from time to time reasonably request. The Collateral Agent and its designees are hereby given the right, at the Pledgor's expense, to inspect and copy, following prior notice to the Pledgor and during regular business hours, or the Pledgor shall furnish the Collateral Agent with copies of, all records and documents reasonably required by the Collateral Agent relating to the Collateral.

     (d) The Pledgor shall not further hypothecate, assign, pledge, encumber, transfer, sell or otherwise dispose of, or grant any option with respect to, or create or suffer to exist a security interest in, or a Lien on, the Collateral or any portion thereof, except for the pledge, assignment and security interest created by this Agreement in favor of the Collateral Agent. The inclusion of "Proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Collateral except as expressly permitted herein.

     (e) The Pledgor shall promptly notify the Collateral Agent of any change occurring in or to the Collateral, of a change in the Pledgor's mailing address, of any material change in any fact or circumstance warranted or represented by the Pledgor in this Agreement or furnished to the Collateral Agent, or if any Stock Pledge Event of Default (as defined in Section 13 hereof) shall occur.

     (f) The Pledgor shall not, without the prior written consent of the Collateral Agent, sign or file or authorize the signing or filing of any document, financing statement or instrument creating or perfecting, or purporting to create or perfect, any Lien or other encumbrance on all or any part of its Collateral except in favor of the Collateral Agent as required hereby.

     (g) The security interest granted hereby constitutes and shall at all times constitute a perfected continuing first priority security interest in the Collateral.

10.  The Collateral Agent Appointed Attorney-in-Fact.

          Effective upon the occurrence and during the continuance of an Event of Default, the Pledgor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or obligations, without otherwise discharging or affecting the Secured Obligations, the Collateral or the security interests granted by this Agreement,

     (b) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral, and

     (c) to receive, indorse and collect any drafts or other instruments and documents made payable to the Pledgor in connection with clause (a) above or representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

11.  The Collateral Agent May Perform.

          If the Pledgor fails to perform any agreement contained herein or make payment of any amount required hereunder, the Collateral Agent may itself perform, or cause performance of, or provide payment for the performance thereof, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 16 of this Agreement and any such payment made shall be deemed an advance by the Collateral Agent to the Pledgor, payable on demand together with interest at the interest rate then payable under the Original Indenture.

12.  The Collateral Agent's Duties.

          The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, including the filing of any financing or continuation statements relating to the Collateral. The

Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own Property, it being understood that the Collateral Agent shall not be under any obligation to (a) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall be added to the Secured Obligations.

13.  Stock Pledge Events of Default.

          If any of the following events shall occur, then a "Stock Pledge Event of Default" has occurred hereunder:

     (a) If the Pledgor fails to fully and punctually pay, perform or observe any debt, obligation or liability of the Pledgor under this Agreement or the Original Indenture; or

     (b) If any representation or warranty made herein or the Original Indenture or in any certificate, report or other document furnished by the Pledgor in connection with this Agreement or the Original Indenture shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; or

     (c) If the Pledgor shall fail to observe or perform any term, covenant or agreement contained in Sections 9(a), 9(d) or 9(f) of this Agreement; or

     (d) If the Pledgor shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed pursuant to this Agreement and such failure shall have continued unremedied for a period of thirty (30) days after the Pledgor shall become aware of such failure; or

     (e) The occurrence and continuance of an Event of Default under and as defined in the Intercreditor Agreement.

14.  Notice of Event of Default.

          The Pledgor agrees to notify the Collateral Agent of the occurrence of a Stock Pledge Event of Default promptly upon its obtaining knowledge thereof.

15.  Remedies.

          Upon the occurrence and during the continuation of a Stock Pledge Event of Default that also constitutes an Event of Default under any Secured Agreement, the Collateral Agent may, subject to the requirements of the Intercreditor Agreement and regulatory requirements, exercise any and all remedies and other rights provided under this Agreement and by applicable law, including, without limitation, the following:

     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and then or at any time thereafter applied (after the payment of any amounts payable to the Collateral Agent pursuant to Section 16 hereof) in whole or in part by the Collateral Agent for the benefit of the Secured Parties against the Secured Obligations in such order of application as is required by the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment of all of the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     (c) The Pledgor acknowledges and agrees that the Collateral Agent may elect, with respect to the offer or sale of any or all of the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of the Collateral or the offer and sale thereof under any federal or state securities laws and that the Collateral Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Collateral Agent is necessary in order to avoid any violation of applicable law, including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Body. The Pledgor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Collateral Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be necessary or desirable in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the parties entitled to give direction pursuant to the Intercreditor Agreement, and that any such offer and sale shall, taking into account the possible restrictions on such offer and sale described in this subsection (c), be conducted in a commercially reasonable manner.

     (d) The Pledgor hereby expressly waives and covenants not to assert any appraisement, valuation, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

16.  Expenses.

          The Pledgor will upon demand make payment to the Collateral Agent of any and all reasonable out-of-pocket sums, costs and expenses, which the Collateral Agent may pay or incur pursuant to the provisions of this Agreement or in perfecting, defending, protecting or enforcing this Agreement or the security interests granted herein or in enforcing payment of all of the Secured Obligations or otherwise in connection with the provisions hereof, including, but not limited to court costs, reasonable collection charges, reasonable travel expenses, and reasonable attorneys' fees (including with respect to the Collateral Agent, the reasonable allocated costs and expenses of in-house counsel and legal staff) all of which together with interest at the highest rate then payable under the Original Indenture, shall be part of the Secured Obligations.

17.  Repayment in Bankruptcy, etc.

          Notwithstanding anything to the contrary contained in this Agreement, if, at any time or times subsequent to the payment of all or any part of the Secured Obligations, the Collateral Agent shall be required to repay any amounts previously paid by or on behalf of the FCC License Subsidiary or the Pledgor in reduction thereof by virtue of an order of any court having jurisdiction thereof, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Pledgor unconditionally agrees to make payment to the Collateral Agent within 10 days after demand of the amount of such repayment, together with interest on such amount from the date of such repayment by the Collateral Agent to the date of payment to the Collateral Agent at the default interest rate set forth in the Original Indenture.

18.  No Segregation of Moneys; No Interest.

          No moneys or any other property received by the Collateral Agent hereunder need be segregated in any manner except to the extent required by law, and any such moneys or other Property may be deposited under such general conditions as may be prescribed by law applicable to the Collateral Agent, and the Collateral Agent shall not be liable for any interest thereon.

19.  Continuing Security Interest; Termination.

     (a) This Agreement shall create a continuing perfected first security interest in the Collateral and shall (i) remain in full force and effect until the termination of the Intercreditor Agreement pursuant to Section 8.10 thereof,
(ii) be binding upon the Pledgor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent the Secured Parties and the Holders and their respective successors, transferees and assigns.

     (b) Upon termination of this Agreement, the Collateral Agent shall, at the request and expense of the Pledgor, cause to be assigned, transferred and delivered, against receipt but without recourse, warranty or representation whatsoever, any remaining Collateral, to or on the order of the Pledgor, and shall execute and deliver to the Pledgor an instrument or instruments acknowledging the release of such Collateral from the Lien of this Agreement.

20.  Notices.

          All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered to it, if to the Pledgor, addressed to it at XM Satellite Radio Inc., 1500 Eckington Place, N.E., Washington, D.C. 20002, Attention: Chief Executive Officer, if to the Collateral Agent, at the address of the Collateral Agent specified in the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

21.  Margin Regulations.

          The Pledgor shall take such steps as may be necessary so that it shall comply with Regulations G, U and X (in so far as Regulation X applies to Regulations G and U) promulgated by the Board of Governors of the Federal Reserve System, in each case as in effect from time to time and to the extent such Regulations are at the time applicable to the Notes issued by the Pledgor.

22.  Other Provisions.

     (a) Except as expressly provided in this Agreement, the Pledgor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of the Secured Agreements or the Secured Obligations, notice of acceptance of this Agreement and reliance hereupon by the Collateral Agent and notice of any sale of collateral security or any default of any sort.

     (b) The Pledgor waives all errors or omissions of the Collateral Agent in connection with the administration of the security interests created hereby and the Collateral, except errors or omissions which constitute gross negligence or willful misconduct.

     (c) The Pledgor agrees that the Collateral Agent, any Secured Party and any Holder may at any time, without notice to or consent of the Pledgor, and without in any manner affecting the liability of the Pledgor hereunder, amend, modify or waive any term or condition of any Secured Agreement and any of the other Secured Obligations and any collateral security therefor and otherwise deal with Pledgor as if this Agreement did not exist.

     (d) The Pledgor is not relying upon the Collateral Agent to provide to the Pledgor any information concerning the FCC License Subsidiary, including, without limitation, information which might have a Material Adverse Effect, and the Pledgor has made arrangements satisfactory to the Pledgor to obtain from the FCC License Subsidiary on a continuing basis such information concerning the FCC License Subsidiary as the Pledgor may desire.

     (e) In addition to all other rights it may have at law or otherwise, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent is hereby authorized at any time and from time to time, without notice, to set-off against any and all obligations which the Collateral Agent may owe to the FCC License Subsidiary or the Pledgor, of any kind or nature, and the Pledgor shall continue to be liable to the Collateral Agent for any deficiency with interest at the applicable interest rate forth in the Original Indenture.

     (f) Notwithstanding anything to the contrary contained in Secured Agreements or in any other agreement, instrument or document executed by the Pledgor in connection with the Secured Agreements, the Collateral Agent will not take any action pursuant to this Agreement or any document referred to above which would constitute or result in any assignment of any FCC license or any change of control (whether de jure or de facto) of the Pledgor or the FCC License Subsidiary if such assignment of any FCC license or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, subject to terms and conditions of this Agreement, the Pledgor agrees to take any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Collateral Agent to exercise and enjoy, the full rights and benefits granted to the Collateral Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of the Pledgor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of
(i) any sale or other disposition of the Collateral by or on behalf of the Collateral Agent, or (ii) any assumption by the Collateral Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect (the "Communications Act") and other applicable FCC regulations and published policies and decisions.

     (g) The Pledgor agrees to indemnify and hold harmless the Collateral Agent, the Secured Parties and the Holders, the respective affiliates of the Collateral Agent, the Secured Parties, and the Holders, and the respective officers, directors, employees, agents (including, without limitation each of their counsel), and controlling persons of the Collateral Agent, the Secured Parties and the Holders, and each such affiliate (each, an "Indemnified Party") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Collateral

Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) of every nature and character arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Agreement or the Secured Agreements or the transactions contemplated hereby or thereby (other than any such actions or expenses resulting from the gross negligence or willful misconduct of the Collateral Agent, the Secured Parties or the Holders), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of in-house counsel and legal staff incurred in connection with any such investigation, litigation or other proceeding whether or not such Indemnified Party is a party thereto, and the Pledgor agrees to reimburse each Indemnified Party, upon demand, for all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and with respect to the Collateral Agent, reasonably allocated costs and expenses of in-house counsel and legal staff) incurred in connection with any of the foregoing. In litigation, or the preparation therefor, the Collateral Agent, the Secured Parties and the Holders shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Pledgor agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Pledgor under this Section 22(g) are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

          The Pledgor shall not make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by the Secured Agreements or any act, omission or event occurring in connection therewith, and the Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in the Pledgor's favor.

          The covenants contained in this Section 22(g) shall survive payment or satisfaction in full of all other of the Secured Obligations.

     (h) The Pledgor hereby appoints [______________________] (the "Process Agent") located at [________________, New York _______], as its legally authorized process agent to accept service on behalf of the Pledgor.

     (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon the Pledgor by mail to the Process Agent at the address specified in
Section 22(h). The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     (j) This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (k) This Agreement and any other documents executed in connection herewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 22(m).

     (l) The Pledgor hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, or any of the other loan documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations.

          Except as prohibited by law, the Pledgor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (a) certifies that no agent or representative of the Collateral Agent, the Secured Parties or any Holder, has represented, expressly or otherwise, that the Collateral Agent, any Secured Party or any Holder, as the case may be, would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Collateral Agent, the Secured Parties and the Holders have been induced to enter into this Agreement and Secured Agreements, as applicable, based on, among other things, the waivers and certifications contained herein.

     (m) Any consent or approval required or permitted by this Agreement to be given by the Collateral Agent may be given, and any term of this Agreement, may be amended, and the performance or observance by the Pledgor of any terms of this Agreement, or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Pledgor and the written consent of the Collateral Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Collateral Agent, any Secured Party or any Holder in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Pledgor shall entitle the Pledgor to other or further notice or demand in similar or other circumstances.

     (n) Notwithstanding the foregoing, this Agreement may be amended, revised and supplemented only with the consent of the parties hereto and in accordance with the requirements of Sections 6.6 and 6.7 of the Intercreditor Agreement.

     (o) The Pledgor hereby waives any and all rights against immunity from jurisdiction, attachment (both before and after judgment) and execution to which it might be entitled.

     (p) The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date hereof.

                                               XM SATELLITE RADIO INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


Accepted and Agreed to:

[UNITED STATES TRUST COMPANY OF NEW YORK], as Collateral Agent


By:
    --------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                 Pledged Shares

100 shares of common stock, par value $.01 per share, of XM Radio Inc.

                           SECOND AMENDED AND RESTATED
                     SHAREHOLDERS AND NOTEHOLDERS AGREEMENT

         This Second Amended and Restated Shareholders and Noteholders Agreement, dated as of _______, 2003 (this "Agreement"), is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"); Columbia XM Radio Partners, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Radio Partners"); DIRECTV Enterprises, Inc., a corporation duly organized under the laws of the State of Delaware ("DIRECTV"); General Motors Corporation, a corporation duly organized under the laws of the State of Delaware (together with its Affiliate, OnStar Corporation, a Delaware corporation, "GM"); Madison Dearborn Capital Partners III, L.P. ("Madison Capital"), Madison Dearborn Special Equity III, L.P. ("Madison Equity"), Special Advisors Fund I, LLC ("Madison Advisors" and, collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison"); AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC, each a limited liability company organized under the laws of the State of Delaware (individually or collectively "AEA XM"), Columbia XM Satellite Partners III, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Satellite Partners"), Columbia Capital Equity Partners III (QP), L.P., and Columbia Capital Equity Partners II (QP), L.P., each a limited partnership duly organized under the laws of the State of Delaware ("Columbia Equity Partners", and collectively with Columbia Radio Partners and Columbia Satellite Partners, "Columbia"); American Honda Motor Co., Inc., a corporation duly organized under the laws of the State of California ("Honda"); Black Bear Fund I, L.P., a limited partnership duly organized under the laws of the State of California ("Black Bear I"), Black Bear Fund II, L.L.C., a limited liability company duly organized under the laws of the State of California ("Black Bear II"), Black Bear Offshore Master Fund Limited, an exempted company organized under the laws of the Cayman Islands ("Black Bear Fund", and collectively with Black Bear I and Black Bear II, "Black Bear"); and each of the other Persons identified on Exhibit A attached hereto ("Additional Note Purchasers"). Clear Channel, Columbia Radio Partners, DIRECTV, GM and Madison, each in its capacity as a holder of securities in the Company other than Series C Convertible Preferred Stock (as defined below) or Common Stock (as defined below) issuable upon conversion thereof, are collectively referred to herein as the "Original Investors." AEA XM, Columbia Satellite Partners, Columbia Equity Partners, Columbia Radio Partners, DIRECTV, Honda, Madison Capital and Madison Equity, each in its capacity as a holder of the Series C Convertible Preferred Stock or Common Stock issuable upon conversion thereof, are collectively referred to herein as the "Series C Investors." GM, Black Bear, and the Additional Note Purchasers, each in its or his capacity as a holder of New Notes or GM Notes (as defined below), as the case may be, or Common Stock issuable upon conversion thereof, are collectively referred to herein as the "Note Investors." The Original Investors, the Series C Investors and the Note Investors are collectively referred to herein as the "Investors." The Company and the Investors are collectively referred to herein as the "Parties." Motient

Corporation, a corporation duly organized under the laws of the State of Delaware ("Motient"); the Baron Asset Fund series ("Baron Asset") and the Baron iOpportunity Fund series ("Baron iOpportunity") of Baron Asset Fund, a business trust organized under the laws of the Commonwealth of Massachusetts, and the Baron Capital Asset Fund series of Baron Capital Funds Trust, a business trust organized under the laws of the State of Delaware ("Baron Capital", and collectively with Baron Asset and Baron iOpportunity, "Baron"); and Telcom-XM Investors, L.L.C., a limited liability company duly organized under the laws of the State of Delaware ("Telcom"), who were parties to the 2000 Agreement (as defined below), are becoming parties hereto solely for the purposes of agreeing to the amendment of the 2000 Agreement by this second amendment and restatement of this Agreement, which amendment results in Motient, Baron and Telcom ceasing to be parties to this Agreement and terminating their respective rights and obligations hereunder. Upon effectiveness of this Agreement, each of Motient, Baron and Telcom shall cease to be a party to this Agreement and all of its respective rights and obligations hereunder shall be terminated.

                                   WITNESSETH

         WHEREAS, the Company, the Original Investors, the Series C Investors, Motient, Baron and Telcom are parties to an Amended and Restated Shareholders Agreement, dated August 8, 2000 (the "2000 Agreement");

         WHEREAS, the Company owns one hundred percent (100%) of the issued and outstanding shares of common stock of XM Satellite Radio Inc. ("XM");

         WHEREAS, XM Radio Inc., a wholly owned subsidiary of XM, holds a license awarded by the U.S. Federal Communications Commission for the establishment of a Satellite Digital Audio Radio Service ("SDARS") system in the United States;

         WHEREAS, GM is entering into a note purchase agreement with the Company and XM, dated as of the date hereof (the "GM Note Purchase Agreement"), under which GM has agreed to acquire Series GM Senior Secured Convertible Notes due 2009 issued by the Company and XM, as joint obligors (the "GM Notes"), in an aggregate principal amount of $89,042,387, which GM Notes bear interest at a rate of 10% per annum that may be paid in cash or, at the Company's option, in Class A Common Stock, and are convertible into Class A Common Stock, on the terms and conditions described in the GM Note Purchase Agreement, will receive a warrant to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant") and will enter into a credit agreement and other agreements under which GM may receive additional securities of the Company;

         WHEREAS, Black Bear and the Additional Note Investors have entered into a note purchase agreement with the Company and XM, dated as of December 21, 2002 (the "New Note Purchase Agreement"), under which such Note Investors have agreed to purchase XM's 10% Senior Secured Discount Convertible Notes due 2009 in an aggregate principal amount of up to $400,000,000 at maturity, under which they may receive additional notes as payment of certain interest due thereunder (collectively, the "New Notes" and together with the GM Notes, the "Notes"), on the terms and conditions described in the New Note Purchase Agreement; and

         WHEREAS, the Company, each of the Investors, Motient, Baron and Telcom believe it to be in the best interests of the Company and the mutual best interests of each of the Investors to set forth herein their agreements with respect to certain matters related to the ownership and corporate governance of the Company by amending and restating the 2000 Agreement.

         NOW, THEREFORE, in consideration for the mutual covenants contained herein, the adequacy, receipt, and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1       Definitions.
                           -----------

         Accredited Investor: has the meaning specified in Rule 501 of Regulation D promulgated under the Securities Act.

         Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Sections 3.1, 5.2, 6.1 and 6.2, a member of a limited liability company or a partner of a partnership shall be deemed an Affiliate of said company or partnership.

         Antidilution Protection: means any right to have the relevant price or price ratio for the conversion of securities of the Company into any class of common stock of the Company, or the number of securities issuable upon such conversion, adjusted where the Company sells common stock (or securities convertible into or exercisable or exchangeable for common stock) for a price below a specified dollar amount that is less than the then applicable conversion price of the securities subject to the adjustment or below the market price (as defined in the terms of such right) of the common stock. As used herein, Antidilution Protection is not intended to include stock splits, reorganizations, distributions of stock or rights to all holders of common stock or similar transactions.

         Board or Board of Directors: means the Board of Directors of the Company or a committee consisting of one or more directors lawfully exercising the powers of the Board.

         Business Day: means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York City or the District of Columbia.

         Capital Stock: means any and all securities, shares, interests, warrants, options, rights to acquire equity or equity-linked securities of the Company, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, whether issued by the Company or its Subsidiaries, and whether now outstanding or issued subsequently hereto, including, without limitation, all series and classes of Common Stock and preferred stock of the Company, and all Convertible Securities, including the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the GM Notes, the GM Warrant and the New Notes.

         Change of Control: means a transfer of control of XM Radio Inc. that would require approval by the FCC under any terms of XM Radio Inc.'s SDARS license.

         Charter Documents: has the meaning specified in Section 3.5.

         Class A Common Stock: means the Class A Common Stock, par value $0.01 per share, of the Company having one (1) vote per share.

         Clear Channel Operational Assistance Agreement: means the operational assistance agreement dated on or about June 7, 1999, between Clear Channel and the Company, as it may be amended from time to time.

         Closing Date: means the date of the closings under the GM Note Purchase Agreement and the New Note Purchase Agreement.

         Commission: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: means all classes and series of the common stock of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

         Common Stock Deemed Outstanding: means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the conversion, exchange, or exercise in full, of all Convertible Securities, whether or not the Convertible Securities are convertible into or exercisable or exchangeable for Common Stock at such time.

         Communications Act: has the meaning specified in Section 2.1.
         ------------------

         Concurrent Financing Transactions: means (1) the issuance to GM of the GM Notes in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under XM's Distribution Agreement with GM (the "Distribution Agreement"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the GM Notes and the payment of up to $35,000,000 in subscriber bounty payments payable to GM in the form of Class A Common Stock, (3) the issuance of XM's 14% Senior Secured Discount Notes due 2009, warrants to purchase Class A Common Stock (the "Exchange Warrants") and cash in exchange for some or all of XM's outstanding 14% Senior Secured Notes due 2010, (4) entering into a $100,000,000 Senior Secured Credit Facility with GM (the "GM Credit Facility") to finance certain revenue share payments owed to GM under the Distribution Agreement or other amounts which may be owed to GM,
(5) the issuance of the GM Warrant, (6) the issuance and sale, on or before the closing of the transactions described in this definition, to the extent determined to be desirable by the Company, or after the closing, to the extent contemplated by the letter agreement between the Company and BayStar Group, of Class A Common Stock, with or without warrants to purchase Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to the Company's effective shelf registration statement under the Securities Act, including the proposed sale of 5,555,556 shares of Class A Common Stock and the issuance of a warrant to purchase 900,000 shares of Class A Common Stock, (7) the issuance of the New Notes, and (8) the execution, delivery and performance of all agreements, documents and instruments, including this Agreement, evidencing the transactions described in clauses (1) through (7) of this definition, and all arrangements contemplated thereby.

         Concurrent Financing Transactions Issuances: means the issuances or potential issuances of, without limitation, (1) the issuance of Class A Common Stock upon conversion of the GM Notes and the New Notes, (2) the GM Warrant and the Class A Common Stock upon exercise thereof, (3) the Exchange Warrants and the Class A Common Stock upon exercise thereof, (4) Class A Common Stock as payment of interest on the GM Notes, (5) Class A Common Stock as payment of interest under the GM Credit Facility, (6) Class A Common Stock pursuant to the Distribution Agreement in accordance with the terms thereof, and (7) Class A Common Stock and warrants issued and sold as contemplated by clause (6) of the definition of Concurrent Financing Transactions.

         Convertible Securities: means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Stock, including, without limitation, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the GM Notes, the New Notes and the GM Warrant.

         DIRECTV Operational Assistance Agreement: means the operational assistance agreement dated on or about June 7, 1999 between DIRECTV, Inc. (an Affiliate of DIRECTV) and XM, as it may be amended from time to time.

         Disinterested: means when used in respect of a director, a director who does not have a direct or indirect interest in the terms or nature of the transaction to be entered into (other than as a stockholder of the Company), it being understood that directors of an Affiliate of the Person that designated a director that is not deemed to be Disinterested shall not be deemed to be Disinterested.

         Excluded Securities: means any (a) Common Stock or Convertible Securities outstanding as of the date hereof and any Common Stock issuable upon exercise of such Convertible Securities, (b) Common Stock or Convertible Securities issued under a Qualifying Stock Plan and (c) Common Stock or Convertible Securities issued to Persons who are not Affiliates of the Company as partial consideration for senior debt financing, equipment lease financing or underwritten High Yield Debt financing pursuant to a registered public offering under the Securities Act or pursuant to Rule 144A thereunder.

         FCC: means the Federal Communications Commission, or successor agency thereof.

         GM Warrant: means the warrant to purchase 10,000,000 million shares of Class A Common Stock issued to GM by the Company.

         High Yield Debt: means secured or unsecured debt securities issued by the Company or a wholly owned Subsidiary of the Company in a registered public offering or an offering to Qualified Institutional Buyers and/or institutional Accredited Investors under Rule 144A of the Securities Act of at least $50 million after the Series C Closing Date, with or without attached warrants or quasi-equity rights issued by the Company or a Subsidiary of the Company.

         Holders: means the Investors and their respective Permitted
Transferees.

         Investors: means the Persons specified in the Preamble and their Permitted Transferees.

         Non-Public Capital Stock: means Capital Stock that the Company intends to issue without registration under the Securities
Act.

         Notice of  Proposed Issuance: has the meaning specified in Section 6.

         Offered Non-Public Capital Stock:  has the meaning specified in
Section 6.

         Permitted Transferees: means each transferee of any Capital Stock, with the transfer being made in compliance with the provisions hereof.

         Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         Primary Series C Investor: means AEA XM Investors I LLC and AEA XM Investors II LLC, individually or collectively, or any of its/their successors.

         Private Financing Transaction: means a private placement or similar transaction which provides financing to the Company in the amount of $25,000,000 or more, excluding the Concurrent Financing Transactions and Concurrent Financing Transactions Issuances and transactions in which (i) the only investors are Persons that have, or following such transaction will have, substantive business relationship with the Company (other than the ownership of securities of the Company or its Subsidiaries) and
(ii) the consideration received by the Company does not consist solely of cash.

         Qualified Institutional Buyer: has the meaning specified in Rule 144A promulgated under the Securities Act.

         Qualifying Stock Plan: means, collectively, all approved stock incentive plans for employees, consultants and non-employee directors, provided that (i) issuances under a Qualifying Stock Plan do not exceed 10% in the aggregate of the shares of Common Stock Deemed Outstanding and (ii) such Qualifying Stock Plan has been approved by a compensation committee of the Board of Directors or the full Board of Directors, which, in either case, shall include at least one director designated by the Original Investors and which approval shall include the approval of such director so designated.

         Registration Statement: means a registration statement filed with the Commission pursuant to the Securities Act.

         Right of First Offer: means the rights granted to each Holder pursuant to Section 6.1 hereof.

         Securities Act: means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         Series A Convertible Preferred Stock: means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company having zero (0) votes per share.

         Series B Convertible Preferred Stock: means the Series B Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company having zero
(0) votes per share.

         Series C Closing Date: means August 8, 2000.

         Series C Convertible Preferred Stock: means the Series C Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company, having the same voting rights as the Class A Common Stock determined on an as converted basis.

         Series C Purchase Agreement: means the Series C Convertible Preferred Stock Purchase Agreement, dated as of July 7, 2000, by and among the Company and the investors named therein.

         Subsidiary: means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Capital Stock is owned, directly or indirectly, by such Person or one or other Subsidiaries of such Person.

         TCM Group:  means Columbia, Madison and Telcom.

         TCM:  means TCM, LLC, a Delaware limited liability company.

         TCM Operational Assistance Agreement: means the operational assistance agreement dated on or about August 8, 2000 between TCM and the Company, as amended by the parties from time to time.


                                   ARTICLE II.

                       COMPLIANCE WITH COMMUNICATIONS ACT

         Section 2.1 Conduct of Business. The Company, XM and XM Radio Inc. shall, and the Company shall cause XM and its Subsidiaries to, conduct their business in such manner as to comply with all applicable laws and regulations (including but not limited to the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC).

         Section 2.2 Cooperation of Investors. The Company and the Investors agree to work cooperatively in connection with the preservation, maintenance and any extension or renewal by XM Radio Inc. of its SDARS license and to provide (and to cause the Company to provide), with reasonable promptness, such information, and assist in making all filings, as may be required or appropriate in accordance with the Communications Act, FCC rules, regulations, and processes to preserve, maintain and extend or renew XM Radio Inc.'s SDARS license.

         Section 2.3 Regulatory Approvals. To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement with respect to the transfer or assignment of Capital Stock or changes to the Boards of Directors or appointment rights of such directors (including, but not limited to, FCC approvals (if required) and applicable securities laws), such transfer or assignment of Capital Stock or changes pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed.

                                  ARTICLE III.

                     CORPORATE GOVERNANCE; VOTING AGREEMENT

         Section 3.1       Board of Directors.
                           ------------------

         (a) The Board of Directors and the board of directors of XM and any other material Subsidiary (other than the board of any joint venture with Sirius Satellite Radio Inc. so long as the Company's management provides regular reports to the Board of Directors as to the status of any such joint venture) (collectively, the "Boards of Directors") shall consist of at least eight (8) members, of whom:

                  (i) two (2) members shall be designated by the Original Investors, (x) one (1) of whom shall be a designee of Clear Channel and (y) one
(1) of whom shall be a designee of GM or DIRECTV, as those two Parties may agree;

                  (ii) one (1) member shall be the President and CEO of the Company;

                  (iii)    one (1) member shall be the Chairman of the Company;

                  (iv) two (2) members shall be independent directors of recognized industry expertise and stature both of whom shall be approved by the Investors who hold a majority of the Common Stock Deemed Outstanding that is held by the Investors; and

                  (v) one (1) member shall be designated by the Primary Series C Investor who shall be appointed to any Audit Committee and Executive Committee (subject to meeting the Nasdaq Stock Market's Audit Committee and Charter requirements).

                  (vi) At Honda's option, one (1) member shall be designated by Honda who shall be appointed to any Executive or comparable committee of the Boards of Directors.

         (b) Each Holder agrees to vote its Common Stock in favor of the persons nominated in accordance with the provisions herein. The rights of each of (i) Clear Channel and (ii) GM or DIRECTV to designate a director and approve the appointment of independent directors pursuant to this Section 3.1 shall continue for so long as such Party (or GM and DIRECTV together) holds (A) in excess of 5% of the Common Stock Deemed Outstanding or (B) the full amount of such Party's original investment in the Company (whether or not converted into shares of Series A Convertible Preferred Stock, if applicable, or Class A Common Stock). The right of the Primary Series C Investor to designate a director shall continue for so long as AEA XM (or its Affiliates) holds at least 50% of the stock that it originally purchased under the Series C Purchase Agreement, either in Series C Convertible Preferred Stock or as converted into Class A Common Stock. The right of Honda to designate a director shall continue for so long as Honda (or any of its Affiliates) retains at least 50% of its investment, including debt and equity securities, in the Company (measured by the purchase price paid by Honda for such securities and without regard to (i) whether or not such securities have been converted into any other security of the Company or
(ii) the current market value of any such securities) as of the date hereof.

         (c) The right of each Original Investor to designate a director pursuant to Section 3.1(a)(i) also shall terminate, and any director designated by such Original Investor shall promptly resign from the Boards of Directors:

                  (i) in the case of Clear Channel, if a majority of the ownership interests of Clear Channel cease to be owned, directly or indirectly, by Clear Channel Communications, Inc.; and

                  (ii) in the case of DIRECTV, if a majority of the ownership interests of DIRECTV cease to be owned, directly or indirectly, by Hughes Electronics Corporation or its Affiliates (provided that the loss of DIRECTV's right to designate directors shall not affect GM's rights under this Section 3.1).

         Section 3.2       Observation Rights.

         (a) For such time as GM and DIRECTV (i) continue to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) each retains the full amount of its original investment in the Company, (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), GM or DIRECTV shall be allowed one observer at Board of Directors meetings to represent whichever company does not designate a member of the Board of Directors at that time.

         (b) For such time as any of Columbia and Madison (i) continues to hold in excess of 2% of the Common Stock Deemed Outstanding, or (ii) such Investor retains at least 50% of its investment in the Company as of the Series C Closing Date, such Investor shall be allowed to have an observer at Board of Directors meetings so long as such company(ies) does not have an Affiliate serving as a member of the Board of Directors at that time.

         (c) For such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, Clear Channel shall be allowed an observer at Board of Directors meetings.

         (d) For such time as Honda (i) retains at least 25% of its investment, including debt and equity securities, in the Company (measured by the purchase price paid by Honda for such securities and without regard to (A) whether or not such securities have been converted into any other security of the Company or
(B) the current market value of any such securities) as of the date hereof and
(ii) Honda does not have an Affiliate serving as a member of the Board of Directors, Honda shall be allowed an observer at Board of Directors meetings.

         Section 3.3 Removal of Directors. The Investors agree to vote so that each member of the Board of Directors nominated or designated in accordance with
Section 3.1 shall serve as a director of the Company until removed, upon the instructions of the Party designating such director, and each Party agrees to vote its shares of Common Stock in accordance with such directions. To the extent permitted by law, each Investor agrees not to take any action to remove or replace (and to use all reasonable efforts to cause the Board of Directors not to replace), with or without cause, any director of the Company that has not been designated for removal or replacement by the Party having originally nominated or designated such director.

         Section 3.4 Operational Involvement of Clear Channel, DIRECTV and the TCM Group.

         (a) For such time as Clear Channel (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, the Company agrees that Clear Channel shall have operational rights and involvement as set forth in the Clear Channel Operational Assistance Agreement, provided that such rights and involvement shall terminate if Clear Channel ceases to be a wholly-owned subsidiary of Clear Channel Communications, Inc.

         (b) For such time as DIRECTV (i) continues to hold in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retains the full amount of its original investment in the Company, (whether or not converted into shares of Series A Convertible Preferred Stock or Class A Common Stock), the Company agrees that DIRECTV, Inc. shall have operational rights and involvement as set forth in the DIRECTV Operational Assistance Agreement.

         (c) For such time as Columbia and Madison (i) continue to hold, in the aggregate, in excess of 5% of the Common Stock Deemed Outstanding, or (ii) retain, in the aggregate, at least 50% of their investment in the Company as of the Series C Closing Date, the Company agrees that the TCM Group shall have operational rights and involvement as set forth in the TCM Operational Assistance Agreement.

         Section 3.5 Shareholder Actions. Each Party shall at all times take all actions necessary (i) to give effect to the terms and conditions of this Agreement and (ii) to ensure that the certificate of incorporation and bylaws of the Company (the "Charter Documents") do not, at any time, conflict with the provisions of this Agreement, and hereby agrees to make or authorize any amendments to the Charter Documents that may hereafter be required to give effect to this Agreement.

         Section 3.6 Transfers.

         (a) Any assignment or transfer by a Holder to a single transferee or a group of Affiliated transferees, whether in a single transaction or a series of related transactions, of:

                  (i) Convertible Securities representing more than 1% of the Common Stock Deemed Outstanding, other than Common Stock sold pursuant to an effective registration statement or Rule 144 or Rule 145 under the Securities Act, or

                  (ii) any Notes shall be subject to the assumption by such transferee of the obligation to vote its Common Stock as provided in Section 3.1(b) and the obligation to require the same in subsequent such assignments or transfers.

         (b) Prior to the transfer of any Capital Stock, the Company at its option may require an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with, or exempt from, the registration requirements of the Securities Act.

                                   ARTICLE IV.

                             CERTAIN REPRESENTATIONS

         Each Party hereby represents and warrants on behalf of itself to each other Party that:

         Section 4.1 Existence and Power. To the extent such Party is an entity:


         (a) it is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;



         (b) it has the power and authority to own its assets, carry on its business and execute, deliver, and perform its obligations under this Agreement; and

         (c) it is duly qualified to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where such failure to qualify would not have a material adverse effect on the business or financial condition of such Party.

         Section 4.2 Due Authorization; No Contravention. To the extent such Party is an entity, the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action, and do not and will not:

         (a) Breach or violate the terms of its certificate of incorporation (or similar constituent document) or bylaws (or similar constituent document);

         (b) Breach or violate the terms of any material agreement to which it is party; or

         (c) Violate any law or regulation applicable to it, including but not limited to the Communications Act and the rules and regulations promulgated from time to time by the FCC.

         To the extent such Party is an individual, the execution, delivery and performance of by him of this Agreement does not and will not breach or violate the terms of any material agreement to which he is a party or violate any law or regulation applicable to him.

         Section 4.3 Binding Effect. This Agreement has been duly authorized (to the extent such Party is an entity), executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE V.

                              CONSENT REQUIREMENTS

         Section 5.1 Investor Approval Rights. For so long as an aggregate of at least 50% of the original aggregate principal amount of the Notes at maturity continues to be held by the Note Investors, the affirmative vote or consent of
Note Investors holding greater than 75% of the aggregate principal amount at maturity of the then outstanding Notes, voting as a separate class, will be required for the following actions:

         (a) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including any certificate of designations) or By-laws of the Company or any of its Subsidiaries that is material to the rights of the Note Investors;

         (b) Any increase in the outstanding number of shares of the Series
A Convertible Preferred Stock, the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock, except for increases in connection with anti-dilution adjustments under the terms of such securities;

         (c) The issuance of Common Stock or securities convertible into Common Stock, (excluding Common Stock issued in respect of (1) Convertible Securities outstanding on the date hereof, (2) securities issued as payment of or in lieu of a dividend or interest payment on securities outstanding on the date hereof and (3) any securities issued pursuant to the agreements contemplated by or which implement the Concurrent Financing Transactions, which would increase the number of shares of Common Stock Deemed Outstanding on the date hereof (after giving effect to the Concurrent Financing Transactions and the Concurrent Financing Transactions Issuances) by 20% or more in one, or more than one issuance;

         (d) The incurrence by the Company or any of its Subsidiaries of any indebtedness or the issuance of any securities, in each case, that contain financial, operational or subscriber maintenance or milestone covenants that if not met would put the Company or any of its Subsidiaries in default under the terms of any indebtedness or securities;

         (e) The declaration and payment of any dividends on, or the making of any distribution with respect to, any securities junior to or pari passu with the Notes, other than dividends consisting solely of Class A Common Stock to the holders of Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock to the extent such dividends are required to be paid by the terms of such securities;

         (f) Any merger or consolidation or sale, transfer, assignment, conveyance or other disposition to a third party of all or substantially all of the properties or assets of the Company or any of its Subsidiaries in one or more related transactions;

         (g) The dissolution of the Company or any Subsidiary or adoption of a plan of liquidation for the Company or any Subsidiary;

         (h) The purchase, redemption or other acquisition or retirement by the Company or any Subsidiary for value (including, in connection with any merger or reorganization) of any securities of the Company or any Subsidiary, except that (i) the Company or XM may repurchase or redeem up to 35% of XM's 14% Senior Secured Discount Notes due 2010 (or such applicable percentage as may be required upon a change of control) and exercise any similar option to repurchase or redeem contained in future issuances of High Yield Debt, (ii) the Company or XM may undertake any redemption under any of the documents contemplated by the Concurrent Financing Transactions, including without limitation, an offer to purchase in connection with a change of control, and
(iii) the Company may redeem its equity securities in an aggregate amount not to exceed $5 million;

         (i) any change in the terms of the Notes or any securities or debt obligations of the Company or its Subsidiaries ranking senior to or on a parity with the Notes (other than with respect to the Company's credit agreement with Boeing Capital Corporation and the Company's mortgage with respect to its headquarters facility) or any change in the terms of securities or debt obligations ranking junior to the Notes as to right of payment or priority with respect to the collateral securing the Notes that increases the seniority of such junior securities or debt obligations so that they rank senior to or on a parity with the Notes; provided, that (a) any change in the terms of the New Notes that is not adverse to the GM Notes shall require only the approval of 75% of the aggregate principal amount at maturity of the then outstanding New Notes and (b) any change in the terms of the GM Notes that is not adverse to the New Notes shall require only the approval of GM;

         (j) Any action that results in any agreement, arrangement or understanding that would impose material restrictions on the Company's or any of its Subsidiary's ability to honor the exercise of any rights of the Note Investors or violate or conflict with, rights of the Note Investors;

         (k) The making of loans or advances to, transferring properties to, or guaranteeing any indebtedness of the Company's Subsidiaries other than Subsidiaries directly engaged in the satellite radio business;

         (l) Any change in the principal nature of the business of the Company and its Subsidiaries, taken as a whole, to a business other than the satellite radio business or a business substantially related thereto;

         (m) any payments to, or any sale, lease, transfer or other disposition of any of the Company's or any of its Subsidiaries' properties or assets to, or purchase of any property or assets from, or entering into or making or amending any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless the following are complied with:

                  (i) Such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

                  (ii) the Company delivers to the Note Investors:

                           (A) with respect to any Affiliate Transaction or
                               series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this clause (m) and, if an opinion meeting the requirements of clause (B) below has not been obtained, that such AffiliateTransaction has been approved by a majority of the Disinterested members of the Board of Directors with respect to such Affiliate Transaction; and

                           (B) with respect to any Affiliate Transaction or
                               series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million or any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million where none of the members of the Board of Directors qualifies as Disinterested, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                           The following items shall not be deemed to be
Affiliate Transactions and, therefore, will not be subject to the provisions of this clause (m):

                           (1) any transaction by the Company or any of its
                               Subsidiaries with an Affiliate directly
                               related to the purchase, sale or
                               distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction;

                           (2) any employment agreement or arrangement or
                               employee benefit plan entered into or
                               instituted by the Company or any of its
                               Subsidiaries in the ordinary course of
                               business of the Company or Subsidiary and which has been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction;

                           (3) transactions between or among the Company and/or
                               its wholly-owned Subsidiaries;

                           (4) payment of reasonable  directors fees and the
                               provision of customary indemnification to directors, officers and employees of the Company and its Subsidiaries;

                           (5) contractual arrangements existing on the
                               date hereof, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Note Investors that have been approved by a majority of the members of the Board of Directors of the Company who are Disinterested with respect to such transaction.

         (n) Entering into any transaction that would result in any Subsidiary of the Company material to the Company's satellite radio business not being wholly owned, directly or indirectly, by the Company other than pledges of the common stock of any Subsidiary of the Company permitted pursuant to the Note Purchase Agreement in connection with financing transactions;

         (o) Any optional redemption, repurchase or other acquisition of debt or equity securities or other debt obligations for cash of the Company or any Subsidiaries of the Company, which securities or obligations are pari passu with or junior to the Notes in right of payment, except to the extent permitted by (i) above;

         (p) Any authorization, creation, reclassification or issuance of any debt or equity securities or other debt obligations senior to (or otherwise having a preference over) or ranking pari passu with the Notes in right of payment or priority with respect to the security provided therefor or otherwise other than as permitted by the Concurrent Financing Transactions documents as in effect on the date hereof; or

         (q) Agreeing or committing to do any of the foregoing.

         Section 5.2 Consent Rights Non-transferable. The consent rights conferred upon the Note Investors pursuant to Section 5.1 hereof are personal to the Note Investors and shall not be assignable or otherwise transferable other than to an Affiliate of a Note Investor or another Note Investor.

                                   ARTICLE VI.

                  RIGHT OF FIRST OFFER; ANTIDILUTION PROTECTION

         Section 6.1 Right of First Offer. The Company shall only issue Non-Public Capital Stock in a Private Financing Transaction in accordance with the following terms:

         (a) The Company shall not issue any Non-Public Capital Stock in a Private Financing Transaction unless it first delivers to each Investor who is then an Eligible Purchaser (as defined below) and who, in the case of Note Investors, purchases at least $10 million in aggregate principal amount at maturity of New Notes at the closing of the Concurrent Financing Transactions (each such Person being referred to in this Section 6 as a "Buyer"), a written notice (the "Notice of Proposed Issuance") specifying the type and total number of such shares of Non-

Public Capital Stock that the Company then intends to issue (the "Offered Non-Public Capital Stock"), all of the material terms, including the price upon which the Company proposes to issue the Offered Non-Public Capital Stock and stating that the Buyers shall have the right to purchase the Offered Non-Public Capital Stock in the manner specified in this Section 6.1(a) for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.



         (b) For a period of ten (10) calendar days from the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the "Ten Day Period"), the Buyers may elect to subscribe to purchase Offered Non-Public Capital Stock at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Non-Public Capital Stock must give written notice of its election to the Company prior to the expiration of the Ten Day Period. If the Offered Non-Public Capital Stock is being offered as part of an investment unit together with debt or other instruments, any election by a Buyer to purchase Offered Non-Public Capital Stock shall also constitute an election to purchase a like portion of such debt or other instruments.

         (c) Each Buyer shall have the right to purchase that number of shares of the Offered Non-Public Capital Stock as shall be equal to the number of shares of the Offered Non-Public Capital Stock multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such Buyer plus all shares of Common Stock issuable upon conversion of all Convertible Securities then held by such Buyer and the denominator of which shall be the aggregate number of shares of Common Stock Deemed Outstanding. The amount of such Offered Non-Public Capital Stock that each Buyer is entitled to purchase under this Section 6 shall be referred to as its "Proportionate Share."

         (d) Each Buyer shall have a right of oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Offered Non-Public Capital Stock, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered Non-Public Capital Stock not so purchased. The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered Non-Public Capital Stock by so indicating in their written notice given during the Ten Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Non-Public Capital Stock available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

         (e) If all of the Offered Non-Public Capital Stock has not been subscribed for by the Buyers pursuant to the foregoing provisions, then the Company shall have the right, until the expiration of one-hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of the Ten Day Period, to issue the Offered Non-Public Capital Stock not purchased by the Buyers at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Non-Public Capital Stock is not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Non-Public Capital Stock.

         (f) The Company may proceed with the issuance of Non-Public Capital Stock without first following the foregoing procedures provided that within ten
(10) days following the issuance of such Non-Public Capital Stock, the Company or the purchaser of the Non-Public Capital Stock undertakes steps substantially similar to those described above to offer to all Buyers the right to purchase from such purchaser or from the Company such amount of such Non-Public Capital Stock at the same price and terms applicable to the purchaser's purchase thereof as is necessary for the Buyers to maintain the same ownership percentage of the Company on a fully diluted basis as existed prior to such issuance of Non-Public Capital Stock.

         (g) Notwithstanding the foregoing, the Right of First Offer described in this Section 6 shall not apply with respect to the issuance of Excluded Securities or to any Investor who is not an Eligible Purchaser. For purposes of this Section 6, any Investor shall be an "Eligible Purchaser" with respect to a proposed issuance of Non-Public Capital Stock if such Investor meets the Company's reasonable requirements for investors generally (such as being an Accredited Investor or Qualified Institutional Buyer) to purchase Non-Public Capital Stock in the particular Private Financing Transaction.

         (h) The rights granted under this Section 6.1 are personal to the Investors and shall not be assignable or otherwise transferable other than to an Affiliate of an Investor.

         Section 6.2       Antidilution Protection.

         (a) In the event that, at a time when Series C Convertible Preferred Stock is then outstanding, the Company grants any Antidilution Protection to any purchaser(s) of 1% or more (on a fully diluted basis) of the Capital Stock which would (if granted to the holders of the Series C Convertible Preferred Stock) be materially more favorable (taken as a whole) to the holders of the Series C Convertible Preferred Stock than the Antidilution Protection then applicable to the Series C Convertible Preferred Stock (a "New Antidilution Protection"), then if the holders of a majority of the Series C Convertible Preferred Stock so elect by written notice to the Company, the Company and the Series C Investors shall use their best efforts to take all steps determined in good faith by the Board of Directors to be reasonably necessary to provide (and the Investors shall vote in favor of any amendment to the Certificate of Designation of the Series C Convertible Preferred Stock which may be necessary), as nearly as practicable under the circumstances and consistent with the other terms of Certificate of Designation for the Series C Convertible Preferred Stock, the New Antidilution Protection to the holders of the Series C Convertible Preferred Stock as a replacement for the Antidilution Protection then applicable to the Series C Convertible Preferred Stock.

         (b) In the event that a New Antidilution Protection is granted to the holders of the Series C Convertible Preferred Stock as a replacement for the Antidilution Protection then applicable to the Series C Convertible Preferred Stock, if the Note Investors holding a majority of the outstanding aggregate principal amount at maturity of the New Notes so elect, the Company and the Note Investors shall use their best efforts to take all steps determined in good faith by the

Board of Directors to be reasonably necessary to provide, as nearly as practicable under the circumstances and consistent with the GM Note Purchase Agreement, the New Note Purchase Agreement, the Notes and this Agreement, the New Antidilution Protection to the Note Investors.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.1 Amendment and Restatement. This Agreement hereby restates, amends and supersedes the 2000 Agreement.

         Section 7.2 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed to each Party at its address for notices specified on Schedule I attached hereto, or at such other address, or to the attention of such officer, as any Party shall have furnished to each other Party in writing pursuant to this Section 7.2. Such notice shall be deemed to have been received: (i) three
(3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one (1) Business Day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile with confirmation of receipt.

         Section 7.3 Amendment. Any term of this Agreement may be amended only with the written consent of (a) the Company, (b) Investors holding, (i) in the case of amendments to provisions of this Agreement generally, 75% of the aggregate of the Common Stock Deemed Outstanding held by Investors, and (ii) in the case of any non-material change or technical correction of this Agreement, a majority of the aggregate of the Common Stock Deemed Outstanding held by Investors, (c) in the case of amendments to Section 6.1 or 6.2(a) of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, at least 66-2/3% of the aggregate of the Common Stock Deemed Outstanding held by Series C Investors, (d) in the case of amendments to Section
6.1 or 6.2(b) of this Agreement, in addition to the consents listed in clauses
(a) and (b) of this Section, at least 66-2/3% of the aggregate principal amount at maturity of the then outstanding Notes, (e) in the case of amendments to
Section 5.1 of this Agreement, in addition to the consents listed in clauses (a) and (b) of this Section, greater than 75% of the aggregate principal amount at maturity of the then outstanding Notes held by the Note Investors, and (f) in the case of amendments to any provision of Section 3.1(a) which adversely affect the right of any Investor to designate one or more directors, in addition to the consents listed in clauses (a) and (b) of this Section, the Investor having the right that would be adversely affected; provided, however, that in the event the rights, preferences or obligations hereunder of one or more Investors are being amended in a manner that is materially adverse to such Investors and in a manner that is different from those of other Investors, such rights, preferences or obligations may be so amended only with the consent of the Investors holding at least 75% in the aggregate of the Common Stock Deemed Outstanding held by Investors whose rights, preferences or obligations are being materially adversely amended in such different manner. Any amendment effected in accordance with this Section 7.3 shall be binding upon each future Holder and the Company.

         Section 7.4       Specific  Performance.  Each  Party  acknowledges
(i) that it will be impossible to measure in money the damage to each other Party if any of them or any legal representative of any Party fails to comply with any of the provisions of this Agreement, (ii) that every such provision is material, and (iii) that in the event of any such failure, the Company and the Investors will not have an adequate remedy at law or in damages. Accordingly, each Party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved Party without the posting of any bond or other security, to compel specific performance of all of the terms hereof and to prevent any disposition of shares of Capital Stock in contravention of any terms of this Agreement, and waives any defense thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability or relief in damages.

         Section 7.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

         EACH OF THE PARTIES ACKNOWLEDGES THAT (i) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED BUSINESS ENTITY CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 7.5, AND (ii) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS IT HAS DEEMED APPROPRIATE IN CONNECTION WITH ITS DECISION TO ENTER INTO THIS AGREEMENT.

         Section 7.6 Parties In Interest. This Agreement shall be binding upon and shall inure to the benefit of each Party and their respective successors and assigns as provided for herein, and by their signatures hereto, and each Party intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

         Section 7.7 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Section 7.8 Plural; Singular. When used herein, the singular of each term includes the plural and the plural of each term includes the singular.

         Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart.

         Section 7.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 7.11 Future Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties as expressed herein.

         Section 7.12 Termination. This Agreement shall be immediately terminated upon any of the following: (i) the unanimous written consent to the termination hereof by the Parties hereto, (ii) the dissolution, bankruptcy or receivership of the Company, or (iii) at such time as only one (1) Holder remains a Party hereto.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.                             MOTIENT CORPORATION

By:                                                          By:
Name:                                                        Name:
Title:                                                       Title:

BARON ASSET FUND                                             CLEAR CHANNEL INVESTMENTS, INC.
on behalf of THE BARON ASSET
 FUND SERIES

By:                                                          By:
Name:                                                        Name:
Title:                                                       Title:

COLUMBIA XM RADIO PARTNERS, LLC                              DIRECTV ENTERPRISES, INC.
By Columbia Capital LLC, its
 Managing Member

By:                                                          By:
Name:                                                        Name:
Title:                                                       Title:

GENERAL MOTORS CORPORATION                                   MADISON DEARBORN CAPITAL PARTNERS III, L.P.
                                                             By Madison Dearborn Partners III, L.P., its general partner
By:                                                          By Madison Dearborn Partners LLC, its general partner
Name:
Title:
                                                             By:
                                                             Name:
                                                             Title:

MADISON DEARBORN SPECIAL EQUITY III, L.P.                           SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its general partner         By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners LLC, its general partner               By Madison Dearborn Partners LLC, its general partner

By:                                                                 By:
Name:                                                               Name:
Title:                                                              Title:

TELCOM--XM INVESTORS, L.L.C.                                         AEA XM INVESTORS I LLC

By:                                                                 By: ________________________________
                                                                        --------------------------------
Name:                                                               Name:
Title:                                                              Title:
COLUMBIA XM SATELLITE PARTNERS III, LLC                             AEA XM INVESTORS II LLC
By:

By:                                                                 By: ________________________________
                                                                        --------------------------------
Name:                                                               Name:
Title:                                                              Title:
COLUMBIA CAPITAL EQUITY PARTNERS III                                AMERICAN HONDA MOTOR CO., INC.
(QP), L.P.,
By: Columbia Capital Equity Partners III, L.P., its General
Partner                                                             By:
                                                                    Name:
By:                                                                 Title:
   --------------------------------------------------
Name:
Title:

BARON ASSET FUND                                                    BARON CAPITAL FUND TRUST
on behalf of THE BARON iOPPORTUNITY FUND SERIES                     on behalf of THE BARON CAPITAL ASSET FUND SERIES

By:                                                                 By:
Name:                                                               Name:
Title:                                                              Title:
BLACK BEAR FUND I, L.P.                                             BLACK BEAR FUND II, L.L.C.
By Eastbourne Capital Management, L.L.C., its        general        By Eastbourne Capital Management, L.L.C., its
partner                                                             manager

By:                                                                 By:
     ---------------------------------------------------------
     Eric M. Sippel                                                      Eric M. Sippel
     Chief Operating Officer                                             Chief Operating Officer


BLACK BEAR OFFSHORE MASTER FUND                         LIMITED     HEARST COMMUNICATIONS, INC.
By Eastbourne Capital Management, L.L.C., its
investment adviser and attorney in fact

By:
     Eric M. Sippel                                                 By:
     Chief Operating Officer                                        Name:
                                                                    Title:

GEORGE HAYWOOD                                                      COLUMBIA CAPITAL EQUITY PARTNERS II
                                                                    (QP), L.P.,
                                                                    By: Columbia Capital Equity Partners III, L.P., its General
                                                                    Partner

                                                                    By:
                                                                    Name:
                                                                    Title:

AEA XM INVESTORS IA LLC                                             AEA XM INVESTORS IIA LLC

By:                                                                 By: ________________________________
                                                                        --------------------------------
Name:                                                               Name:
Title:                                                              Title:

BAYSTAR CAPITAL II, L.P.,                                           BAYSTAR INTERNATIONAL II L.P.,
By:                                                                 By:

By:                                                                 By:
   --------------------------------------------------
Name:                                                               Name:
Title:                                                              Title:

SUPERIUS SECURITIES GROUP, INC. MONEY PURCHASE PLAN                 ADVAN PARTNERS, L.P.
                                       By:

By:
Name:                                                               By:
Title:                                                              Name:
                                                                    Title:
SF CAPITAL PARTNERS, LTD.
                                                                    VERNON INVESTORS II, L.L.C.

By:
Name:                                                               By:
Title:                                                              Name:
                                                                    Title:


MICHAEL W. HARRIS                                                   JOHN DEALY



PAUL GREENWALD                                                      A.R. SANCHEZ, JR.


                                    EXHIBIT A

                           Additional Note Purchasers

AEA

   AEA XM Investors IA LLC
   AEA XM Investors IIA LLC
Columbia Capital

   Columbia Capital Equity Partners II (QP), L.P.
   Columbia XM Radio Partners, LLC
   Columbia Capital Equity Partners III (QP), L.P.
   Columbia XM Satellite Partners III, LLC
Hughes Electronics Corporation
George Haywood
Hearst Communications, Inc.
BayStar Group
   BayStar Capital II, LP
   BayStar International II, Ltd.
America Honda Motor Co., Inc.
Superius Securities Group, Inc. Money Purchase Plan
John Dealy
Advan Partners, L.P.
Michael W. Harris
Paul Greenwald
SF Capital Partners, Ltd.
Vernon Investors II, L.L.C.
A.R. Sanchez, Jr.

                                   SCHEDULE I

                NAMES, ADDRESSES AND FACSIMILE NUMBERS OF PARTIES

The Company:                                   XM Satellite Radio Holdings Inc.                           202-380-4500
                                               1500 Eckington Place, N.E.
                                               Washington, DC  20002
                                               Attention:  Joseph M. Titlebaum, Esq.

Clear Channel:                                 Clear Channel Investments, Inc.                            210-822-2299
                                               200 Concord Plaza, Suite 600
                                               San Antonio, TX  78216
                                               Attention:  Ken Wyker, Esq.

Columbia:                                      Columbia XM Radio Partners, L.L.C.                         703-519-3904
                                               201 North Union Street, Suite 300
                                               Alexandria, Virginia 22314
                                               Attention:  Mr. James B. Fleming

DIRECTV:                                       DIRECTV Enterprises, Inc.                                  310-964-4114
                                               2230 East Imperial Highway
                                               El Segundo, CA 90245
                                               Attention:  Mr. Steven J. Cox

GM:                                            General Motors Corporation                                 212-418-6258
                                               100 Renaissance Center
                                               Detroit, MI  48265 - 1000
                                               Attention:  Anne Larin, Esq.

Telcom:                                        Telcom-XM Investors, L.L.C.                                703-706-3801
                                               211 North Union Street, Suite 300
                                               Alexandria, VA 22314
                                               Attention: Hal B. Perkins, Esq.

Madison:                                       Madison Dearborn Partners, Inc.                            312-895-1221
                                               Three First National Plaza
                                               Chicago, Illinois 60602
                                               Attention:  Mr. James N. Perry

AEA XM:                                        AEA Investors, Inc.                                        212-888-1459
                                               65 E. 55th Street
                                               New York, New York 10022
                                               Attention:  General Counsel

Black Bear Fund I, L.P.                        c/o Eastbourne Capital Management, L.L.C.                  [fax]
Black Bear Fund II, L.P.                       1101 Fifth Avenue, Suite 160
Black Bear Offshore Master Fund                San Rafael, CA 94901
  Limited


George Haywood                                 [address]                                                  [fax]


Honda:                                         America Honda Motor Co., Inc.                              310-783-2210
                                               1919 Torrance Boulevard
                                               Torrance, California 90501-2746
                                               Attention: Shinichi Sakamoto
                                                                                                          310-781-4970

                                               Honda North America, Inc.
                                               Law Department
                                               700 Van Ness Avenue
                                               Torrance, California 90501


Black Bear Fund I, L.P.                            c/o Eastbourne Capital Management, L.L.C.              [fax]
Black Bear Fund II, L.P.                           1101 Fifth Avenue, Suite 160
Black Bear Offshore Master Fund Limited            San Rafael, California 94901

George Haywood                                     [address]                                              [fax]

R. Steven Hicks                                    [address]                                              [fax]

Hughes                                             [address]                                              [fax]

Rare Medium                                        [address]                                              [fax]

U.S. Trust Company                                 [address]                                              [fax]

Hughes Electronics Corporation                    C/o General Motors Corporation
                                                  767 Fifth Avenue
                                                  14th Floor
                                                  New York, NY  10153
                                                  Attn: Anne Larin, Esq.

Hearst Communications, Inc.                       [address]                                              [fax]

BayStar Group

   BayStar Capital II, LP                         [address]                                              [fax]
   BayStar International II, Ltd.

Superius Securities Group, Inc. Money Purchase    [address]                                              [fax]
Plan

John Dealy                                        [address]                                              [fax]

Advan Partners, L.P.                              [address]                                              [fax]

Michael W. Harris                                 [address]                                              [fax]

Paul Greenwald                                    [address]                                              [fax]


SF Capital Partners, Ltd.                         [address]                                              [fax]

Vernon Investors II, L.L.C.                       [address]                                              [fax]

A.R. Sanchez, Jr.                                 [address]                                              [fax]


            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

          This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of _______, 2003, is hereby entered into by and among XM Satellite Radio Holdings Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"); Clear Channel Investments, Inc., a corporation duly organized under the laws of the State of Nevada ("Clear Channel"); Columbia XM Radio Partners, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Radio Partners"); DIRECTV Enterprises, Inc. a corporation duly organized under the laws of the State of Delaware ("DIRECTV"); General Motors Corporation, a corporation duly organized under the laws of the State of Delaware (collectively, with its Affiliate, OnStar Corporation, "GM"); Hughes Electronics Corporation, a corporation duly organized under the laws of the State of Delaware ("Hughes"); Rare Medium Group, Inc., a corporation duly organized under the laws of the State of Delaware ("Rare Medium"); Madison Dearborn Capital Partners III, L.P., ("Madison Capital"), Madison Dearborn Special Equity III, L.P. ("Madison Equity") and Special Advisors Fund I, LLC ("Madison Advisors" and, collectively with Madison Capital and Madison Equity, each an entity duly organized under the laws of the State of Delaware, "Madison"); AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA, LLC and AEA XM Investors IIA, LLC, each a limited liability company duly organized under the laws of the State of Delaware (individually or collectively "AEA XM"); Columbia XM Satellite Partners III, LLC, a limited liability company duly organized under the laws of the Commonwealth of Virginia ("Columbia Satellite Partners"), Columbia Capital Equity Partners II (QP), L.P., a limited partnership organized under the laws of the State of Delaware ("Columbia Equity Partners II"), Columbia Capital Equity Partners III (QP), L.P., a limited partnership duly organized under the laws of the State of Delaware ("Columbia Equity Partners III", and collectively with Columbia Radio Partners, Columbia Equity Partners II and Columbia Satellite Partners, "Columbia"); American Honda Motor Co., Inc., a corporation duly organized under the laws of the State of California ("Honda"); Black Bear Fund I, L.P., a limited partnership duly organized under the laws of the State of California ("Black Bear I"), Black Bear Fund II, L.L.C., a limited liability company duly organized under the laws of the State of California ("Black Bear II"), Black Bear Offshore Master Fund Limited, an exempted company organized under the laws of the Cayman Islands ("Black Bear Fund", and collectively with Black Bear I and Black Bear II, "Black Bear"); each of the other Persons identified on Exhibit A attached hereto (the "Additional Note Purchasers"); R. Steven Hicks ("Hicks"); and U.S. Trust Company ("U.S. Trust"). Clear Channel, Columbia Radio Partners, DIRECTV, GM and Madison, each in its capacity as a holder of securities in the Company other than Series C Convertible Preferred Stock (as defined below) or Class A Common Stock (as defined below) issuable upon conversion thereof, are collectively referred to herein as the "Original Investors." AEA XM, Columbia Satellite Partners, Columbia Equity Partners III, Columbia Radio Partners, DIRECTV, Honda, Madison Capital and Madison Equity, each in its capacity as a holder of the Series C Convertible Preferred Stock or Class A Common Stock issuable upon conversion thereof, are collectively referred to herein as the "Series C Investors." Black Bear and the Additional Note Purchasers, each in its or his capacity as a holder of New Notes (as defined below) or Class A Common Stock issuable upon the conversion thereof, are collectively referred to herein as the "Note Investors." The Original Investors, the Series C

Investors and the Note Investors, Hicks and U.S. Trust, severally, and any transferees of registration rights hereunder permitted pursuant to
Section 4.5 are collectively referred to herein as the "Holders." The Company and the Holders are collectively referred to herein as the "Parties." Motient Corporation, a corporation duly organized under the laws of the State of Delaware ("Motient"); the Baron Asset Fund series ("Baron Asset") and the Baron iOpportunity Fund series ("Baron iOpportunity") of Baron Asset Fund, a business trust organized under the laws of the Commonwealth of Massachusetts, the Baron Capital Asset Fund series ("Baron Capital") of Baron Capital Funds Trust, a business trust organized under the laws of the State of Delaware, and Telcom-XM Investors, L.L.C., a limited liability company duly organized under the laws of the State of Delaware ("Telcom"), who were parties to the 2000 Agreement (as defined below), are becoming parties hereto solely for the purposes of agreeing to the amendment of the 2000 Agreement by this second amendment and restatement of this Agreement, which amendment results in Motient, Baron Asset, Baron iOpportunity, Baron Capital and Telcom ceasing to be parties to this Agreement and terminating their respective rights and obligations hereunder. Upon effectiveness of this Agreement, each of Motient, Baron Asset, Baron iOpportunity, Baron Capital and Telcom shall cease to be a party to this Agreement and all of its rights and obligations hereunder shall be terminated.

                               W I T N E S S E T H

          WHEREAS, the Original Investors and Motient made investments in the Company and, other than Motient, now hold Class A Common Stock and Series A Convertible Preferred Stock (each as hereafter defined);

          WHEREAS, the Series C Investors made an investment in the Company through the purchase of Series C Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series C Convertible Preferred Stock"), pursuant to a certain Stock Purchase Agreement, dated July 7, 2000, by and among the Company and the Series C Investors;

          WHEREAS, Motient no longer owns any securities of the Company and has transferred each of its two demand registration rights to Rare Medium and to Hughes, respectively;

          WHEREAS, Motient transferred its shelf registration rights and piggyback registration rights to Hughes;

          WHEREAS, the Note Investors are investing in the Company and its wholly-owned subsidiary, XM Satellite Radio Inc., a Delaware corporation ("XM"), through the purchase of 10% Senior Secured Discount Convertible Notes due 2009 issued by the Company and XM, as joint obligors (the "New Notes"), pursuant to a certain Note Purchase Agreement, dated December 21, 2002, by and among the Company, XM and the Note Investors (the "Note Purchase Agreement"), and may receive additional notes, which will also constitute New Notes, as payment of certain interest due thereunder;

          WHEREAS, GM is acquiring 10% Series GM Senior Secured Convertible Notes due 2009 issued by the Company and XM, as joint obligors (the "GM Notes"), in lieu of certain guaranteed payments due to GM during the period from 2003 to 2006 under XM's Distribution Agreement with GM (the "Distribution Agreement"), a warrant to purchase 10,000,000 shares of the Class A Common Stock (the "GM Warrant") and may acquire shares of Class A Common Stock as payment of interest on the GM Notes, under the terms of a senior secured credit facility with XM (the "GM Credit Facility") to finance certain revenue share payments owed to GM under the Distribution Agreement and in lieu of cash in subscriber bounty payments payable to GM under the terms of the Distribution Agreement;

          WHEREAS, U.S. Trust is investing in the Company through the purchase of 5,555,556 shares of Class A Common Stock pursuant to a certain Purchase Agreement, dated December 21, 2002, by and between the Company and U.S. Trust (the "U.S. Trust Purchase").

          WHEREAS, the Company has agreed to execute this Agreement to provide the Holders with certain rights to cause the registration of the Class A Common Stock held by them or issuable upon conversion of their Series A Convertible Preferred Stock or Series C Convertible Preferred Stock, exchange of their New Notes or GM Notes, or exercise of the GM Warrant;

          WHEREAS, Sony Electronics, Inc., a Delaware corporation ("Sony"), has shelf and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the Company's Common Stock Purchase Warrant No. 1 issued to Sony (the "Sony Warrant"), which rights are to be pari passu to those of the Original Investors, Hicks has certain registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the Company's Common Stock Purchase Warrant No. 4 (the "Hicks Warrant") and U.S. Trust has certain registration rights with respect to the shares of Class A Common Stock acquired pursuant to the U.S. Trust Purchase; and

          WHEREAS, this Agreement is to amend and restate that certain Amended and Restated Registration Rights Agreement, dated as of August 8, 2000, by and among the Company, Motient Corporation, the Original Investors and the Series C Investors (the "2000 Agreement").

          NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the Parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

          "Accredited Investor" has the meaning specified in Rule 501 of Regulation D promulgated under the Securities Act.

          "Additional Demand Registration" has the meaning specified in Section 2.1(e).

          "Agreement" means this Second Amended and Restated Registration Rights Agreement (including any Schedules hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

          "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required by law to be closed in New York City or the District of Columbia.

          "Capital Stock" means any and all of the Company's shares, interests, warrants, options, rights to acquire equity or equity-linked securities of the Company, participations or other equivalents (however designated, whether voting or non-voting) in equity of the Company, whether now outstanding or issued subsequently hereto, including, without limitation, all series and classes of Common Stock and preferred stock of the Company, and all convertible securities.

          "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company, having one (1) vote per share.

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Common Stock" means all classes and series of the common stock of the Company, any stock into which such common stock shall have been changed or converted or any stock resulting from any capital reorganization or reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

          "Demand Registration" has the meaning specified in Section 2.1(a).

          "End of Suspension Notice" has the meaning specified in Section
2.6(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

          "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. If there is any dispute as to the Fair Market Value of any security of the Company between the Holder who holds such security and the Company, the Fair Market Value of such security shall be determined by a firm of independent appraisers of national standing valuing such security on an as-converted basis.

          "GM Registrable Securities" means the shares of Class A Common Stock issued or issuable (i) upon exchange of, or payment of interest on, the GM Notes, (ii) as payment of up to $35,000,000 in subscriber bounty payments payable to GM under the terms of the Distribution Agreement, (iii) upon exercise of the GM Warrant, and (iv) as payment of principal or interest under the GM Credit Facility.

          "High Yield Debt" means secured or unsecured debt securities issued by the Company or a wholly owned subsidiary of the Company in a registered public offering or an offering to Qualified Institutional Buyers and/or institutional Accredited Investors under Rule 144A of the Securities Act in providing gross proceeds of at least $50 million after the date hereof, with or without attached warrants or quasi-equity rights issued by the Company.

          "Losses" has the meaning specified in Section 3.1.

          "Managing Underwriters" has the meaning specified in Section 2.1(c).

          "Person" means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Piggyback Registration" has the meaning specified in Section 2.3(a).

          "Qualified Institutional Buyer" has the meaning specified in Rule 144A promulgated under the Securities Act.

          "Registrable Securities" means the shares of Class A Common Stock outstanding from time to time and those issued or issuable (i) upon conversion of the Series A Convertible Preferred Stock, (ii) upon conversion of the Series C Convertible Preferred Stock, (iii) upon conversion of the New Notes, (iv) as GM Registrable Securities, (v) upon exercise of the Hicks Warrant, and (vi) at closing of the U.S. Trust Purchase, that may be available for registration from time to time pursuant to the terms hereof, or, in each case, any other shares of Class A Common Stock issued in respect thereof; provided, however, that such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the registration of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such Registration Statement, (y) the Holder of such securities may sell all of such securities pursuant to Rule 144(k) under the Securities Act or (z) such Holder may otherwise sell such securities without restriction pursuant to Rule 144 under the Securities Act. All references to "Registrable Securities" held by a Holder shall include all Registrable Securities issuable to such Holder upon conversion of any Convertible Securities (as such term is defined in the Shareholders Agreement) held by such Holder.

          "Registration Statement" means a registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission pursuant to the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company, having zero (0) votes per share.

          "Series A Holders" means each of Clear Channel, Columbia Radio Partners, DIRECTV, GM, Hughes, Madison and Rare Medium, each in its capacity as a holder of securities of the Company other than the Series C Convertible Preferred Stock or Common Stock issuable upon conversion thereof, severally, and any transferees of registration rights permitted pursuant to Section 4.5.

          "Series C Holders" means each of AEA XM, Columbia Satellite Partners, Columbia Equity Partners, Columbia Radio Partners, DIRECTV, Honda, Madison Capital and Madison Equity, each in its capacity as a holder of the Series C Convertible Preferred Stock or Common Stock issuable upon conversion thereof, severally, and any transferees of registration rights permitted pursuant to
Section 4.5.

          "Series C Convertible Preferred Stock" means the Company's Series C Convertible Redeemable Preferred Stock, par value $.01 per share, such series having the same voting rights as the Class A Common Stock determined on an as converted basis.

          "Shareholders Agreement" means that certain Second Amended and Restated Shareholders and Noteholders Agreement, dated on or about the date hereof, by and among the Parties hereto other than Hicks and U.S. Trust.

          "Shelf Registration" has the meaning specified in Section 2.2(a).

          "Suspension Event" has the meaning specified in Section 2.6(a).

          "Suspension Notice" has the meaning specified in Section 2.6(b).

          "TCM Group" means Columbia and Madison, collectively.

          "Underwritten Offering" has the meaning specified in Section 2.1(c).

                                   ARTICLE II.

                               REGISTRATION RIGHTS

     Section 2.1   Demand Registrations.

     (a) Right to Demand.

          (i) Series A Holders. Any Series A Holder may notify the Company that it intends to offer to or cause to be offered for public sale all or any portion of the Registrable Securities held by or issuable to it (a "Series A Holder Demand Registration"); then, subject to the rights of the Company set forth in Section 2.1(b) and the registration rights of each other Holder set forth in Section 2.3, the Company will use its best efforts to cause such Registrable Securities as may be requested by such Series A Holder to be registered under the Securities Act, pursuant to a Registration Statement on such form as may then be available to the Company for sale in an underwritten offering or a non-underwritten offering, as elected by such Series A Holder, and to keep such Registration Statement effective until the earlier of: (x) the date six months from the date of effectiveness thereof, or (y) the date on which all of such Series A Holder's Registrable Securities registered thereunder are sold; provided, however, that the requesting Series A Holder must request registration of Registrable Securities with a Fair Market Value, on the date of such request, of at least $10 million (unless the Fair Market Value of all of the Registrable Securities held by or issuable to such Series A Holder is less than $10 million, in which event all of the Registrable Securities held by or issuable to such Series A Holder must be included in such registration in order to effect such registration). Subject to the rights of each Holder as set forth in Section 2.1(e), each of Clear Channel, DIRECTV, GM, Hughes, Rare Medium and the TCM Group (which, for purposes of this
Section 2.1(a), shall be considered a single "Series A Holder" and which shall act at the direction of holders of a majority in interest of the Registrable Securities of such group) shall be entitled to one Series A Holder Demand Registration as provided herein. The Company may postpone the filing of any Registration Statement required under this Section 2.1 for a reasonable period of time, not to exceed 120 days following receipt by the Company of the Series A Holder's request, if a Suspension Event (as hereinafter defined) has occurred and is continuing.

          (ii) Series C Holders. The Series C Holders, acting as a class by written consent of the holders of at least twenty percent (20%) of the Series C Convertible Preferred Stock constituting Registrable Securities, may notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of the Registrable Securities held by or issuable to them (a "Series C Holder Demand Registration"); then, subject to the rights of the Company set forth in Section 2.1(b) and the registration rights of each other Holder set forth in Section 2.3, the Company will use its best efforts to cause such Registrable Securities as may be requested by the Series C Holders to be registered under the Securities Act, pursuant to a Registration Statement on such form as may then be available to the Company for sale in an underwritten offering or a non-underwritten offering, as elected by the Series C Holders, and to keep such Registration Statement effective until the earlier of: (x) the date six months from the date of effectiveness thereof, or (y) the date on which all of the Series C Holders' Registrable Securities registered thereunder are sold; provided, however, that the Series C Holders must request registration of Registrable Securities with a Fair Market Value, on the date of such request, of at least $10 million (unless the Fair Market Value of all of the Registrable Securities held by or issuable to the Series C Holders is less than $10 million, in which event all of the Registrable Securities held by or issuable to the Series C Holders must be included in such registration in order to effect such registration). Subject to the rights of each Holder as set forth in Sections 2.1(e) and 2.1(j), the Series C Holders shall be entitled to two Series C Demand Registrations as provided herein. If the Series C Holder Demand Registration is requested by the holders of less than all of the Series C Holders, the Company shall send prompt written notice to the other Series C Holders and if such other Series C Holders also notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of the Registrable Securities held by or issuable to them, such other Series C Holders shall have an equal right to the original requesting Series C Holders to have Registrable Securities registered under the Securities Act. The Company may postpone the filing of any Registration Statement required under this Section 2.1 for a reasonable period of time, not to exceed 120 days following receipt by the Company of the Series C Holders' request, if a Suspension Event (as hereinafter defined) has occurred and is continuing.

          (iii) Note Investors. The Note Investors (for purposes of this paragraph 2.1(a)(iii), Hicks and U.S. Trust each shall be considered a Note Investor), acting as a class by written consent of Note Investors holding at least 25% of the Registrable Securities held by or issuable to Note Investors, may notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of the Registrable Securities held by or issuable to them (a "Note Investor Demand Registration," and together with a Series A Holder Demand Registration and a Series C Holder Demand Registration, a "Demand Registration"); then, subject to the rights of the Company set forth in Section 2.1(b) and the registration rights of each other Holder set forth in Section 2.3, the Company will use its best efforts to cause such Registrable Securities as may be requested by the Note Investors to be registered under the Securities Act, pursuant to a Registration Statement on such form as may then be available to the Company for sale in an underwritten offering or a non-underwritten offering, as elected by the Note Investors, and to keep such Registration Statement effective until the earlier of: (x) the date six months from the date of effectiveness thereof, or (y) the date on which all of the Note Investors' Registrable Securities registered thereunder are sold; provided, however, that the Note Investors must request registration of Registrable Securities with a Fair Market Value, on the date of such request, of at least $10 million (unless the Fair Market Value of all of the Registrable Securities held by or issuable to the Note Investors is less than $10 million, in which event all of the Registrable Securities held by or issuable to the Note Investors must be included in such registration in order to effect such registration). Subject to the rights of each Holder as set forth in Section 2.1(e), the Note Investors shall be entitled to two Note Investor Demand Registrations as provided herein. If the Note Investor Demand Registration is requested by less than all of the
Note Investors holding Registrable Securities, the Company shall send prompt written notice to the other Note Investors, and if such other Note Investors also notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of the Registrable Securities held by or issuable to them, such other Note Investors shall have an equal right to the original requesting Note Investors to have Registrable Securities registered under the Securities Act. The Company may postpone the filing of any Registration Statement required under this Section 2.1 for a reasonable period of time, not to exceed 120 days following receipt by the Company of the Note Investors' request, if a Suspension Event (as hereinafter defined) has occurred and is continuing.

          (iv) GM. GM may notify the Company that it intends to offer to or cause to be offered for public sale the GM Registrable Securities held by or issuable to it; then, subject to the rights of the Company set forth in Section 2.1(b) and the registration rights of each other Holder set forth in Section 2.3, the Company will use its best efforts to cause such GM Registrable Securities as may be requested by GM to be registered under the Securities Act (a "GM Demand Registration"), pursuant to a Registration Statement on such form as may then be available to the Company for sale in an underwritten offering or a non-underwritten offering, as elected by GM, and to keep such Registration Statement effective until the earlier of: (x) the date six months from the date of effectiveness thereof, or (y) the date on which all of the GM Registrable Securities registered thereunder are sold; provided, however, that GM must request registration of GM Registrable Securities with a Fair Market Value, on the date of such request, of at least $10 million (unless the Fair Market Value of all GM Registrable Securities is less than $10 million, in which event all of the GM Registrable Securities must be included in such registration in order to effect such registration). Subject to the rights of each Holder as set forth in
Section 2.1(e), GM shall be entitled to two GM Demand Registrations as provided herein. The Company may postpone the filing of any Registration Statement required under this
Section 2.1 for a reasonable period of time, not to exceed 120 days following receipt by the Company of GM's request, if a Suspension Event (as hereinafter defined) has occurred and is continuing.

     (b) Company Priority on Registration. Notwithstanding any other provision of this Agreement to the contrary, upon receipt by the Company of a request for a Demand Registration from a Holder or a Demand Shelf Registration (but not a Special Demand Registration, as defined in Section 2.1(j), or a Noteholder Shelf Registration, as defined in Section 2.2(b)), the Company shall have the right, within 30 days of receipt of such notice, to notify such Holder of the Company's intention to commence a primary public offering of securities for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) by the filing of a Registration Statement with the Commission and, in such a case, the Company shall not have any obligation to honor the request to register the shares held by such notifying Holder; in which event such request shall be deemed never to have been made; provided, however, that the Company shall commence such public offering by the filing of such a Registration Statement within 60 days of so notifying that Holder. In addition, except as set forth in Section 2.1(j), the Company shall not be required to cause a Registration Statement demanded pursuant to this Section 2.1 or a Demand Shelf Registration to become effective prior to 120 days following the effective date of a Registration Statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders to the effect that the Company is commencing to prepare a company-initiated Registration Statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly.

     (c) Selection of Managing Underwriters. The offering of Registrable Securities pursuant to any Registration Statement filed under this Article II shall be in the form of an underwritten offering ("Underwritten Offering"), if the Holders of a majority of the Registrable Securities requested to be registered in such offering so elect. In such event, the Company shall select one or more managing underwriters to act in connection with such Underwritten Offering (the "Managing Underwriters"), which Managing Underwriters shall be approved by the Holder initiating such offering, which approval shall not be unreasonably withheld. Any request by the Holders of Registrable Securities for an Underwritten Offering shall, in addition to specifying the number of shares requested to be registered, specify the anticipated per share price range for such offering.

     (d) Priority on Underwritten Offering. If the Managing Underwriters for an Underwritten Offering demanded by the Holders pursuant to this Section 2.1 (except as set forth in Section 2.1(j)), notify the Company and such Holders that in their opinion the number of Registrable Securities requested to be included in such offering (together with any other shares of Common Stock which the Company is required to include in such registration) exceeds the number of shares which can be sold in such offering in an orderly manner within a price range acceptable to the Holders of the majority of the Registrable Securities requested to be included in such offering, the Company will include in such offering the maximum amount of Registrable

Securities requested to be included pursuant to this Agreement, which, in the opinion of the Managing Underwriters, can be sold in such offering in an orderly manner within an acceptable price range, and such amount shall be allocated pro rata among the Holders thereof on the basis of the number of shares of Registrable Securities requested to be included in such registration by each such Holder pursuant to Section 2.1(a) and Section 2.3(a); provided, however, that the right of each of Hughes and Rare Medium to register its Registrable Securities pursuant to this Section 2.1(d) shall be subordinate to the rights of the other Holders hereunder.

     (e) Additional Demand. In the event that, in connection with any exercise by any Holder of a Demand Registration, other Holders exercise Piggyback Registration rights as provided in Section 2.3, and following such exercise the Managing Underwriters in an Underwritten Offering notify the Company that in their opinion the number of Registrable Securities requested to be included in such offering exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the initiating Holder such that the initiating Holder is unable to sell at least 75% of the number of shares originally requested to be registered by it, such initiating Holder shall be entitled to an additional Demand Registration exercisable at such later time as such Holder may elect (an "Additional Demand Registration"). If such Additional Demand Registration is exercised and such initiating Holder is unable to sell in such offering, cumulatively with the number of shares sold in the first offering requested by it, at least 75% of the number of shares originally requested to be registered by it, such initiating Holder shall be entitled to successive Additional Demand Registrations until it has sold in all such Additional Demand Registrations, cumulatively with the first offering requested by it, at least 75% of the amount originally requested to be registered by it.

     (f) Rare Medium and Hughes Registration Rights. Each of Rare Medium and Hughes shall be entitled to exercise one Demand Registration, subject to the rights of the Company set forth in Section 2.1(b) and subject to the right of each other Holder to exercise Piggyback Registration rights in connection with a demand by either of Rare Medium or Hughes; provided that each other Holder shall have priority over Rare Medium and Hughes (i) with respect to registration of its Registrable Securities in such offering and (ii) with respect to registration of Registrable Securities pursuant to Section 2.2. In the event that either of Rare Medium or Hughes, in a Demand Registration it has initiated, is not able to sell at least 75% of the number of shares originally requested to be registered by it, then it shall be entitled to an Additional Demand Registration exercisable at such later time as it may elect. If such Additional Demand Registration is exercised and Rare Medium or Hughes, as the case may be, is unable to sell in such offering, cumulatively with the number of shares sold in the first offering requested by it, at least 75% of the number of shares originally requested to be registered by it, then it shall be entitled to successive Additional Demand Registrations until it has sold in all such Additional Demand Registrations, cumulatively with the first offering requested by it, at least 75% of the amount originally requested to be registered by it.

     (g) Inclusion by the Company of its Common Stock in an Underwritten Offering. If the Managing Underwriters for an Underwritten Offering notify the Company that in their opinion the number of Registrable Securities to be included in an Underwritten Offering is less than the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holder initiating such offering, the Company may include in such registration, on its own behalf, up to the greatest number of shares of Common Stock which in the opinion of the Managing Underwriters can be sold (together with the Registrable Securities demanded to be included in such registration) in an orderly manner within the price range acceptable to the Holder initiating such offering.

     (h) Participation in Underwritten Registrations. Notwithstanding any other provision of this Section 2.1 or Section 2.3 to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person: (i) agrees to sell such Person's securities on the basis provided in the applicable underwriting arrangements, which shall contain customary terms and conditions, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution and no Holder shall be required to undertake joint or joint and several obligations with any other Person.

     (i) Expenses of Underwriting Offering. The Company shall pay any and all registration expenses incident to the filing of each Registration Statement or otherwise incident to the performance by the Company of, or its compliance with, its obligations under this Section 2.1, including the fees of one counsel retained by the Holders, up to a maximum of $75,000 per Demand Registration. Each Holder shall pay all underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities included in the Underwritten Offering.

     (j) Special Demand Right Following Change of Control. Within 90 days following a Change of Control as defined in the Certificate of Designation of the Series C Convertible Preferred Stock (a "Change of Control"), the Series C Holders, acting as a class by written consent of the holders of at least twenty percent (20%) of the Series C Convertible Preferred Stock constituting Registrable Securities, may notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of the Registrable Securities issued or issuable upon conversion or exchange of the Series C Convertible Preferred Stock held by them (a "Special Demand Registration"), which shall be in addition to and not count as any other Demand Registration hereunder, then the Company will use its best efforts to cause such Registrable Securities as may be requested by the Series C Holders to be registered under the Securities Act, pursuant to a Registration Statement on such form as may then be available to the Company for sale in an underwritten offering or a non-underwritten offering, as elected by the Series C Holders, and to keep such Registration Statement effective until the earlier of: (x) the date six months from the date of effectiveness thereof, or (y) the date on which all of such Series C Holders' Registrable Securities registered thereunder are sold; provided, however, that the Series C Holders must request registration of such Registrable Securities with a Fair Market Value, on the date of such request, of at least $10 million (unless the Fair Market Value of all of such Registrable Securities held by or issuable to the Series C Holders is less than $10 million, in which event all of such Registrable Securities held by or issuable to the Series C Holders must be included in such registration in order to effect such registration). A Special Demand Registration shall be treated like a Demand Registration for purposes of this agreement, except that the rights of the Company set forth in Section 2.1(b), the registration rights of other Holders set forth in Section 2.3, the Company's rights to postpone the filing of any Registration Statement if a Suspension Event has occurred, and the various priority provisions and Managing Underwriter cut-backs shall not apply to a Special Demand Registration. The Series C Holders shall be entitled to one Special Demand Registration with respect to each Change of Control. If the Special Demand Registration is requested by less than all of the Series C Holders, the Company shall send prompt written notice to the other Series C Holders, and if such other Series C Holders also notify the Company that they intend to offer to or cause to be offered for public sale all or any portion of such Registrable Securities held by or issuable to them, such other Series C Holders shall have an equal right to the original requesting Series C Holders to have such Registrable Securities registered under the Securities Act.

     Section 2.2   Shelf Registration.

     (a) Demand Shelf Registration. At the request of the Holders (for purposes of this Section 2.2, each of Sony and Hughes shall be considered a "Holder") holding Registrable Securities having a Fair Market Value of not less than $10 million (collectively, the "Requesting Holders"), the Company shall notify (such notice a "Shelf Notification") each Holder not a Requesting Holder of the Company's intention to prepare and file with the Commission a Registration Statement for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering all or a portion of the Registrable Securities, and shall thereafter prepare and file such Registration Statement (the "Demand Shelf Registration", and together with the Noteholder Shelf Registration, as defined in Section 7.2(b), the "Shelf Registration"). Each Holder not a Requesting Holder shall notify the Company within ten (10) days of receipt of a Shelf Notification if it intends to include Registrable Securities held by it in such Demand Shelf Registration; otherwise, such Holder shall have no right to include its Registrable Securities in such Demand Shelf Registration. Each Shelf Registration shall be on a Form S-3 or another appropriate form (unless the Holders of the Registrable Securities offered thereby reasonably request a specific form) permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). For purposes of this Section 2.2, the term "Registrable Securities" shall include the shares of Class A Common Stock issued upon exercise of the Sony Warrant.

     (b)  Noteholder and GM Shelf Registrations.

          (i) The Company shall use its reasonable best efforts to prepare and file with the Commission, within five Business Days after the date hereof, or if the Company's financial statements are not current under Securities Act rules, no later than March 15, 2003 (the "Required Filing Date"), a Registration Statement (the "Noteholder Shelf Registration") for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act. The Noteholder Shelf Registration shall cover such Registrable Securities held or issuable to the Note Investors as the Note Investors shall have notified the Company, at least ten calendar days prior to the date hereof, they intend to include in the Noteholder Shelf Registration; otherwise, no Holder shall have the right to include its Registrable Securities in the Noteholder Shelf Registration. The Noteholder Shelf Registration shall be on a Form S-3 or another appropriate form (unless the Holders of the Registrable Securities offered thereby reasonably request a specific form) permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, an underwritten offering).

          (ii) The Company shall use its reasonable best efforts to prepare and file with the Commission, within 180 days after the date hereof, an initial Registration Statement (the "GM Shelf Registration") for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act. The initial GM Shelf Registration shall cover such Registrable Securities that are issuable to GM as payment of interest on the GM Notes and under the GM Credit Facility and as subscriber bounty payments under the Distribution Agreement ("GM Shelf Securities") and as GM shall have notified the Company, at least ten calendar days prior to the date of filing of the GM Shelf Registration, they intend to include in the GM Shelf Registration. The Company shall use its reasonable best efforts to add to the GM Shelf Registration, by amendment or filing a new Registration Statement, additional GM Shelf Securities as GM shall notify the Company from time to time they intend to include in the GM Shelf Registration. The GM Shelf Registration shall be on a Form S-3 or another appropriate form (unless GM reasonably requests a specific form) permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, an underwritten offering). The Company shall use its reasonable best efforts to update, amend and keep current the GM Shelf Registration, in accordance with applicable law and the rules and regulations of the Commission.

     (c) Effectiveness. The Company shall use its reasonable efforts to cause any Shelf Registration to become effective under the Securities Act as soon as practicable following the date of filing, but in any event within 90 days following the date of filing. Subject to the requirements of the Securities Act, including, without limitation, requirements relating to updating prospectuses through post-effective amendments or otherwise, the Company shall use reasonable efforts to keep each Shelf Registration continuously effective under the Securities Act until the date on which all of the Registrable Securities registered thereunder cease to be Registrable Securities (the "Effectiveness Period").

     (d) Priority in Underwritten Offering from Shelf Registration. If any of the Registrable Securities to be registered pursuant to a Shelf Registration are to be sold in an Underwritten Offering, and if the Managing Underwriters notify the Company and the Holders of such Registrable Securities that in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the number of shares which can be sold in such offering in an orderly manner within an acceptable price range, there shall be included in such Underwritten Offering the maximum amount of Registrable Securities requested to be included, pursuant to this Agreement, which in the opinion of the Managing Underwriters can be sold in an orderly manner within an acceptable price range, and such amount shall be allocated pro rata among the Holders of such Registrable Securities requested to be included in such Underwritten Offering on the basis of the number of shares of Registrable Securities requested to be included in such registration by each such Holder. The right of Hughes to register its Registrable Securities pursuant to this Section 2.2(c) shall be subordinate to the rights of the other Holders hereunder.

     (e) Number of Shelf Registrations. The number of Demand Shelf Registrations under Section 2.2(a) shall be limited to five, provided that the Company shall not be required to effect more than two Underwritten Offerings pursuant to Section 2.2(a). The number of Noteholder Shelf Registrations under
Section 2.2(b) shall be limited to one.

     (f) Expenses of Shelf Registration. The Company or Persons other than the Holders shall pay any and all registration expenses incident to the filing of each Registration Statement or otherwise incident to the performance by the Company of or its compliance with, its obligations under this Section 2.2, including the fees of one counsel retained by the Holders, up to a maximum of $75,000 per Shelf Registration. Each Holder shall pay all underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities included in a Shelf Registration.

     (g) Upon the occurrence of any Event (as defined below) and on every 180 day anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Holders (which remedy shall not be exclusive of any other remedies available at law or in equity), the interest rate on the New Notes and the GM Notes shall be increased, as liquidated damage and not as a penalty, by 0.5% per annum for the first 180-day period and an additional 0.5% per annum for each consecutive additional 180-day period until the Event is cured. The liquidated damages payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. For such purposes, each of the following shall constitute an "Event":

     (i) the Noteholder Shelf Registration is not filed on or prior to the Required Filing Date, which event shall be deemed to continue until the Noteholder Shelf Registration is filed;

     (ii) the Noteholder Shelf Registration is not declared effective by the Commission within 180 days after the date on which it was initially filed with the Commission, which shall be deemed to continue until the Noteholder Shelf Registration is so declared effective;

     (iii) after the effective date of the Noteholder Shelf Registration, any period during which Holders whose Registrable Securities are covered by the Noteholder Shelf Registration are not permitted to sell those Registrable Securities under the Noteholder Shelf Registration for any reason except (A) as a result of a suspension permitted pursuant to
       Section 2.6 or (B) for five or more trading days, whether or not consecutive, in any consecutive 365-day period for which such sales are not permitted other than as a result of a suspension pursuant to Section 2.6;

     (iv) the conversion rights of the Holders pursuant to the Note Purchase Agreement are suspended for any reason, which shall be deemed to continue until such suspension is lifted;

     (v) the Common Stock is not listed or quoted, or is suspended from trading, on the Nasdaq National Market; the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange (each, an "Eligible Market") for a period of more than five consecutive trading days, which shall be deemed to continue until the Common Stock is so listed or quoted or until such suspension is lifted;

     (vi) after the effective date of the Noteholder Shelf Registration, any Registrable Securities covered by the Noteholder Shelf Registration are not listed on an Eligible Market.

     Section 2.3   Piggyback Registration Rights.

     (a) Requests for Piggyback Registration. If, at any time, the Company proposes to effect a registered offering of its Common Stock (including pursuant to Section 2.1 and Section 2.2, but excluding (i) a Special Demand Registration, and (ii) the Noteholder Shelf Registration), the Company will give prompt written notice to all Holders (for purposes of this Section 2.3, each of Sony and Hughes shall be considered a "Holder") of its intention to effect such a registration and, subject to Section 2.3(b) and Section 2.3(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date the Company's notice is given (a "Piggyback Registration"); provided, however, that the Holders shall not have any right to cause a Piggyback Registration in connection with any offering of High Yield Debt or a Special Demand Registration or the Noteholder Shelf Registration. For purposes of this Section 2.3, the term "Registrable Securities" shall include the shares of Class A Common Stock issued upon exercise of the Sony Warrant.

     (b) Priority on Primary Registrations. If, in connection with any proposed Piggyback Registration in connection with an Underwritten Offering initiated by the Company, the Managing Underwriters notify the Company that in their opinion the number of shares of securities requested to be included in such offering exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company, the Company will include in such offering (i) first, the securities the Company proposes to sell and (ii) second, the number of the Registrable Securities requested to be included pursuant to this Agreement, pro rata among the Holders thereof on the basis of the number of shares requested to be included in such registration by each such Holder, in each case up to the greatest number of shares of Common Stock which, in the opinion of the Managing Underwriters, can be sold in an orderly manner in the price range of such offering; provided, however, that Hughes shall not be entitled to participate in any such Piggyback Registration until all shares of Registrable Securities held by other Holders which have been requested to be included in such Piggyback Registration have been so included.

     (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than the Registrable Securities), and the Managing Underwriters notify the Company that in their opinion the number of shares of securities requested to be included in such offering exceeds the number which can be sold in an orderly manner within an acceptable price range, except as set forth in

Section 2.1(j), the Company will include in such offering the maximum amount of Registrable Securities requested to be included pursuant to this Agreement, which, in the opinion of the Managing Underwriters, can be sold in such offering in an orderly manner within an acceptable price range, and such amount shall be allocated (1) first, pro rata among the Holders thereof on the basis of the number of shares of Registrable Securities requested to be included in such registration by each such Holder pursuant to Section 2.1(a), and (2) second, pro rata among the Holders thereof on the basis of the number of shares of Registrable Securities requested to be included in such registration by each such Holder pursuant to Section 2.3(a); provided, however, that the initiating Holder shall retain its rights under Section 2.1(e) and that Hughes' right to register its Registrable Securities pursuant to this Section 2.3(c) shall be subordinate to the rights of the other Holders hereunder.

     (d) Participation in Piggyback Registrations. Notwithstanding any other provision of this Section 2.3 to the contrary, no Person may participate in any Piggyback Registration hereunder unless such Person: (i) agrees to sell such Person's securities on the basis provided in the applicable underwriting arrangements, which shall contain customary terms and conditions, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities included in any Piggyback Registration shall be required to make any representations or warranties, jointly or severally, to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution, and no Holder shall be required to undertake joint or joint and several obligations with any other Person.

     (e) Expenses of Piggyback Registration. The Company or Persons other than the Holders shall pay any and all registration expenses incident to the filing of each Registration Statement or otherwise incident to the performance by the Company of or its compliance with, its obligations under this Section 2.3. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities included in the Piggyback Registration and the fees of any counsel retained by such Holder in connection therewith.

     Section 2.4 Registration Procedures. The Company hereby covenants and agrees that it shall:

     (a) perform its obligations with respect to a Registration Statement pursuant to Section 2.1, Section 2.2 or Section 2.3 hereof and effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and that it shall prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided that, before filing a Registration Statement or prospectus or any amendments or supplements thereto, it will furnish to one counsel selected by each Holder participating in such registration (each of Clear Channel, DIRECTV, Hughes, Rare Medium and the TCM Group shall, for such purposes, be considered a single "Holder;" the Series C Investors shall, for such purposes, be considered a single "Holder" and, in the case of TCM Group and the

Series C Investors shall act at the direction of holders of a majority in interest of the Registrable Securities of such group; GM shall, for such purposes, be considered a single "Holder;" and the Note Investors, Hicks and U.S. Trust shall, for such purposes, be considered a single "Holder" and shall act at the direction of holders of a majority in interest of the Registrable Securities held by the Note Investors) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and it will incorporate in such Registration Statement the reasonable comments of such counsel not inconsistent with the Company's disclosure obligations under applicable securities laws;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period required hereunder (or if no period is so required, a period of not less than one hundred eighty (180) days or such shorter period which is sufficient to complete the distribution of the securities registered under the Registration Statement) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     (c) furnish to each seller of Registrable Securities, the Managing Underwriters, if any, and their respective counsel, prior to the filing thereof with the Commission, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller and to use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the sellers of Registrable Securities or their counsel shall reasonably propose;

     (d) use its best efforts to comply with the requirements of any applicable blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, however, that the Company will not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, or
(iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Securities as promptly as practicable in any of the following circumstances: (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (ii) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; (iii) of any request by the Commission for amendment or supplements to the Registration Statement or the prospectus included therein or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose;

     (f) cause all such Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted;

     (g) enter into such agreements on terms reasonably acceptable to the Company (including underwriting agreements) in form, scope and substance as are customary in underwritten offerings, and take all other reasonable actions necessary to facilitate the registration or the disposition of the Registrable Securities included in any Registration Statement including, without limitation, the participation of senior management in "road shows" and similar activities, provided that such activities do not interfere with the duties of senior management in a manner that would likely be detrimental to the best interests of the Company;

     (h) take such action as may be necessary so that: (i) any Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (i) use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

     (j) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legend and registered in such names as the Holders may request in connection with the sale of Registrable Securities pursuant to such Registration Statement; and

     (k) obtain and furnish to each selling Holder, immediately prior to the effectiveness of the Registration Statement (and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto) a cold comfort letter from the Company's independent public accountants in the same form and covering the same matters as is typically delivered to underwriters and, in the event that an underwriter or underwriters have been retained in connection with such registration, such cold comfort letter to be provided to the selling Holders shall be the same cold comfort letter delivered to such underwriter or underwriters.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

     Section 2.5   Hold-Back Agreements.

     (a) Restrictions on Public Sale by the Holders. Each Holder of Registrable Securities shall be deemed to have agreed not to effect any public sale or public distribution of securities of the Company of the same or similar class or classes of the securities included in a Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 15-day period prior to, and during such period of time as may be required by the Managing Underwriter, but not to exceed a 90-day period beginning on, the effective date of the Registration Statement (except pursuant to an Underwritten Offering being conducted by the Managing Underwriters), except to the extent otherwise agreed in writing by the Managing Underwriter, and upon request of the Managing Underwriters shall enter into a reasonable and customary "lock-up" agreement to such effect and otherwise in a form agreed upon by the Company and the Managing Underwriters. The foregoing restriction shall apply to those Holders electing to include Registrable Securities in a Registration Statement for an Underwritten Offering filed pursuant to Section 2.1, Section 2.2 or
Section 2.3. The restrictions set forth in this Section 2.5(a) shall not apply to any private sales of Registrable Securities that are exempt from registration under section 4(2) of the Securities Act.

     (b) Restrictions on Public Sale by the Company. The Company shall not effect any public sale or public distribution of any securities which are the same as or substantially similar to the Registrable Securities being registered pursuant to a Registration Statement for an Underwritten Offering filed pursuant to Section 2.1, Section 2.2 or Section 2.3 hereof, or any securities convertible into or exchangeable or exercisable for such securities during the 15-day period prior to, and during the 30-day period beginning on, the effective date of a Registration Statement (except pursuant to the Registration Statement), provided, however, that the foregoing restrictions shall not apply in the case of any registration for public sale or public distribution of any securities for High Yield Debt (regardless of whether or not coupled with warrants, options, or other equity equivalents) by the Company.

     Section 2.6   Black-Out Periods for Registration Statements.

     (a) Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 2.1(j), commencing ninety (90) days after the effectiveness of a Registration Statement, the Company may, not more than once in any 12-month period, and one additional time during the term of this Agreement (but not during any other Suspension Event or within ninety (90) days after termination of any other Suspension Event), direct the Holders to suspend sales of Registrable Securities registered thereunder, as provided herein, if one or more of the following events (a "Suspension Event") occurs pending negotiations relating to, or consummation of, a material corporate transaction (i) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings), (ii) as to which the Company has a bona fide business purpose for preserving confidentiality and (iii) which renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.

     (b) In the case of a Suspension Event, the Company may give notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Securities so that the Company may correct or update the Registration Statement (or such filings). Each such suspension shall continue only for so long as the Suspension Event or its effect is continuing, and in no event will any such suspension exceed ninety (90) days. The Holders agree that they will not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company and prior to the termination of such Suspension Event. If so directed by the Company, the Holders will deliver to the Company all copies of the prospectus covering the Registrable Securities held by them at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall, in the case of a Suspension Event, be given by the Company not later than five (5) days after the conclusion of any Suspension Event and shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales.

     (c) If the Company shall give a Suspension Notice pursuant to this Section 2.6, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.

     Section 2.7 Transferees of Motient Rights. Notwithstanding anything to the contrary herein, the rights of Rare Medium and Hughes under Sections 2.1,
2.2 and 2.3, which were transferred by Motient, shall be subordinate to the corresponding rights of the other Holders; provided, however, that the Company shall in no event hereafter provide any Person with any rights to request the Company to register any Capital Stock of the Company, with priority equal to or superior to that of Hughes or Rare Medium hereunder, except in connection with any offering of High Yield Debt.

     Section 2.8 Additional Registration Rights. The Company shall in no event hereafter provide any Person with any rights to request the Company to register any Capital Stock of the Company, the terms of which are (a) as or more favorable than the rights of the Series C Investors hereunder, unless the Company obtains the prior written approval of holders of at least 60% of the issued and outstanding Series C Convertible Preferred Stock constituting Registrable Securities, or (b) as or more favorable than the rights of the Note Investors hereunder, unless the Company obtains the prior written approval of
Note Investors holding 60% of the Registrable Securities held by or issuable to
Note Investors, except in each case in connection with any offering of High Yield Debt.

                                  ARTICLE III.

                        INDEMNIFICATION AND CONTRIBUTION

     Section 3.1 Indemnification by the Company. The Company shall indemnify, to the extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and its respective officers, directors, partners, members, employees, agents and representatives, against all actions, suits, claims, damages, losses, costs, expenses or proceedings (collectively, "Losses") caused by, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such Holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such Holder after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such Underwriters, each Person who controls such Underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     Section 3.2 Indemnification by Holders. In connection with any Registration Statement in which Holders of Registrable Securities are participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses caused by, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such Holder of Registrable Securities shall not be liable in any such case to the extent that the Holder has furnished in writing to the Company prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

     Section 3.3 Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder such indemnified party shall give prompt written notice to the party or parties from which such indemnity is sought of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such proceeding, to assume, at the indemnifying parties' expense, the defense of any such proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any proceeding) shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the indemnified party(ies)' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

     Section 3.4   Contribution. If the indemnification provided for in this
Article III is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Article III would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses under Section 3.3, if the indemnification provided for in Section 3.1 or Section 3.2 was available to such party. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the second sentence of this paragraph. Notwithstanding the provisions of this Section 3.4, an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV.

                                  MISCELLANEOUS

     Section 4.1 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 or 145 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 4.2 Specific Performance. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 4.3 Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with respect to any proposed Piggyback Registration in connection with an Underwritten Offering initiated by the Company, only with the written consent of
(a) the Company and (b) Holders holding, (i) in the case of amendments to or waivers of provisions of this Agreement generally, 75% of the Registrable Securities held by or issuable to Holders, and (ii) in the case of any other non-material change or technical correction of this Agreement, a majority of the Registrable Securities held by or issuable to Holders; provided, however, that in the event the rights, preferences or obligations hereunder of one or more Holders are being amended or waived in a manner that is materially adverse to such Holders and in a manner that is different from those of other Holders, such rights, preferences or obligations may be so amended or waived only with the consent of the Holders holding in the aggregate 75% of the Registrable Securities held by Holders whose rights, preferences or obligations are being materially adversely amended or waived in such different manner, except in the case of rights, preferences or obligations hereunder applicable only to Rare Medium and Hughes, in which case such rights, preferences or obligations may be amended with the consent of Rare Medium and Hughes. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each future Holder and the Company.

     Section 4.4 Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed to each Party at its address for notices specified on Schedule 4.4 attached hereto, or at such other address, or to the attention of such officer, as any Party shall have furnished to each other Party in writing pursuant to this Section 4.4. Such notice shall be deemed to have been received: (i) three (3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one (1) Business Day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile.

     Section 4.5   Transfers.

     (a) Subject to the transfer restrictions set forth in the Shareholders Agreement, any Holder transferring any portion of its Registrable Securities may transfer to its transferee any rights granted herein and then held by such Holder, provided that no Series A Holder may transfer to more than one transferee its rights to initiate any Demand Registration pursuant to Section 2.1, (provided that such transferees shall be able to participate in such Demand Registration and all other registration rights held by such Holder, subject to the terms and conditions set forth in this Agreement), nor shall any such transfer be deemed to create any right to initiate additional demand registrations or obligate the Company to issue notices hereunder to additional Person(s), except to the extent the Company shall have received actual notice of such transfer to such Person(s). A Series C Holder may transfer any registration rights granted herein and then held by such Series C Holder only to a transferee that following the transfer holds Series C Convertible Preferred Stock or Common Stock equal to one percent (1%) or more of the outstanding Common Stock on a fully diluted basis.

     (b) Any assignment or transfer of any registration rights set forth herein shall be subject to the assumption by the transferee of the terms and conditions set forth in this Agreement applicable to the transferor, and any proposed transferee shall execute such documents and instruments that the Company may reasonably require to evidence that such transferee is bound by the terms and conditions of this Agreement.

     Section 4.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 4.7   GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER.

          THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

          IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY

IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

          THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 4.8 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     Section 4.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.10  No Inconsistent Agreement.

     (a) The Company will not after the date of this Agreement enter into any agreement with respect to its securities or any amendment to such an agreement that is inconsistent with the rights granted to the Holders in this Agreement, or otherwise conflicts with the provisions hereof.

     (b) The Company shall not grant to any person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable or exercisable for such securities, or grant any rights for additional demand registrations of the Company's securities other than as provided in this Agreement, without the prior written consent of the Holders of the Registrable Securities if such right is inconsistent with the terms of this Agreement (including without limitation the priorities for registration set forth herein); provided, however, that the foregoing restrictions shall not apply in the case of any registration by the Company for public sale or public distribution of any securities for High Yield Debt (regardless of whether or not coupled with warrants, options, or other equity equivalents).

     Section 4.11 Further Assurances. The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including making any necessary or required filings, and obtaining any necessary or required approvals from the Federal Communications Commission.

     Section 4.12 Entire Agreement. This Agreement supersedes all other agreements, written or oral, concerning the subject matter herein, including the 2000 Agreement, which is hereby terminated.

                         [Signatures begin on next page]

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.

XM SATELLITE RADIO HOLDINGS INC.                                    MOTIENT CORPORATION

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

BARON ASSET FUND                                                    CLEAR CHANNEL INVESTMENTS, INC.
On behalf of THE BARON ASSET FUND SERIES

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

COLUMBIA XM RADIO PARTNERS, LLC                                     DIRECTV ENTERPRISES, INC.
By Columbia Capital LLC, its Managing Member

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

GENERAL MOTORS CORPORATION                                          MADISON DEARBORN CAPITAL PARTNERS III, L.P.
                                                                    By Madison Dearborn Partners III, L.P., its general partner
By:                                                                 By Madison Dearborn Partners LLC, its general partner
   -------------------------------------
Name:                                                               By:
Title:                                                                 -------------------------------------
                                                                    Name:
                                                                    Title:

MADISON DEARBORN SPECIAL EQUITY III, L.P.                           SPECIAL ADVISORS FUND I, LLC
By Madison Dearborn Partners III, L.P., its general partner         By Madison Dearborn Partners III, L.P., its manager
By Madison Dearborn Partners LLC, its general partner               By Madison Dearborn Partners LLC, its general partner

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

TELCOM--XM INVESTORS, L.L.C.                                        AEA XM INVESTORS I LLC

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

COLUMBIA XM SATELLITE PARTNERS III, LLC                             AEA XM INVESTORS II LLC
By:

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P.,                    AMERICAN HONDA MOTOR CO., INC.
By: Columbia Capital Equity Partners III, L.P., its General
Partner

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

BARON ASSET FUND                                                    BARON CAPITAL FUNDS TRUST
on behalf of THE BARON iOPPORTUNITY FUND SERIES                     on behalf of THE BARON CAPITAL ASSET FUND SERIES

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

BLACK BEAR FUND I, L.P.                                             BLACK BEAR FUND II, L.L.C.
By Eastbourne Capital Management, L.L.C., its general               By Eastbourne Capital Management, L.L.C., its
   partner                                                             manager

By:                                                                 By:
   -------------------------------------                               -------------------------------------
   Eric M. Sippel                                                      Eric M. Sippel
   Chief Operating Officer                                             Chief Operating Officer

BLACK BEAR OFFSHORE MASTER FUND LIMITED                             GEORGE HAYWOOD
By Eastbourne Capital Management, L.L.C., its
  investment adviser and attorney in fact                           -------------------------------------

By:
   -------------------------------------
     Eric M. Sippel
     Chief Operating Officer

HUGHES ELECTRONICS CORPORATION                                      RARE MEDIUM GROUP, INC.

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

AEA XM INVESTORS IA, LLC                                            AEA XM INVESTORS IIA, LLC

By:                                                                 By:
   -------------------------------------                               -------------------------------------
Name:                                                               Name:
Title:                                                              Title:

U.S. TRUST COMPANY                                                  COLUMBIA CAPITAL EQUITY PARTNERS II (QP), L.P.,

By:                                                                 By:
   -------------------------------------
Name:
Title:                                                              By:
                                                                       -------------------------------------
                                                                    Name:
                                                                    Title:

                                    EXHIBIT A
                           ADDITIONAL NOTE PURCHASERS

                                  SCHEDULE 4.4
                               SCHEDULE OF HOLDERS

             Name                                            Address                               Facsimile
             ----                                            -------                               ---------
Clear Channel Investments, Inc.                    200 Concord Plaza                             210-822-2299
                                                   Suite 600
                                                   San Antonio, TX  78216-6940
                                                   Attn: Ken Wyker, Esq.

Columbia Radio Partners                            201 North Union Street                        703-519-3904
                                                   Suite 300
                                                   Alexandria, VA  22314
                                                   Attn: Mr. James B. Fleming

DIRECTV Enterprises, Inc.                          2230 E. Imperial Hwy.                         310-964-4114
                                                   El Segundo, CA  90245
                                                   Attn: Mr. Steven J. Cox

General Motors Corporation                         767 Fifth Avenue                              212-418-6258
                                                   14th Floor
                                                   New York, NY  10153
                                                   Attn: Anne Larin, Esq.

Madison Dearborn Capital Partners III, L.P.,       Three First National Plaza                    312-895-1221
Madison Dearborn Special Equity III, L.P.,         Chicago, IL  60602
Special Advisors Fund I, LLC                       Attn: Mr. James N. Perry, Jr.

Telcom-XM Investors LLC                            211 North Union Street                        703-706-3801
                                                   Suite 300
                                                   Alexandria, VA  22314
                                                   Attn: Hal B. Perkins, Esq.

AEA XM                                             AEA Investors, Inc.                           212-888-1459
                                                   65 E. 55th Street
                                                   New York, New York 10022
                                                   Attn: General Counsel

American Honda Motor Co., Inc.                     American Honda Motor Co., Inc.                310-783-2210
                                                   1919 Torrance Boulevard
                                                   Torrance, California 90501-2746
                                                   Attention: Shinichi Sakamoto

                                                   Honda North America, Inc.                     310-781-4970
                                                   Law Department
                                                   700 Van Ness Avenue
                                                   Torrance, California 90501

Black Bear Fund I, L.P.                            c/o Eastbourne Capital Management, L.L.C.     [fax]
Black Bear Fund II, L.P.                           1101 Fifth Avenue, Suite 160
Black Bear Offshore Master Fund Limited            San Rafael, California 94901

George Haywood                                     [address]                                     [fax]

R. Steven Hicks                                    [address]                                     [fax]

Hughes                                             [address]                                     [fax]

Rare Medium                                        [address]                                     [fax]

[Note Investors and U.S. Trust]                    [address]                                     [fax]

                                VOTING AGREEMENT

          This VOTING AGREEMENT, dated as of December 21, 2002 (this "Agreement"), is entered into by and among XM Satellite Radio Holdings Inc., a corporation organized under the laws of the State of Delaware (the "Company"), Columbia XM Satellite Partners III, LLC, a limited liability company organized under the laws of the Commonwealth of Virginia ("Columbia Capital"), Black Bear Fund II, L.L.C., a limited liability company duly organized under the laws of the State of California ("Black Bear"), and each of the other shareholders and noteholders of the Company identified on the signature pages hereto (each, a "Shareholder" and, collectively, the "Shareholders").

          WHEREAS, the Shareholders own of record and/or beneficially the shares of Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock"), and/or 8.25% Series C Convertible Redeemable Preferred Stock, par value $.01 per share ("Series C Preferred Stock" and, together with the Class A Common Stock, the "Capital Stock"), set forth opposite their respective names on Schedule A hereto, and desire to enter into this Agreement with respect to such shares of Capital Stock;

          WHEREAS, the Company and its subsidiary, XM Satellite Radio Inc., a Delaware corporation ("XM"), propose to: (i) offer to exchange a combination of
(a) 14% Senior Secured Discount Notes due 2009 of XM, (b) warrants to purchase shares of Class A Common Stock (the "Exchange Warrants"), and (c) cash, for some or all of the outstanding 14% Senior Secured Notes due 2010 of XM; (ii) issue 10% Senior Secured Discount Convertible Notes due 2009 (the "New Notes") to a group comprised of qualified institutional buyers and accredited investors, including some of the Shareholders or their affiliates (the "New Noteholders");
(iii) issue and sell, on or before the closing of the transactions described in this recital, to the extent determined to be desirable by the Company, shares of Class A Common Stock, with or without warrants to purchase shares of Class A Common Stock, or after the closing to the extent contemplated by the letter agreement between the Company and the BayStar Group, in accordance with Section 4(2) of the Securities Act of 1933, as amended, or pursuant to a registration statement under the Securities Act, including the proposed sale of 5,555,556 shares of Class A Common Stock to U.S. Trust Company and the issuance of a warrant to purchase 900,000 shares of Class A Common Stock, (iv) issue to General Motors Corporation or an affiliate thereof ("GM") Series GM 10% Senior Secured Convertible Notes due 2009 (the "GM Notes") in lieu of making certain guaranteed payments owed to GM from 2003 to 2006, and in connection therewith to
(x) amend XM's distribution agreement with GM (the "Distribution Agreement") to provide for the issuance of the GM Notes and for the payment, at the Company's option, of up to $35,000,000 of certain subscriber bounty payments required thereunder through the issuance of Class A Common Stock, (y) enter into a $100,000,000 senior secured credit facility with GM to fund certain revenue share payments owed to GM under the Distribution Agreement and other amounts which may be owed to GM, and (z) issue a warrant to GM to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant"); (v) enter into a Second Amended and Restated Shareholders and Noteholders Agreement (the "Shareholders and Noteholders Agreement"), pursuant to which the New Noteholders and GM will be granted certain consent and other rights; (vi) enter into a Second Amended and Restated Registration Rights Agreement, and (vii) execute, deliver and perform such other documents, and take all other actions, necessary or desirable to carry out the foregoing (collectively, the "Concurrent Financing Transactions"); and

          WHEREAS, as an essential condition and inducement to the Company and XM entering into the Concurrent Financing Transactions, the Company and XM have requested that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement and execute and deliver the Proxy contemplated hereby.

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

     SECTION 1. AGREEMENT TO VOTE IN FAVOR OF PROPOSED CHARTER AMENDMENT AND CONCURRENT FINANCING TRANSACTIONS

          (a) Each Shareholder acknowledges and understands that the Company will be required to obtain stockholder approval of an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock to 600,000,000 to permit the Company to validly reserve for issuance a sufficient number of shares of Class A Common Stock as may be required to effectuate the issuances or potential issuances (the "Concurrent Financing Transactions Issuances") of Class A Common Stock or otherwise in connection with the Concurrent Financing Transactions and for general corporate purposes (such number, the "Required Number"). Such approval will require (i) the affirmative vote of persons holding a majority of the shares of Class A Common Stock outstanding on the record date set in advance of the meeting called to consider the proposed amendment, voting as a separate class, and (ii) the affirmative vote of persons holding 60% or more of the shares of Series C Preferred Stock outstanding on the record date set in advance of the meeting called to consider the proposed amendment.

          (b) Each Shareholder hereby agrees, effective immediately following the closing of the Concurrent Financing Transactions (the "Effective Time"), to appear, or cause the holder of record (the "Record Holder") of any such Capital Stock beneficially owned by it on any applicable record date (a "Record Date") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of shareholders of the Company, and at any adjournment of either of them (a "Meeting"), called for the purpose of considering (i) the approval of an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Class A Common Stock from 225,000,000 to 600,000,000 (the "Proposed Charter Amendment"), and (ii) the Concurrent Financing Transactions and the Concurrent Financing Transactions Issuances, if the same are submitted by the Company for approval by the Company's stockholders.

          (c) Each Shareholder further agrees that at any such Meeting such Shareholder shall vote, or cause the Record Holder to vote, in person or by proxy (including through the Proxy to be granted in accordance with Section 2 hereof) all of the shares of Capital Stock, and any other voting interests of the Company directly or indirectly owned beneficially or of record by such Shareholder on the Record Date set for such meeting, in favor of the Proposed Charter Amendment and the Concurrent Financing Transactions and the transactions contemplated thereby, including the Concurrent Financing Transactions Issuances (including any amendments or modifications of the terms thereof, the terms of which are immaterial in nature and not adverse to any of the Shareholders, approved by the board of directors of the Company).

          (d) To the extent inconsistent with the foregoing provisions of this Section 1, each Shareholder revokes any and all previous proxies with respect to shares of Capital Stock owned or hereafter acquired beneficially and/or of record by such Shareholder and agrees not to grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Capital Stock or any rights, options, warrants or other rights to acquire Capital Stock, except as provided herein.

Notwithstanding the foregoing, it is understood and acknowledged that nothing in this Agreement shall be construed to restrict any Shareholder from transferring any Capital Stock.

     SECTION 2.  PROXY; FURTHER ASSURANCES

          (a) Contemporaneously with the execution of this Agreement: (i) each New Noteholder has delivered to Black Bear a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (a "Proxy"), and (ii) each other Shareholder has delivered a Proxy to [Columbia Capital]. The Company and the Shareholders agree and acknowledge that neither Black Bear nor Columbia Capital, as the case may be, shall be entitled to vote any shares of Capital Stock covered by any such Proxy at any Meeting until after the Effective Time.

          (b) Each Shareholder shall agree to supplement such Proxy to the extent needed to include shares of Capital Stock hereafter acquired, and shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

          Each Shareholder hereby, severally and not jointly, represents and warrants to the Company as follows:

          (a) Such Shareholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the Proxy have been duly executed and delivered by such Shareholder and constitute the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

          (b) The execution and delivery of this Agreement and the Proxy by such Shareholder do not, and the performance of this Agreement and the Proxy by such Shareholder will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to such Shareholder or by which it or any of its properties is or may be bound or affected, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time), any right of termination, amendment, acceleration or cancellation, or result (with or without notice or lapse of time) in the creation of any encumbrance, pledge or mortgage, or the formation of any contract, option or other agreement or understanding with respect to any encumbrance, pledge or mortgage (any of the foregoing, an "Encumbrance") or restriction on any Capital Stock of such Shareholder pursuant to, any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of its affiliates or properties is or may be bound or affected.

          (c) The execution and delivery of this Agreement and the Proxy do not, and the performance of this Agreement and the Proxy will not require any consent or approval or other action by any person.

          (d) The shares of Capital Stock reflected on Schedule A as being owned by such Shareholder are the only shares of Capital Stock of the Company owned beneficially or of record by such Shareholder (other than shares the beneficial ownership of which has been disclaimed by such Shareholder pursuant to filings made pursuant to the Securities Exchange Act of 1934, as amended). Such Shareholder has the sole power to vote and transfer such Shareholder's shares of Capital Stock. The shares and certificates representing such shares held by such Shareholder are now owned as indicated on Schedule A by such Shareholder, free and clear of all liens, claims or any other Encumbrances, except for any such Encumbrances or the Proxy arising under this Agreement or the Amended and Restated Shareholders Agreement, dated August 8, 2000, by and among the Company and the other parties thereto, and except for Encumbrances which would not affect their power to vote such Shareholder's shares of Capital Stock as provided in this Agreement.

     SECTION 4.  SPECIFIC PERFORMANCE

          The parties agree that irreparable damage would occur in the event that any provision of this Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Each Shareholder agrees that, in the event of any breach or threatened breach by such Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Shareholder further agrees that neither the Company nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and each Shareholder irrevocably waives any objection to the imposition of such relief or any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     SECTION 5.  SURVIVAL

          All representations, warranties and agreements made by the Shareholders in this Agreement shall survive until the Expiration Date.

     SECTION 6.  ASSIGNMENT; BINDING EFFECT

          Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Shareholder or the Company without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. No consent of the Company shall be required as a condition to the sale, assignment, disposition or other transfer, including by means of an Encumbrance, of any shares of Capital Stock by any Shareholder, it being expressly agreed to and acknowledged that the provisions of this Agreement will not be binding upon, or inure to the benefit of, any such transferee. Subject to the preceding two sentences, this Agreement shall be binding upon, and inure to the benefit of, the Shareholders, and shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. Nothing in this Agreement is intended to confer on any person (other than the Company and its successors and assigns) any rights or remedies of any nature.

     SECTION 7.  AMENDMENT AND WAIVER

          This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     SECTION 8.  SEVERABILITY

          If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     SECTION 9.  NOTICES

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by facsimile to the fax number specified below:

          If to a Shareholder:

                 To such Shareholder's address
                 or fax number as set forth
                 on Schedule A attached hereto

          If to Black Bear:

                 c/o Eastbourne Capital Management, L.L.C.
                 1101 Fifth Avenue, Suite 160
                 San Rafael, California 94901
                 Attention: Eric M. Sippel,
                            Chief Operating Officer
                 Fax No.: (415) 448-1246

          If to Columbia Capital:

                 201 North Union Street, Suite 300
                 Alexandria, VA 22314
                 Attention: James B. Fleming
                 Fax No.: (703) 519-3904

          If to the Company or XM:

                 XM Satellite Radio
                 1500 Eckington Place, N.E.
                 Washington, D.C. 20002
                 Attention: Joseph M. Titlebaum, Esq.,
                            General Counsel
                 Fax No.: (202) 380-4534

     SECTION 10. ENTIRE AGREEMENT

          This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supercede all prior agreements and understandings between the parties with respect thereto.

     SECTION 11. COUNTERPARTS

          This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 12. TERMINATION

          This Agreement and all of the parties' rights and obligations hereunder shall terminate on the first to occur of (a) the date on which the Concurrent Financing Transactions are validly terminated pursuant to the terms of the definitive documents evidencing them, or (b) the date on which the last Meeting held to consider the Proposed Charter Amendment or the Concurrent Financing Transactions has been convened and adjourned, or (c) March 31, 2003 (such earliest date, the "Expiration Date").

     SECTION 13. GOVERNING LAW

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 14. NON-EXCLUSIVITY.

          The rights and remedies of the Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Agreement, and the obligations and liabilities of the Shareholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of any Shareholder's obligations, or the rights or remedies of the Company, under any agreement between the Company and such Shareholder; and nothing in any such agreement shall limit any of any Shareholder's obligations, or any of the rights or remedies of the Company, under this Agreement.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be executed and delivered on their behalf, as of the date first above written.

                                 XM SATELLITE RADIO HOLDINGS INC.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 SHAREHOLDERS:

                                 COLUMBIA CAPITAL EQUITY
                                 PARTNERS III (QP), L.P.
                                 By: Columbia Capital Equity Partners III, L.P., its General Partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 COLUMBIA XM RADIO PARTNERS, LLC
                                 By: Columbia Capital LLC, its Managing Member


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                      ------------------------------------------


                                 COLUMBIA XM SATELLITE PARTNERS III, LLC


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 MADISON DEARBORN CAPITAL
                                 PARTNERS III, L.P.
                                 By: Madison Dearborn Partners III, L.P., its
                                 general partner
                                 By: Madison Dearborn Partners LLC, its
                                 general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 MADISON DEARBORN SPECIAL EQUITY III, L.P.
                                 By: Madison Dearborn Partners III, L.P., its
                                 general partner
                                 By: Madison Dearborn Partners LLC, its
                                 general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 BLACK BEAR FUND I, L.P.
                                 By: Eastbourne Capital Management, L.L.C., its general partner


                                 By:
                                    --------------------------------------------
                                 Name:  Eric M. Sippel
                                 Title: Chief Operating Officer


                                 BLACK BEAR FUND II, L.L.C.
                                 By: Eastbourne Capital Management, L.L.C., its manager


                                 By:
                                    --------------------------------------------
                                 Name:  Eric M. Sippel
                                 Title: Chief Operating Officer

                                 BLACK BEAR OFFSHORE MASTER FUND LIMITED
                                 By: Eastbourne Capital Management, L.L.C., its investment adviser and attorney in fact


                                 By:
                                    --------------------------------------------
                                 Name:  Eric M. Sippel
                                 Title: Chief Operating Officer


                                 -----------------------------------------------
                                 GEORGE HAYWOOD

                                 CLEAR CHANNEL INVESTMENTS, INC.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 -----------------------------------------------
                                 GARY PARSONS


                                 -----------------------------------------------
                                 HUGH PANERO

                                 HUGHES ELECTRONICS CORPORATION


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 DIRECTV ENTERPRISES, INC.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 -----------------------------------------------
                                 R. STEVEN HICKS

                                 [OTHER PARTIES]

                                   SCHEDULE A

                                                      NUMBER OF SERIES C            NUMBER OF SHARES OF CLASS A
INVESTOR NAME AND ADDRESS FOR NOTICES                      SHARES                            COMMON STOCK
Columbia Capital Equity Partners III (QP), L.P.           8,356.496
Columbia XM Radio Partners, L.L.C.
201 North Union Street, Suite 300
Alexandria, VA 22314
Attention: James B. Fleming
Fax: 703-519-3904

Columbia XM Radio Partners, L.L.C.                            4,500
201 North Union Street, Suite 300
Alexandria, VA 22314
Attention: James B. Fleming
Fax: 703-519-3904

Columbia XM Satellite Partners III, LLC                   7,143.504
Columbia XM Radio Partners, L.L.C.
201 North Union Street, Suite 300
Alexandria, VA 22314
Attention: James B. Fleming
Fax: 703-519-3904

DIRECTV Enterprises, Inc.                                    20,000
2230 East Imperial Highway
El Segundo, CA 90245
Attention: Steven J. Cox
Fax: 310-964-4114

Madison Dearborn Capital Partners III, L.P.                  48,914
Madison Dearborn Partners, Inc.
Three First National Plaza
Chicago, Illinois 60602
Attention: Mr. James N. Perry
Fax: 312-895-1221

Madison Dearborn Special Equity III, L.P.                     1,086
Madison Dearborn Partners, Inc.
Three First National Plaza
Chicago, Illinois 60602
Attention: Mr. James N. Perry
Fax: 312-895-1221

Black Bear Fund I, L.P.                                           0                          3,173,433
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention:  Eric M. Sippel,
            Chief Operating Officer
Fax No.:  (415) 448-1246

Black Bear Fund II, L.L.C.                                        0                            362,100
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention:  Eric M. Sippel,
            Chief Operating Officer
Fax No.:  (415) 448-1246

Black Bear Offshore Master Fund Limited                           0                          6,491,765
c/o Eastbourne Capital Management, L.L.C.
1101 Fifth Avenue, Suite 160
San Rafael, California 94901
Attention:  Eric M. Sippel,
            Chief Operating Officer
Fax No.:  (415) 448-1246

George Haywood                                                    0                          5,623,000
[Address]

Clear Channel Investments, Inc.                                   0                          8,329,877
200 Concord Plaza, Suite 600
San Antonio, TX 78216
Attention: Ken Wyker, Esq.
Fax No.:  (210) 822-2299

Gary Parsons                                                      0
Chairman
XM Satellite Radio Holdings Inc.
1500 Eckington Place, NE
Washington, DC 20002

Hugh Panero                                                       0
President and Chief Executive Officer
XM Satellite Radio Holdings Inc.
1500 Eckington Place, NE
Washington, DC 20002

Hughes Electronics Corporation                                                              13,868,856
[Address]

R. Steven Hicks                                                   0                                  0
[Address]

Vernon Ventures II, LLC/Telcom Ventures                                                      2,411,211
[Address]

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

          The undersigned Shareholder of XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes [Name of Proxy], the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to (a) the outstanding shares of Class A Common Stock, Series Preferred Stock, or any other voting capital stock of the Company (collectively, the "Capital Stock") owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of Capital Stock of the Company which the undersigned may acquire on or after the date hereof. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Capital Stock are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to any of the Capital Stock.

          This proxy is (i) irrevocable, (ii) coupled with an interest, (iii) granted in connection with the execution and delivery of the Voting Agreement dated as of the date hereof among the Company, Columbia Capital, Black Bear, the undersigned and certain other Shareholders of the Company (the "Voting Agreement"), and (iv) granted as an essential condition and inducement to the Company entering into the Concurrent Financing Transactions. Capitalized terms used but not defined in this proxy shall have the respective meanings ascribed to such terms in the Voting Agreement.

          The proxy named above (and its successors) will, following the Effective Time but prior to the Expiration Date, be empowered, and is hereby authorized and directed to vote the Capital Stock at any meeting of the shareholders of the Company, however called, in favor of the approval of the Proposed Charter Amendment, and (ii) the Concurrent Financing Transactions and the Concurrent Financing Transactions Issuances, if the same are submitted by the Company for approval by the Company's stockholders. The undersigned may vote the Capital Stock on all other matters.

          This proxy shall be binding upon the representatives, successors and assigns of the undersigned (including any transferee of any of the Capital Stock).

          If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

          This proxy shall terminate upon the Expiration Date.

Date: _______________, 200__


                                               ---------------------------------
                                               Shareholder's Name

                                               Number of shares of Class A
                                               Common Stock of the Company owned
                                               of record as of the date of this
                                               proxy:


                                               ---------------------------------


                                               Number of shares of Series C
                                               Preferred Stock of the Company
                                               owned of record as of the date of
                                               this proxy:


                                               ---------------------------------

                                  SCHEDULE 4.7

                             Absence of Proceedings

     See Schedule 4.8.

                                  SCHEDULE 4.8

                       Possession of Licenses and Permits

Attached hereto is the current disclosure of XM Satellite Radio Holdings Inc. with respect to FCC matters:

     XM Radio and Sirius Radio received licenses from the FCC in October 1997 to construct and operate satellite radio service systems. The FCC has allocated 25 MHz for the new service in a range of radio frequencies known as the S-Band.

     As the owner of one of two FCC licenses to operate a commercial satellite radio service in the United States, we will continue to be subject to regulatory oversight by the FCC. Our development, implementation and operation of our system is subject to significant regulation by the FCC under authority granted under the Communications Act and related federal law. Non-compliance by us with FCC rules and regulations could result in fines, additional license conditions, license revocation or other detrimental FCC actions. Any of these FCC actions may harm our business. There is no guarantee that the rules and regulations of the FCC will continue to support our business plan.

     One of the two losing bidders in the satellite radio license auction filed a petition to deny our application for an FCC license, but the petition was denied. The losing bidder asked the FCC to review this decision. The losing bidder also asked a federal court of appeals to mandate that the FCC review this decision. On November 30, 2001, the FCC denied the losing bidder's application for review and upheld the FCC's previous decision denying its petition to deny. The losing bidder has appealed the decision to the United States Court of Appeals for the District of Columbia Circuit. The losing bidder has argued that WorldSpace had effectively taken control of us without FCC approval and that WorldSpace has circumvented the FCC's application cut-off procedures. WorldSpace is no longer a stockholder in us. We, along with the FCC, have opposed this appeal and we have denied the allegations contained in the challenge. The FCC's order granting our license remains in effect during the pendency of the appeal. In December 2000, the FCC approved a transfer of control of our FCC license from Motient Corporation to a diffuse group of owners, none of whom will have a controlling interest in us. The FCC has conditioned this approval on the outcome of the application for review. Although we believe that the award of the license to us will continue to be upheld, we cannot predict the ultimate outcome of this challenge. If this challenge is successful, the FCC could take a range of actions, any of which could harm our ability to proceed with our satellite radio service.

     Our license, which is held by a subsidiary wholly owned by XM, has a term of eight years from commencement of XM's operations and may be renewed. The FCC requires the satellite radio licensees, including us, to adhere to certain milestones in the development of their systems, including a requirement that the licensees begin full operation by October 2003. We have certified to the FCC that we have met all of the milestones applicable to our license.

     The FCC has indicated that it may in the future impose public service obligations, such as channel set-asides for educational programming, on satellite radio licensees.

     The FCC's rules require interoperability with all licensed satellite radio systems that are operational or under construction. The FCC conditioned our license on certification by us that our final receiver design is interoperable with the final receiver design of the other licensee, Sirius Radio, which plans to use a different transmission technology than we plan to use. Depending on what level of interoperability is required, we may not initially meet this interoperability requirement. We have signed an agreement with Sirius Radio to develop a unified standard for satellite radios, but we anticipate that it will take several years to develop the technologies necessary for radios that will be capable of receiving both our service and Sirius Radio's service. Furthermore, complying with the interoperability requirement could make the radios more difficult and costly to manufacture. Together with Sirius Radio, we have informed the FCC of the progress that has been made to date in meeting the interoperability requirement.

     The FCC is currently conducting a rulemaking proceeding to establish rules for terrestrial repeater transmitters, which we have deployed and plan to continue deploying to fill in gaps in satellite coverage. The FCC has proposed to permit us to deploy these facilities. Specifically, the FCC has proposed a form of blanket licensing for terrestrial repeaters and service rules which would prohibit satellite radio licensees from using terrestrial repeating transmitters to originate local programming or transmit signals other than those received from the satellite radio satellites. Various parties, including the National Association of Broadcasters, Wireless Communications Service (WCS) licensees, Multipoint Distribution Service (MDS) licensees, and Instructional Television Fixed Service (ITFS) licensees have asked the FCC to:

..    limit the number of repeaters operating at greater than 2 kW EIRP that may be deployed;

..    limit the power level of the repeaters operating at greater than 2 kW EIRP that are deployed;

..    delay consideration of terrestrial repeater rules until XM Radio and Sirius
     Radio provide additional information regarding planned terrestrial repeaters;

..    require individual licensing of each terrestrial repeater; and

..    impose a waiting period on the use of repeaters in order to determine if signal reception problems can be resolved through other means.

     Our deployment of terrestrial repeaters may be impacted, possibly materially, by whatever rules the FCC issues in this regard. We have made a proposal to the FCC to set a 40 kW EIRP limit or, alternatively, a limit of 18 kW EIRP calculated by averaging power over 360 degrees, on the power of terrestrial repeaters. We have also proposed to coordinate with WCS licensees in certain cases prior to operating terrestrial repeaters above 2 kW EIRP. The coordination may include our providing of filters in certain instances to limit the interference WCS licensees claim will result from our operation of repeaters operating above 2 kW EIRP.

     On November 1, 2001, the FCC issued a further request for comments on various proposals for permanent rules for the operation of terrestrial repeaters. We have opposed some of these proposals. Some of the FCC's proposals and proposals made by other parties, if adopted by the FCC, could impact our ability to operate terrestrial repeaters, including requiring us to reduce the power of some of our current repeaters, and subject us to monetary liability to compensate other FCC licensees that claim they receive interference from our repeaters.

     We are currently operating terrestrial repeaters pursuant to Special Temporary Authority ("STA") granted by the FCC in September 2001. This STA authorizes us to operate our terrestrial repeaters for commercial service on a non-interference basis. Because the STA was conditioned on a non-interference basis, we are required to either reduce power or cease operating a repeater upon receipt of a written complaint of interference. One party that opposed XM Radio's request for STA has filed an application for review of the decision granting us an STA asking the FCC to reverse the decision and deny XM Radio's STA request. This Application for Review is pending. This STA expired on March 18, 2002. On March 11, 2002, we applied for an extension of this STA. Pursuant to the FCC's rules, we can continue to operate our terrestrial repeaters pursuant to the STA pending a final determination on our extension request.

     The FCC also may adopt limits on emissions of terrestrial repeaters to protect other services using nearby frequencies. While we believe that we will meet any reasonable non-interference standard for terrestrial repeaters, the FCC has no specific standard at this time, and the application of such limits might increase our cost of using repeaters. Although we are optimistic that we will be able to construct and use terrestrial repeaters as needed, the development and implementation of the FCC's ultimate rules might delay this process or restrict our ability to do so. We believe that it is not likely that an FCC order would materially impact the terrestrial repeater system design currently in operation.

     We are required to coordinate the XM Radio system with systems operating in the same frequency bands in adjacent countries. Canada and Mexico are the countries whose radio systems are most likely to be affected by satellite radio. The United States government, which conducts the coordination process, has resolved the issue with both the Canadian and Mexican governments.

     We operate the communication uplinks between our own earth station and our satellites in a band of radio frequencies that are used for several other services. The FCC has granted us a license for this earth station which expires in March 2011. The other services operating in this band are known under FCC rules as fixed services, broadcast auxiliary services, electronic news gathering services, and mobile satellite services for uplink station networks. Although we are optimistic that we will succeed in coordinating any additional domestic uplink earth stations, we may not be able to coordinate any such further use of this spectrum in a timely manner, or at all.

     We also need to protect our system from out-of-band emissions from licensees operating in adjacent frequency bands. WCS licensees operating in frequency bands adjacent to the satellite radio's S-Band allocation must comply with certain out-of-band emissions limits imposed by the FCC to protect satellite radio systems. These limits, however, are less stringent than those we proposed. In July 2002, the FCC requested comment on a report issued by the National Telecommunications and Information Administration ("NTIA") in which the NTIA proposed to relocate current Department of Defense ("DOD") operations from the 1710-1755 MHz band to the 2360-2395 MHz band. In the event that these DOD operations are relocated to the 2360-2395 MHz band, we and Sirius Radio have jointly proposed that the FCC apply the same out-of-band emissions limits to these relocated users that are applied to WCS licensees. In February 2002, the FCC initiated a rulemaking proceeding regarding rules for future licensees in the 2385-2390 MHz band, which will be able to provide both fixed and mobile services. We have proposed that the FCC apply the same out-of-band emissions limits on these licensees that are applied to WCS licensees. In May 2002, the FCC issued a decision rejecting this proposal. In July 2002, we filed a Petition for Reconsideration of this decision which is pending. In addition, in April 1998, the FCC proposed to establish rules for radio frequency ("RF") lighting devices that operate in an adjacent radio frequency band. We opposed the proposal on the grounds that the proliferation of this new kind of lighting and its proposed emissions limits, particularly if used for street lighting, may interfere with XM Radio. Jointly with Sirius Radio, we have proposed to the FCC an emissions limit for these RF lighting devices that we believe will protect DARS receivers from interference. In addition, we have proposed that the FCC require existing RF lighting devices that exceed our proposed limit to cease operations. A manufacturer of RF lights has conducted tests which it claims demonstrate that RF lights do not cause interference to our receivers. While our proposal is pending, these RF lighting devices may continue to be produced and used, which could adversely affect our signal quality. The FCC may not adopt our proposal, a decision which could adversely affect our signal quality. In addition, in May 2000, the FCC proposed to amend its rules to allow for the operation of devices incorporating ultra-wideband (UWB) technology on an unlicensed basis. We opposed this proposal on the basis that the operation of these devices may interfere with XM Radio. In February 2002, the FCC decided to allow for the operation of these devices and, in doing so, adopted out-of-band emissions limits for these devices that are less stringent than XM Radio proposed. In addition, the FCC has stated that it intends to review and potentially relax these emissions limits and may allow for the operation of additional types of UWB devices in the future. Jointly with Sirius Radio, we have filed a Petition for Reconsideration of this decision and have asked that the FCC impose stricter emissions limits on UWB devices. Interference from other devices that operate on an unlicensed basis may also adversely affect our signal. In May 2001, the FCC issued a notice of proposed rulemaking seeking to facilitate the development of new unlicensed spread spectrum wireless devices operating in a frequency band adjacent to XM Radio. XM Radio opposed this proposal on the basis that the operation of these devices pursuant to the FCC's current emissions limits may interfere with XM Radio's operations. In May 2002, the FCC issued a decision rejecting our opposition. In October 2001, the FCC initiated a rulemaking proceeding reviewing its rules for unlicensed devices. XM Radio has proposed in this proceeding that the FCC adopt out-of-band emissions limits for certain unlicensed devices sufficient to protect our system. XM Radio has proposed that the FCC apply these emissions limits to products sold 18 months after a final rule is published. Some manufacturers of unlicensed devices have opposed these limits on the grounds that they are too stringent and that it will be costly for them to meet these limits. Our proposal is pending.

     The FCC order granting our license determined that because we are a private satellite system providing a subscription service on a non-common carrier basis, we would not be subject to the FCC's foreign ownership restrictions. However, such restrictions would apply to us if we were to offer non subscription services, which may appear more lucrative to potential advertisers than subscription services. The FCC also stated in its order that it may reconsider its decision not to subject satellite radio licensees to its foreign ownership restrictions.

                                  SCHEDULE 4.12

                                  Indebtedness

     None.

                                  SCHEDULE 4.13

                           Title to Properties; Liens

     None.

                                  SCHEDULE 4.14

                    Patents, Trademarks, Authorizations, Etc.

     XM Satellite Radio Inc. has entered into a license agreement with Scientific Atlanta with respect to certain intellectual property.

                                  SCHEDULE 4.15

                              Governmental Consents

     None.

                                  SCHEDULE 4.17

                                 Capitalization

                                                                                              AS OF
                                                                                        SEPTEMBER 30, 2002
                                                                                        ------------------
                                                                                (in thousands, except share data)
  Cash and cash equivalents.....................................................          $      84,318
  Restricted investments (1)....................................................                 29,370
        Total cash, cash equivalents and restricted investments.................                113,688
        Total debt..............................................................                415,206
  Stockholders' equity:
  Series A convertible preferred stock, par value $0.01 (liquidation preference of $102,739 actual and as adjusted); 15,000,000 shares authorized,
   10,786,504 shares issued and outstanding.....................................                    108
  Series B convertible redeemable preferred stock, par value $0.01
   (liquidation preference of $43,364 actual and as adjusted); 3,000,000 shares
   authorized, 867,289 shares issued and outstanding actual and as adjusted.....                      9
  Series C convertible redeemable preferred stock, par value $0.01
   (liquidation preference of $235,383 actual and as adjusted); 250,000 shares
   authorized, 200,000 shares issued and outstanding(2).........................                      2
  Series D junior preferred stock, par value $.01
     (liquidation preference of $0 at September 30, 2002 (unaudited) and
     December 31, 2002); 250,000 shares and no shares issued and outstanding at
     September 30, 2002 (unaudited) and December 31, 2001.......................                     --
  Class A common stock, par value $0.01; 225,000,000 shares
     authorized, 91,358,068 shares issued and outstanding.......................                    489
  Class C non-voting common stock, par value $0.01;
     15,000,000 shares authorized, no shares issued and outstanding.............                     --
  Additional paid-in capital....................................................              1,475,867
  Accumulated deficit during development stage..................................               (730,075)
        Total stockholders' equity..............................................                746,825
        Total capitalization....................................................          $   1,162,031

10,786,504 shares of Class A common stock issuable upon exercise of Series A convertible redeemable preferred stock, convertible at the option of the holder on a one-for-one basis.

1,084,111 shares of Class A common stock issuable upon conversion of Series B convertible redeemable preferred stock, convertible at the option of the holder at a rate of 1.25 shares of Class A common stock for each share.

11,997,110 shares of Class A common stock issuable upon conversion of Series C convertible redeemable preferred stock at a conversion price of $19.62.

6,466,830 shares of Class A common stock issuable upon conversion of 7.75% convertible subordinated notes due 2006, convertible at the option of the holder at a conversion price of $12.225 per share.

7,749,686 shares of Class A common stock issuable upon exercise of outstanding options exercisable at exercise prices ranging from $3.19 per share to $45.4375 per share.

2,852,800 shares of Class A common stock issuable upon exercise of warrants at an exercise price of $44.84.

Up to 2% of total number of shares of Class A common stock outstanding on a fully diluted basis upon achievement of certain performance targets at an exercise price of 105% of then current market price.

90,000 shares of Class A common stock issuable upon exercise of warrants outstanding at an exercise price of $26.50.

                                  SCHEDULE 4.18

                               Seniority of Notes

1. Indebtedness incurred pursuant to the Customer Credit Agreement, dated as of December 5, 2001, between XM Satellite Radio Holdings Inc. and Boeing Capital Corporation (assignee of Boeing Capital Services Corporation).

2. Indebtedness incurred pursuant to the Limited Recourse Obligations Guaranty, dated as of August 24, 2001, by XM Satellite Radio Holdings Inc. in favor of Fremont Investment & Loan relating to the Loan and Security Agreement, dated as of August 24, 2001, by and between Fremont Investment & Loan and XM 1500 Eckington LLC.

                                  SCHEDULE 4.21

                               No Undisclosed Fees

     Certain fees have been paid to Bear Stearns & Co. Inc. pursuant to an engagement letter with the Company.

                                  SCHEDULE 4.22

                          Transactions with Affiliates

     None.

                                  SCHEDULE 4.23

                               Registration Rights

     Amended and Restated Registration Rights Agreement, dated as of August 8, 2000, by and among XM Satellite Radio Holdings Inc. and the investors named therein.